                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FLORIDA FIRST BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    [FLORIDA FIRST BANCORP, INC. LETTERHEAD]



Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Florida First Bancorp, Inc. (the "Company") to be held on December 10, 1996 at 4:00 p.m., Central Time, at the Company's home office located at 144 Harrison Avenue, Panama City, Florida. This is a very important meeting regarding your investment in the Company.

         The purpose of the meeting is to consider and vote upon the Agreement and Plan of Reorganization, dated as of May 29, 1996, by and between the Company and Regions Financial Corporation, a Delaware corporation ("Regions") and the form of the related Plan of Merger (the "Plan of Merger") between the Company and Regions Merger Subsidiary, Inc., a Florida corporation and a wholly owned, newly formed subsidiary of Regions ("Merger Subsidiary"). Pursuant to the Agreement and Plan of Reorganization, Merger Subsidiary shall be merged with and into the Company, with the Company as the surviving corporation (the "Merger"). Each stockholder of the Company will be entitled to receive $11.65 in cash ("Merger Consideration"), subject to certain adjustments (which may increase or decrease the Merger Consideration by a maximum of $.29 per share as described in the enclosed Proxy Statement), in consideration for each share of common stock of the Company owned by such stockholder upon consummation of the Merger. Your Board of Directors recommends that you vote in favor of the Merger, which the Board believes is in the best interests of the Company's stockholders.

         Enclosed is a Notice of Special Meeting of Stockholders, a Proxy Statement containing a discussion of the Merger, a proxy card, our 1995 Annual Report to Stockholders and Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the meeting, you may vote your shares in person whether or not you have previously submitted a proxy. The Merger must be approved by the holders of a majority of the issued and outstanding shares of common stock of the Company. On behalf of your Board of Directors, thank you for your attention to this important matter.

                                        Very truly yours,



                                        Andrew W. Stein
                                        President and Chief Executive Officer

                          FLORIDA FIRST BANCORP, INC.
                              144 HARRISON AVENUE
                          PANAMA CITY, FLORIDA  32401
                                 (904) 872-7000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 10, 1996

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Florida First Bancorp, Inc. (the "Company") will be held at the Company's home office located at 144 Harrison Avenue, Panama City, Florida, on December 10, 1996 at 4:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To consider and vote upon the Agreement and Plan of Reorganization, dated as of May 29, 1996 ("Agreement"), by and between the Company and Regions Financial Corporation ("Regions") and the related Plan of Merger ("Plan of Merger") by and between the Company and Regions Merger Subsidiary, Inc., a Florida corporation and wholly owned, newly formed subsidiary of Regions ("Merger Subsidiary"), pursuant to which, among other things, (i) Merger Subsidiary will be merged with and into the Company, with the Company becoming a wholly owned subsidiary of Regions (the "Merger"); and
(ii) each stockholder of the Company will be entitled to receive $11.65 in cash ("Merger Consideration"), subject to certain adjustments which may increase or decrease the Merger Consideration by a maximum of $.29 per share as described in the accompanying Proxy Statement, in consideration for each share of common stock of the Company owned by such stockholder;

         (2) To adjourn the Special Meeting if necessary to solicit additional proxies; and

         (3) To transact such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

         Stockholders of record at the close of business on October 31, 1996 are entitled to notice of and to vote at the Special Meeting. Stockholders do not have a right to dissent from the Merger and obtain payment of the fair value of their shares.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Gary L. Smith
                                              Secretary
Panama City, Florida
November 7, 1996

  YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                          FLORIDA FIRST BANCORP, INC.
                                PROXY STATEMENT
                               TABLE OF CONTENTS


SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ii
SELECTED FINANCIAL AND OTHER DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      vi
MARKET PRICE AND DIVIDEND DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     vii
INTRODUCTORY STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
  Proposals Presented . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
  Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
  Beneficial Ownership of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
  Background of and Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
  Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
  Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
  Receipt of Cash and Options by the Company's
     Stockholders and Optionees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
  Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
  Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
  Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
  Effective Time of the Merger; Waiver, Amendment and
     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
  Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
  Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
  Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
  Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
  Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
  Expenses of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
  Stockholder Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
ADJOURNMENT OF SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
ANNUAL REPORTS AND FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

APPENDIX A:            Agreement and Plan of Reorganization, dated as of
                         May 29, 1996, by and between Florida First Bancorp,
                         Inc. and Regions Financial Corporation*  . . . . . . . . . . . . . . . . . .      A-1
APPENDIX B:            Form of Plan of Merger by and between Florida First
                        Bancorp, Inc. and Regions Merger Subsidiary, Inc  . . . . . . . . . . . . . .      B-1
APPENDIX C:            Form of Stockholder Agreement by and between Regions
                         Financial Corporation and certain stockholders of
                         Florida First Bancorp, Inc.  . . . . . . . . . . . . . . . . . . . . . . . .      C-1
APPENDIX D:            Opinion of Robert W. Baird & Company, Inc.   . . . . . . . . . . . . . . . . .      D-1

------------

* Excluding exhibits, appendices and schedules originally attached thereto other than the Plan of Merger and the Form of Stockholder Agreement, which are attached hereto as Appendices B and C, respectively.

                                    SUMMARY

         The following is a summary of information contained elsewhere in this Proxy Statement and is not intended to be a complete statement of the matters described herein. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement and in the appendices attached hereto, including the Agreement and the Plan of Merger, copies of which are attached hereto as Appendices A and B, respectively.

THE SPECIAL MEETING

         The Special Meeting of Stockholders of the Company ("Special Meeting") will be held at the Company's home office located at 144 Harrison Avenue, Panama City, Florida, on December 10, 1996 at 4:00 p.m., Central Time. At the Special Meeting, the Company's stockholders will be asked to (a) consider and act upon the Agreement and the Plan of Merger pursuant to which (i) Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company becoming a wholly owned subsidiary of Regions; (ii) each stockholder of the Company immediately prior to the Effective Time (as hereinafter defined) will be entitled to receive $11.65 in cash ("Merger Consideration"), subject to certain adjustments (which may increase or decrease the Merger Consideration by a maximum of $.29 per share as described herein under "The Merger - Receipt of Cash and Options by the Company's Stockholders and Optionees"), in consideration for each share of common stock of the Company, par value $.01 per share ("Common Stock"), owned by such stockholder; and (iii) each outstanding option to acquire Common Stock outstanding as of the Effective Time shall be converted into and become an option to receive shares of Regions common stock in accordance with certain terms of the Company's Key Employee Stock Compensation Program (the "Stock Plan") and subject to an option exchange ratio described herein under "The Merger - Receipt of Cash and Options by the Company's Stockholders and Optionees"; (b) adjourn the Special Meeting if necessary to solicit additional proxies; and (c) transact such other business as may properly come before the Special Meeting.

         The voting record date for the Special Meeting is October 31, 1996 ("Voting Record Date"), and there were 3,396,015 shares of Common Stock issued and outstanding on such date. Approval of the Agreement will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. In addition, the holders of a majority of the Common Stock represented in person or by proxy at the Special Meeting will be required to approve a motion to adjourn the Special Meeting.

         As of the Voting Record Date, directors and officers of the Company as a group (ten persons) beneficially owned 12.8% of the issued and outstanding shares of Common Stock (exclusive of presently exercisable stock options), all of which are expected to be voted in favor of the Agreement and the other proposals to be considered at the Special Meeting.

THE PARTIES TO THE MERGER

         THE COMPANY. The Company is a Florida-chartered unitary savings and loan holding company located in Panama City, Florida, and its operations consist almost entirely of being a holding company for Florida FirstBank, its wholly owned subsidiary (the "Bank"). The Bank is a federally chartered stock savings bank which currently conducts business through its nine full-service offices located in Bay County in the Panhandle region of northwest Florida and in Hernando and Citrus counties in the central west coast of Florida. The deposits of the Bank are insured to the maximum extent provided by law by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The principal business of the Bank consists of attracting deposits from the general public and investing such deposits, together with other funds, to originate loans secured by residential real estate and, to a lesser extent, multi-family, commercial real estate and consumer loans as well as into various types of mortgage-backed and other investment securities. The Company's home office is located at 144 Harrison Avenue, Panama City, Florida 32401 and its telephone number is (904) 872-7000. At June 30, 1996, the Company had total assets of $302.7 million, total liabilities of $281.3 million and stockholders' equity of $21.3 million.

         REGIONS. Regions is a Delaware corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of June 30, 1996, Regions had 11 banking subsidiaries with approximately 357 offices in Alabama, Florida, Georgia, Louisiana and Tennessee. Regions' headquarters are located in Birmingham, Alabama and its telephone number is
(205) 326-7100. At June 30, 1996, Regions had total assets of $17.9 billion, total deposits of $14.6 billion and stockholders' equity of $1.4 billion.

         MERGER SUBSIDIARY. Merger Subsidiary will be a Florida corporation created by Regions solely to facilitate the proposed acquisition of the Company by Regions. The only activity to be conducted by Merger Subsidiary will be to merge with and into the Company. Except for activities related to the Agreement, Merger Subsidiary will not engage in any operations. Upon consummation of the merger of Merger Subsidiary with and into the Company, the Company will become a wholly owned subsidiary of Regions, and the separate corporate existence of Merger Subsidiary will cease.

         All information contained in this Proxy Statement relating to Regions and Merger Subsidiary has been provided by Regions, and all information contained herein relating to the Company and the Bank has been provided by the Company.

TERMS OF THE MERGER

         In accordance with the terms of the Agreement, Merger Subsidiary, a newly formed, wholly owned subsidiary of Regions, will be merged with and into the Company, with the Company becoming a wholly owned subsidiary of Regions.

         Pursuant to the terms of the Agreement, each stockholder of the Company will be entitled to receive $11.65 in cash, subject to certain adjustments (which may increase or decrease the Merger Consideration by a maximum of $.29 per share as described herein under "The Merger - Receipt of Cash and Options by the Company's Stockholders and Optionees"), in consideration for each share of Common Stock owned by such stockholder. As of the date hereof, no adjustment of the Merger Consideration may be required. In addition, each option to acquire Common Stock outstanding as of the Effective Time shall be converted into and become an option with respect to Regions common stock, subject to certain terms of the Company's Stock Plan and adjusted by an option exchange ratio described herein under "The Merger - Receipt of Cash and Options by the Company's Stockholders and Optionees."

         On May 28, 1996, the last business day preceding the public announcement of the proposed Merger, the last reported sales price for the Common Stock was $9.63 per share. On October 30, 1996, the last reported sales price of the Common Stock was $11.25. See "Market Price and Dividend Data."

FAIRNESS OPINION

         The Board of Directors of the Company has received a written opinion from Robert W. Baird & Co. Incorporated ("Baird"), dated as of November 7, 1996, to the effect that, based on the factors stated therein, the consideration to be received by the Company's stockholders pursuant to the Agreement is fair from a financial point of view to the stockholders of the Company. A copy of the fairness opinion of Baird is attached hereto as Appendix D and should be read in its entirety.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors of the Company has determined that the Merger is in the best interests of its stockholders and, accordingly, has approved the Merger.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AGREEMENT. In reaching its decision, the Board of Directors considered the economic terms of the proposed Merger and the advantages which it affords the Company's stockholders. Among other factors considered were the Company's historical operations and earnings, the Company's financial and management resources, the historical market value of the Common Stock and its dividend record, and the Company's ability to compete in the changing financial environment. See "The Merger - Background of and Reasons for the Merger." The directors of the Company have an interest in the Merger as described under "The Merger - Interests of Certain Persons in the Merger."

STOCKHOLDER AGREEMENTS

         In conjunction with the Agreement, Regions has entered into stockholder agreements with each of the directors of the Company ("Stockholder Agreements"). Pursuant to such Stockholder Agreements, a form of which is attached to this Proxy Statement as Appendix C hereto, each of the directors of the Company have agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his shares of Common Stock and to vote such shares of Common Stock in favor of the Agreement. See "The Merger - Stockholder Agreements."

EFFECTIVE TIME OF THE MERGER

         The Merger shall become effective on the date and at the time the Articles of Merger shall become effective with the Department of State of the State of Florida ("Florida Department of State") (the "Effective Time"). Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the Agreement by the requisite vote of the Company's stockholders and the satisfaction or waiver of all other conditions to the Merger. See "The Merger - Effective Time of the Merger; Waiver, Amendment and Termination."

CONDITIONS TO THE MERGER; WAIVER, AMENDMENT AND TERMINATION

         Consummation of the Merger is subject to various conditions, including, without limitation, obtaining the requisite approval of the Agreement by the stockholders of the Company; receipt of all necessary regulatory approvals pertaining to the Merger, including that of the Board of Governors of the Federal Reserve System ("FRB"), and certain other closing conditions. An Application with respect to the Merger has been filed by Regions with the foregoing governmental agency and is currently pending. However, there can be no assurance that all requisite regulatory approvals will be obtained, and such approvals may not be obtained for a substantial period of time following the date of the Special Meeting. If the Merger is not consummated by April 30, 1997, either Regions or the Company may terminate the Agreement provided that the party seeking to terminate the Agreement is not in breach of its obligation to consummate the Merger by such date. See "The Merger - Conditions to the Merger" and "The Merger - Regulatory Approvals." Substantially all of the conditions to consummation of the Merger (except for required stockholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended at any time by written agreement of the parties upon the approval of the Boards of Directors of the parties, provided that no waiver or amendment occurring after approval of the Agreement by the Company's stockholders shall reduce the amount or change the nature of the consideration which the Company's stockholders are entitled to receive in the Merger or otherwise violate the Florida Business Corporation Act ("FBCA"). See "The Merger - Effective Time of the Merger; Waiver, Amendment and Termination."

DISSENTERS' RIGHTS

         Under the provisions of the FBCA, stockholders of the Company do not have the right to dissent from the Merger. See "The Merger - Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The payment of cash for the Common Stock pursuant to the terms of the Agreement will be a taxable transaction to the stockholders of the Company for federal income tax purposes and may also be a taxable transaction under state, local and other tax laws. The stockholders of the Company are urged to consult their personal tax advisors regarding the tax consequences of the proposed transaction as it may relate to them. See "The Merger - Certain Federal Income Tax Consequences."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         The Agreement contains provisions which affect the employment agreements of certain executive officers of the Company and require Regions to indemnify for a period of six years after the Effective Time the Company's directors, officers, employees and agents for acts or omissions occurring at or prior to the Effective Time to the full extent as would have been permitted by the Company if such claim had been presented prior to the Effective Time. See "The Merger - Interests of Certain Persons in the Merger."

                       SELECTED FINANCIAL AND OTHER DATA

The following table sets forth certain information regarding the Company at the dates and for the periods indicated.

                                    At or For the Six Months
                                             Ended
                                            June 30,                            At or For the Year Ended December 31,
                                    ------------------------     -----------------------------------------------------------------

                                       1996         1995            1995         1994          1993          1992          1991
                                    ----------   -----------     ----------   ----------    ----------    ----------    ----------

                                                      (Dollars in thousands, except per share data)
 BALANCE SHEET DATA:

 Total assets                        $302,388      $292,409      $303,329      $278,029       $272,510       $268,792     $265,705
 Loans receivable, net                170,295       170,473       171,379       168,684        165,223        168,229      177,551
 Loans held for sale                    3,263         3,157         3,304         1,398          6,781          6,824        2,914
 Investments held to maturity              --        64,257        68,848        56,162         68,913         52,449       41,643
 Investments available for sale        86,430        19,847        32,543        23,868             --             --           --
 Cash and cash equivalents             29,124        21,476        14,437        12,766         15,182         19,597       15,395
 Deposits                             245,652       240,944       250,041       225,678        210,079        213,062      203,022
 Borrowings                            32,521        28,857        30,721        32,593         46,164         42,100       52,600
 Stockholders' equity                  21,048        19,204        20,574        17,564         14,047         11,515        8,154

 OPERATIONS DATA:
 Interest income                     $ 11,266      $ 10,448      $ 21,589      $ 18,544       $ 18,387       $ 19,946     $ 22,269
 Interest expense                       6,430         6,200        12,898        10,793         11,186         13,534       17,827
                                       ------       -------      --------       -------       --------       --------      -------
 Net interest income                    4,836         4,248         8,691         7,751          7,201          6,412        4,442
 Provision for loan losses                 --            10            10           408            846          1,556          921
                                       ------        ------       -------       -------        -------        -------     --------
 Net interest income after
   provision for loan losses            4,836         4,238         8,681         7,343          6,355          4,856        3,521
 Other income                           1,169         1,108         2,235         1,278          2,857          2,410        1,928
 Operating expenses                     3,746         3,615         7,059         6,595          7,416          6,229        7,596
                                       ------        ------       -------       -------        -------        -------      -------
 Income before income taxes
   and extraordinary items              2,259         1,731         3,857         2,026          1,796          1,037       (2,147)
 Income tax expense (benefit)             852           617         1,446          (608)          (801)           448           --
                                       ------        ------       -------       -------        -------        -------      -------
 Income (loss) before
   extraordinary items                  1,407         1,114         2,411         2,634          2,597            589       (2,147)
 Extraordinary item -
   utilization of net operating
   loss carry forward                      --            --            --            --             --            402           --
 Extraordinary item -
   prepayment penalties                    --            --            --            74             80             15           12
                                     --------      --------      --------      --------       --------       --------     --------
 Net income (loss)                   $  1,407      $  1,114      $  2,411      $  2,560       $  2,517       $    976     $ (2,159)
                                     ========      ========      ========      ========       ========       ========     ========
 Earnings (loss) per share:
   Primary income (loss) per
    share                            $    .42      $    .33      $    .72      $    .83       $    .84       $    .48     $  (1.16)
                                     ========      ========      ========      ========       ========       ========     ========
   Fully diluted income (loss)
    per share                        $    .42      $    .33      $    .72      $    .83        $   .82        $   .48      $ (1.16)
                                     ========      ========      ========      ========       ========       ========     ========

 Dividends per common
   share                             $    .12       $    --       $   .06      $     --       $     --       $     --     $     --
                                     ========      ========      ========      ========       ========       ========     ========

 OTHER SELECTED DATA:(1)
 Return on average assets                 .93%          .79%          .82%          .94%           .95%           .37%        (.82)%
 Return on average equity               13.53         12.20         12.70         16.95          20.47          11.36       (21.72)
 Equity-to-assets ratio                  7.05          6.57          6.78          6.32           5.16           4.28         3.07
 Interest rate spread                    3.16          2.90          2.83          2.97           3.01           2.86         2.34
 Net interest margin                     3.37          3.13          3.06          3.01           2.92           2.66         1.89
 Nonperforming assets-to-
   total assets                           .57          1.38           .92          2.15           2.78           6.04         9.81
 Number of full-service
   offices at end of period                 9             9             9             8              8              8            9



(1) Annualized as appropriate for the six months ended June 30, 1995 and 1996.

                         MARKET PRICE AND DIVIDEND DATA

         The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market System under the symbol "FFPC". As of the Voting Record Date, there were 3,396,015 shares of Common Stock outstanding owned of record by approximately 624 stockholders. The following table sets forth the high, low and closing sales prices, as reported by Nasdaq, for the Company's Common Stock and the amount of dividends paid on the Common Stock for the periods indicated.

                                            SALES
                                    ----------------------
                                                                                 CASH DIVIDENDS
 QUARTER ENDED:                      HIGH            LOW          CLOSING        PAID PER SHARE
----------------------------        ------          ------        -------        --------------
 December 31, 1994                  $5.250          $4.500        $4.750             $   --
 March 31, 1995                      5.750           5.000         5.500                 --
 June 30, 1995                       6.000           5.375         5.500                 --
 September 30, 1995                  8.000           7.250         7.875                 --
 December 31, 1995                   7.750           7.000         7.375               0.06
 March 31, 1996                      8.375           7.625         8.000               0.06
 June 30, 1996                      11.500          11.000        11.125               0.06
 September 30, 1996                 11.500          11.000        11.125               0.06
 December 31, 1996                  11.625          11.125        11.250                 --
  (through October 30, 1996)

Such over-the-counter market quotations may reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions. On May 28, 1996, the business day prior to public announcement of the proposed Merger, the last reported sales price for shares of Common Stock was $9.63 per share. On October 30, 1996 (the latest practicable date prior to the mailing of this Proxy Statement), the last reported sales price of the Common Stock was $11.25. Dividends are declared by the Company's Board of Directors based upon, among other things, the results of operations and financial condition of the Company, economic conditions at the time and provisions of the FBCA. The Agreement imposes certain restrictions on the Company's ability to grant dividends in the future. See "The Merger - Business Pending the Merger."

                          FLORIDA FIRST BANCORP, INC.

                                ---------------

                                PROXY STATEMENT

                                ---------------

                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 10, 1996

                                ---------------

                             INTRODUCTORY STATEMENT

         This Proxy Statement is furnished to the holders of Common Stock of the Company in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at a Special Meeting of Stockholders to be held at the Company's home office located at 144 Harrison Avenue, Panama City, Florida, on December 10, 1996 at 4:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Special Meeting accompanying this Proxy Statement. This Proxy Statement is expected to be mailed to stockholders on or about November 7, 1996.

PROPOSALS PRESENTED

         At the Special Meeting, stockholders of the Company will be asked to consider and vote upon the Agreement by and between the Company and Regions, a Delaware corporation and a registered bank holding company, pursuant to which
(1) Merger Subsidiary, a newly formed, wholly owned subsidiary of Regions, will be merged with and into the Company, with the Company becoming a wholly owned subsidiary of Regions; (2) each stockholder of the Company immediately prior to the Effective Time will be entitled to receive $11.65 in cash ("Merger Consideration"), subject to certain adjustments (which may increase or decrease the Merger Consideration by a maximum of $.29 per share as described herein under "The Merger - Receipt of Cash and Options by the Company's Stockholders and Optionees"), in consideration for each share of Common Stock owned by such stockholder and each option to purchase Common Stock shall be converted into and become an option to receive shares of Regions common stock in accordance with certain terms of the Company's Stock Plan and subject to an option exchange ratio described herein under "The Merger - Receipt of Cash and Options by the Company's Stockholders and Optionees." At the Special Meeting, stockholders will also be asked to adjourn the Special Meeting if necessary to solicit additional proxies.

         In addition to the proposals discussed above, any additional business that properly comes before the Special Meeting will be voted upon, and the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Except with respect to procedural matters incident to the conduct of the meeting as set forth under "Other Matters," the management of the Company currently does not know of any additional matters that may properly come before the Special Meeting.

VOTING RIGHTS

         Only holders of record of shares of Common Stock at the close of business on October 31, 1996 (the "Voting Record Date") will be entitled to notice of and to vote at the Special Meeting. At the close of business on such date, there were 3,396,015 shares of Common Stock issued and outstanding. Stockholders of record on the Voting Record Date are entitled to one vote per share on each matter to be presented at the Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the Voting Record Date is necessary to constitute a quorum at the Special Meeting.

         Approval of the Agreement will require the affirmative vote, either in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of Common Stock. As of the Voting Record Date, directors and officers of the Company as a group (ten persons) beneficially owned 12.8% of the issued and outstanding shares of Common Stock (exclusive of presently exercisable stock options), all of which are expected to be voted in favor of the Agreement and the other proposals to be considered at the Special Meeting.

         Under rules of the New York Stock Exchange, the proposal to adopt the Agreement is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" will be considered in determining the presence of a quorum at the Special Meeting but will not be counted as a vote cast for a proposal. Because the proposal to adopt the Agreement is required to be approved by the holders of a majority of the outstanding shares of Common Stock, abstentions and broker "non-votes" will have the same effect as a vote against this proposal.

BENEFICIAL OWNERSHIP OF THE COMPANY

         The following table sets forth information as to the Common Stock beneficially owned, as of October 31, 1996, by the only persons or entities known to the Company to be the beneficial owners of more than 5% of the Common Stock, each individual director of the Company and by all directors and officers of the Company as a group.

                                                            Amount and Nature of
 Name and Address of Beneficial Owner                     Beneficial Ownership(1)           Percent of Class
 -----------------------------------------------     --------------------------------     ----------------------

 Directors(2):
 William H. Carr                                                 191,857(3)                      5.6%

 G. Bayne Collins                                                27,373(4)                        *

 Tommy M. Cooley                                                 59,311(5)                       1.8%

 C. L. Jinks, Jr.                                                47,509(6)                       1.4%

 James E. McIntyre                                                 5,654                          *

 John Robert Middlemas                                           32,706(7)                       1.0%

 Joseph K. Tannehill                                                100                           *

 Andrew W. Stein                                                 74,230(8)                       2.2%

 Directors and executive officers                                469,692(9)                     13.7%
   as a group (10 persons)

 Principal Stockholders:

 Stephen A. Bodzin, Trustee                                     181,500(10)                      5.3%
 1156 Fifteenth Street, N.W., Suite 329
 Washington, D.C.  20005

 Jerry N. Carr                                                   191,857(3)                      5.6%
 Jennings Road at I-77
 Statesville, NC  28677

 William H. Carr                                                 191,857(3)                      5.6%
 1117 Highway 84 Bypass
 Enterprise, AL  36330

 Joseph F. Chapman, III                                         181,000(11)                      5.3%
 1002 W. 23rd Street, Suite 400
 Panama City, FL  32405

                                             (Table continued on following page)

                                                            Amount and Nature of
 Name and Address of Beneficial Owner                     Beneficial Ownership(1)           Percent of Class
 -----------------------------------------------     --------------------------------     ----------------------
 Talmadge E. Lee                                                 300,996(3)                      8.9%
 105 Rose Hill Court
 Enterprise, AL  36330

------------

*        Represents less than 1% of the issued and outstanding Common Stock.

(1) Pursuant to rules promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person or entity has sole voting and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of the Voting Record Date are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) Except as otherwise noted, the mailing address for each such person is 144 Harrison Avenue, Panama City, Florida 32401.

(3) Messrs. Jerry N. Carr, William H. Carr and Talmadge E. Lee filed with the Office of Thrift Supervision ("OTS") a Notice of Change in Control pursuant to 12 C.F.R. Section 574.3(b) on June 27, 1994, as amended on August 5, 1994, with respect to their ownership of the Company Common Stock. By letter dated September 21, 1994, the OTS stated that it did not intend to disapprove the proposed acquisition of up to 23.99% of the outstanding common stock of the Company, in accordance with the terms and representations in the Notice. In accordance with such Notice, Messrs. Jerry N. Carr, William H. Carr and Talmadge E. Lee exercised warrants covering an aggregate of 100,945 shares of Common Stock. A portion of the shares reflected in the above table as being beneficially owned by Messrs. Jerry N. Carr, William H. Carr and Talmadge E. Lee are held in a voting trust agreement for the benefit of such persons.

(4) Includes 27,273 shares of Common Stock held by three different trusts for benefit of minor children of which Mr. Collins is trustee.

(5) Includes 3,500 shares owned by Mr. Cooley's wife. Also includes 4,200 shares of Common Stock held by two different trusts for benefit of minor children of which Mr. Cooley is trustee.

(6) Includes 27,300 shares of Common Stock owned jointly with Mr. Jinks' wife, 6,459 shares of Common Stock owned by Mr. Jinks' wife and 1,750 shares of Common Stock owned by Mr. Jinks' grandchildren (held in trust by Mrs. Jinks), as to which Mr. Jinks disclaims beneficial ownership.

(7) Includes 28,660 shares of Common Stock owned by the insurance agency of which Mr. Middlemas is a partner.

(8) Includes 38,480 shares of Common Stock owned jointly with Mr. Stein's wife. Also includes 300 shares Mr. Stein's wife owns jointly with her mother as to which shares Mr. Stein disclaims beneficial ownership. Includes 23,000 shares of Common Stock which Mr. Stein has the right to acquire beneficial ownership through the exercise of stock options, which stock options are currently exercisable.

                                         (Footnotes continued on following page)

------------

(9) Includes 35,000 shares with respect to which certain officers, one of whom is also a director, have the right to acquire beneficial ownership through the exercise of stock options issued pursuant to the Company's Key Employee Stock Compensation Program, which stock options are currently exercisable. Does not include shares beneficially owned by Messrs. Jerry N. Carr and Talmadge E. Lee.

(10)     Consists of 59,500 shares held by Mr. Bodzin, Trustee, U/A FBO Steven
         M. Reich, 1976 Trust; 1,000 shares held by Mr. Bodzin, Trustee, Bodzin and Haynes, P.C. Profit Sharing Trust; and 121,000 shares held by Mr. Bodzin, Trustee, U/A FBO Anne S. Reich 1977 Securities Trust #1.

(11) Includes 51,200 shares with respect to which Mr. Chapman shares voting and dispositive power.

PROXIES

         Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Special Meeting, or any adjournment or adjournments thereof, in accordance with the instructions contained therein. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED IN FAVOR OF (1) THE APPROVAL OF THE AGREEMENT, (2) THE ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES, AND (3) UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

         Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Gary L. Smith, Florida First Bancorp, Inc., 144 Harrison Avenue, Panama City, Florida 32401), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Special Meeting and giving the Secretary notice of his or her intention to vote in person. The mere presence (without notifying the secretary) of a stockholder at the Special Meeting will not constitute revocation of a given proxy. Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment thereof and will not be used for any other meeting.

                                   THE MERGER

         The following description of the material terms of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Proxy Statement as Appendix A. All stockholders are urged to read this document carefully.

GENERAL

         The Board of Directors of the Company has determined that the acquisition of the Company by Regions is desirable and in the best interests of the Company's stockholders and has approved the Merger. The Merger will be accomplished through the Merger of Merger Subsidiary, a newly formed, wholly owned subsidiary of Regions, with and into the Company pursuant to the Agreement, with the Company being the resulting entity and becoming a wholly owned subsidiary of Regions. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AGREEMENT. Upon consummation of the Merger, each share of Common Stock outstanding at the Effective Time will be converted into the right to receive $11.65 in cash, subject to certain adjustments (which may increase or decrease the Merger Consideration by a maximum of $.29 per share as described herein under "- Receipt of Cash and Options by the Company's Stockholders and Optionees"). The directors of the Company have an interest in the Merger as described under "- Interests of Certain Persons in the Merger."

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER. One of the primary goals of the Board of Directors of the Company is to maximize stockholder wealth. In that regard, the Board reviewed various means of accomplishing such objective. At a planning retreat held in June 1994 of the full Board of Directors and management of the Company, the Board and management reviewed its various strategic business alternatives, including the possible acquisition of the Company. In February and March 1995, the Board of Directors reviewed the terms of recent mergers as well as emerging technology enhancements discussed in various business and trade publications and determined that the acquisition of the Company might be the most effective manner of maximizing stockholder value. The Board engaged two outside consultants to analyze the future of community banking during separate planning sessions with the Board of Directors in April and May 1995.

         The Board engaged Baird in October 1995 to represent the Company in seeking potential acquirers. In January 1996, Baird contacted 19 potential acquirers, including Regions, to determine their possible interest in engaging in a business combination with the Company. Of that group, nine executed confidentiality agreements with the Company and received an information memorandum. Five of the parties, including Regions, expressed interest in the possible acquisition of the Company and were invited to meet with the Finance Committee of the Board. Subsequent to those meetings, initial non-binding indications of interest were requested by Baird of the five interested parties. Three of such parties submitted proposals to the Company. Based on these initial proposals, at the March 1996 meeting of the Board of Directors, Regions and one other potential acquirer were invited to perform due diligence on the Company with the intent of negotiating a definitive acquisition agreement. Due diligence was performed in April 1996. At a meeting of the Finance Committee on May 2, 1996 it was decided that Regions' indication of interest provided the best value to stockholders. Based on the terms of Region's indication of interest, the Board of Directors at a special meeting on May 8, 1996, authorized Mr. Andrew W. Stein, President and Chief Executive Officer, to negotiate the terms of a definitive agreement with Regions.

         The Finance Committee met on May 24, 1996 to review a draft of the Agreement and the full Board of Directors, with Baird and the Company's special counsel in attendance, met in special session on May 29, 1996 to review the recommendation of the Finance Committee and the terms of the Agreement, including the exhibits thereto. Baird reviewed the terms of the Merger and discussed its fairness from a financial point of view of the Company's stockholders. Baird delivered its oral opinion that as of such date, the Merger Consideration was fair from a financial point of view to the stockholders of the Company. The Board then voted to approve the Agreement.
On that same day a press release announcing the execution of the Agreement was issued.

         REASONS FOR THE MERGER. Based on the reasons set forth below, it is the view of the Board of Directors that the best interests of the Company and its stockholders would be served by a sale of the Company. In the course of reaching its decision to approve the Merger, the Board of Directors consulted with its legal and financial advisors as well as the management of the Company and considered a number of factors, including without limitation, the following: the Company's business, operations, financial condition and earnings; the Company's prospects, especially in light of the consolidation currently under way in the banking industry, the need of financial institutions to diversify revenue sources and the difficulties faced by the Company in attempting to achieve such diversification as a stand alone entity; the current and prospective economic, regulatory and competitive environment facing financial institutions, including the Company; the financial resources of Regions and the likelihood of receiving the requisite regulatory approvals in a timely manner and the terms of the Agreement. In reaching its decision to approve the Merger, the Board of Directors of the Company also considered various alternatives designed to maximize stockholder value, including remaining independent. In this connection, the Board considered the risks of remaining independent, including, among other things, concerns regarding the Company's potential to engage in acquisitions which could further enhance stockholder value and the costs and operational risks associated with upgrading the Company's operational systems and acquiring and instituting new technology in order to enhance its ability to compete in the rapidly changing financial marketplace. The Board considered the increasingly competitive banking environment that the Company operated in, and in this regard, the consolidation that was taking place both in Florida as well as nationally, the increased competition that was arising from non-banking entities, in both the deposit and lending areas, and the presence of significantly larger financial institutions operating in the Company's market area and in Florida that were looking to expand through acquisitions, which raised questions regarding the Company's ability to grow through such means. In deciding to approve the Merger, the Board of Directors of the Company also considered the Company's earnings per share and the premium over market value and book value being offered to the Company's stockholders by Regions. The Board of Directors also considered the ability of the combined entity to provide continued services to the communities presently served by the Bank. The Board of Directors also considered the advice rendered by Baird, the Company's financial advisor (see Appendix D for the fairness opinion of Baird), analyses of factors, including, but not limited to, market price, earnings and book value per share, and analyses of the premiums paid in the acquisitions of other companies similar to the

Company. After considering the factors described above, the Board of Directors determined that the Merger and the consideration to be paid to the Company's stockholders in connection with the Merger was fair and, consequently, approved the Merger Agreement as being in the best interests of the Company and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         The Company has requested Baird's opinion as to the fairness, from a financial point of view, to the stockholders of the Company of the Merger Consideration to be received by them under the terms of the Agreement between the Company and Regions. Upon consummation of the Merger, each outstanding share of the Common Stock of Company will be converted into the right to receive a cash payment of $11.65 subject to possible adjustment in accordance with the terms of the Agreement. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

         Baird, as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. In the ordinary course of Baird's business, Baird actively trades the Company Common Stock for its own account and for the accounts of its customers. Also, Baird has provided investment banking services to the Company in the past for which Baird has received customary fees. Baird has been retained to represent the Company in an investment capacity and assisted in negotiating the Agreement for which Baird will receive compensation equal to 1.0% of the Merger Consideration and will be indemnified against certain liabilities, including liabilities arising under the securities laws.

         In reaching its opinion, Baird studied and analyzed the financial position, both current and historical, of the Company. Baird met with the senior management of the Company to review its business history, current operations, and future prospects. In performing the investigation, Baird reviewed and analyzed, among other things, the following: (i) the Agreement;
(ii) the Proxy Statement; (iii) audited consolidated financial statements of the Company and Regions for each of the five years ending December 31, 1995, and unaudited consolidated financial statements for the six-month period ended June 30, 1996; (iv) Annual Reports to Stockholders and Annual Reports on Form 10-KSB or Form 10-K (as the case may be) of the Company and Regions for each of the five years ended December 31, 1995; and the Quarterly Reports to Stockholders and Quarterly Reports on Form 10-QSB or Form 10-Q (as the case may be) for the three and six month periods ended June 30, 1996 of the Company and Regions; (v) various management reports, financial records, regulatory filings, and such other documents as were furnished to Baird by the management of the Company and Regions; (vi) market price, trading data, and dividend history of the Company Common Stock; (vii) market prices, trading data, and dividend histories of the publicly-traded securities of other thrift institutions Baird deemed comparable; and (viii) the financial terms and characteristics of recent mergers and acquisitions with respect to other thrift institutions Baird found relevant to its inquiry. In rendering its opinion, Baird analyzed certain financial and other information relating to other institutions Baird deemed comparable to the Company and conducted such other studies, analyses and inquiries as Baird considered appropriate. Baird's investigation into the affairs of Regions was necessarily limited to an analysis of its financial condition and capability to make the cash payments provided for under the Agreement.

         In performing its review, Baird relied upon and assumed without independent verification the accuracy and completeness of all information publicly available or otherwise provided to or received by it. Baird has not performed, been provided with or considered any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Baird, Baird has been advised by the management of the Company that such forecasts and other information and data were prepared on bases reflecting reasonable estimates and judgments as to the expected future financial performance of the Company. Baird has not been asked to consider, and its opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company or the effect of any other transaction in which the Company might engage. Baird's opinion expressed herein is necessarily based on market, economic, and other relevant considerations as they exist and can be evaluated as of the date of the opinion and Baird assumed that

Regions will receive regulatory approvals without undue delay. Baird has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date of its opinion.

         Based upon and subject to the foregoing, Baird's experience as investment bankers and such other factors as Baird deemed relevant, it is Baird's opinion that, as of the date of its opinion, the Merger consideration provided for in the Agreement is fair, from a financial point of view, to the stockholders of the Company.

         The full text of Baird's opinion is attached as Appendix D to this Proxy Statement and is incorporated herein by reference thereto. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix D. The Company's stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken, by Baird in connection therewith.

         THE OPINION OF BAIRD IS DIRECTED TO THE COMPANY'S BOARD IN ITS CONSIDERATION OF THE MERGER CONSIDERATION AS DESCRIBED IN THE AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO ANY ACTION THAT SUCH STOCKHOLDER SHOULD TAKE IN CONNECTION WITH THE AGREEMENT, OR OTHERWISE. IT IS FURTHER UNDERSTOOD THAT THE OPINION OF BAIRD IS BASED ON MARKET CONDITIONS AND OTHER CIRCUMSTANCES EXISTING ON NOVEMBER 7, 1996 AND THE DATE HEREOF.

         Set forth below is a brief summary of selected analyses presented by Baird to the Company's Board of Directors in connection with its fairness opinion:

Comparative Company Analysis

         To assess the Company relative to its peers Baird looked at the following group of fifteen publicly traded thrifts in the southeastern United
States: BankUnited Financial Corp., Cooperative Bankshares, Inc., Eagle Bancshares, Fidelity Financial Bankshares, FLAG Financial Corp., Fed One Bancorp, First Southeast Financial Corp., First Savings Bancorp, Inc., United Federal Savings Bank, Newnan Savings Bank, FSB, Independence Federal Savings, Meritrust Federal SB, FFLC Bancorp, Inc., First Liberty Financial Corp. and First Palm Beach Bancorp, Inc. In so doing, Baird analyzed market price, trading data, earning performance, growth rates, capital adequacy, loan portfolio composition, asset quality and liquidity for the Company and the selected peer group. Selected summary statistics from the analyses are as follows. The Company had total assets of $302.0 million compared to the median of $287.0 million for the peer group and a ratio of equity to assets of 7.05% compared to a median for the peer group of 9.21%. Return on average assets for the Company was .90% compared to a median of .94% for the peer group while return on average equity was 13.27% for the Company compared to a median of 9.35% for the peer group. The Company had an asset growth rate of 3.52% compared to the median peer group rate of 3.10%. The Company's ratio of reserves for loan losses to loans was 2.09% compared to a peer group median of
 .64% and its ratio of non-performing assets to assets was .76% compared to .66% for the median of the peer group. The Company's liquid assets to total assets ratio was 39.25% compared to 25.12% for the median of the peer group.

Comparative Transaction Analysis

         Baird reviewed thrift acquisition data for 55 transactions that took place in the United States between December 15, 1993 and August 22, 1996 for thrifts with between $200 and $400 million in assets. Additionally, 22 transactions in the Southeast occurring during this same time period were analyzed. Baird also analyzed 33 transactions for thrift institutions in the State of Florida occurring between October 7, 1992 and July 25, 1996. Finally, Baird looked at acquisitions of thrifts with between $200 and $400 million in assets with ratios of equity to assets between 6% and 8%. As set forth below Baird calculated both the median and mean Price to Book, Price to Tangible Book, Price to Earnings and Premium to Core Deposit ratios for each transaction group. Within each transaction group the median pricing terms were applied to the Company's June 30, 1996 unaudited financial statements to calculate a per share valuation range for the Company Common Stock.

THRIFT ACQUISITION COMPARATIVE GROUP - SELLERS WITH $200 TO $400 MILLION IN ASSETS
----------------------------------------------------------------------------------
                                                                                                             Premium/Core
                                          Price/Book          Price/Tang. Book        Price/Earnings           Deposits
                                      ------------------    -------------------    --------------------    ------------------
                                      Median     128.7%     Median      137.6%     Median         19.3x    Median       6.2%

                                      Mean       142.4%     Mean        145.1%     Mean           22.9x    Mean         6.8%
 Florida First Bancorp, Inc.
          ($11.65 per share)                     186.4%                 186.4%                    14.9x                 7.6%

 Median applied to the Company                   $8.04                  $8.60                   $15.07               $10.61
 -----------------------------



THRIFT ACQUISITION COMPARATIVE GROUP - SOUTHEASTERN SELLERS WITH $200 TO $400 MILLION IN ASSETS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                              Premium/Core
                                          Price/Book          Price/Tang. Book        Price/Earnings            Deposits
                                      ------------------    -------------------    --------------------    ------------------
                                      Median      145.0%    Median       145.0%    Median         17.8x    Median        7.5%

                                      Mean        153.7%    Mean         154.6%    Mean           21.7x    Mean          8.4%
 Florida First Bancorp, Inc.
          ($11.65 per share)                      186.4%                 186.4%                   14.9x                  7.6%

 Median applied to the Company                    $9.06                  $9.06                  $13.91                $11.54
 -----------------------------




THRIFT ACQUISITION COMPARATIVE GROUP - FLORIDA TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                              Premium/Core
                                          Price/Book          Price/Tang. Book        Price/Earnings            Deposits
                                      ------------------    -------------------    --------------------    ------------------
                                      Median     152.2%     Median      165.2%     Median       15.0x      Median       5.8%

                                      Mean       154.7%     Mean        165.1%     Mean         16.1x      Mean         6.0%

 Florida First Bancorp, Inc.
          ($11.65 per share)                     186.4%                 186.4%                  14.9x                   7.6%

 Median applied to the Company                   $9.51                 $10.32                 $11.72                 $10.32
 -----------------------------



THRIFT ACQUISITION COMPARATIVE GROUP - SELLERS WITH $200 TO $400 MILLION IN ASSETS AND 6% TO 8% EQUITY
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                              Premium/Core
                                          Price/Book          Price/Tang. Book        Price/Earnings            Deposits
                                      ------------------    -------------------    --------------------    ------------------
                                      Median     170.4%     Median      170.4%     Median       15.3x      Median       6.9%
                                      Mean       164.0%     Mean        164.0%     Mean         15.7x      Mean         6.7%

 Florida First Bancorp, Inc.
          ($11.65 per share)                     186.4%                 186.4%                  14.9x                   7.6%

 Median applied to the Company                  $10.65                 $10.65                 $11.92                 $11.12
 -----------------------------


Discounted Cash Flow Analysis

         Baird calculated the Company's value based upon a discounted cash flow analysis at discount rates ranging from 11.5% to 13.5%. The analysis was based on the Company's earnings of $2.7 million for the last twelve months and an income growth rate of 6.0% annually. Terminal values were calculated based upon mean and median price to earnings ratios of 15x to 16x applied to the projected terminal year nine earnings. This analysis yields per share values of between $11.40 and $13.44 for the Common Stock.

Trading History

         To evaluate the current market price of the Company, Baird has examined the trading history of the Company and an index composed of all eighteen publicly traded Florida thrift institutions ("Florida Thrift Index") during the twelve-month period prior to the announcement of the merger and the twelve-month period ended August 30, 1996. For the twelve-month period ended May 29, 1996, the date the Merger was announced, the Common Stock appreciated 71% closing at $9.63. Since the Merger announcement the Common Stock has traded as expected, at a slight discount to the per share acquisition price of $11.65. For the twelve-month period ended May 29, 1996, the Florida Thrift Index gained 32%. Since May 29, 1996 the Florida Thrift Index has lost 4% of its value. For information regarding the trading history of the Company's Common Stock, see "Market Price and Dividend Data."

         No company or transaction used in the above analysis as a comparison is identical to the Company, Regions or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

         The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Baird believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in the Baird opinion. In addition, while Baird gave the various analyses approximately similar weight it may have used them for different purposes, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuation resulting from any particular analysis described above should not be taken to be Baird's view of the actual value of the Company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that any specific analysis was given more weight than any other analyses.

         In performing its analyses, Baird made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or Regions. The analyses performed by Baird are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Baird's analysis of the fairness of the consideration to be received by the Company stockholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, Baird's opinion is just one of many factors taken into consideration by the Company's Board of Directors.

EFFECTS OF THE MERGER

         EFFECT ON THE COMPANY'S STOCKHOLDERS. Upon consummation of the proposed Merger, the stockholders of the Company shall be entitled to receive $11.65 in cash, subject to certain adjustments which may be made as described herein under "- Receipt of Cash and Options by the Company's Stockholders and Optionees," in consideration for each share of Common Stock held and thereupon shall cease to be stockholders of the Company.

         EFFECT ON THE COMPANY, REGIONS AND MERGER SUBSIDIARY. Upon consummation of the proposed Merger, Merger Subsidiary will merge with and into the Company, the separate corporate existence of Merger Subsidiary will cease following consummation of the Merger and the Company will become a wholly owned subsidiary of Regions. The Company shall succeed to all the rights and property of Merger Subsidiary. Regions will treat the Merger as a purchase for accounting purposes. Upon consummation of the proposed Merger, the Bank will be a second tier subsidiary of Regions held underneath the Company. Regions may elect in the future to merge or consolidate the Bank with other financial institutions owned by it.

RECEIPT OF CASH AND OPTIONS BY THE COMPANY'S STOCKHOLDERS AND OPTIONEES

         Pursuant to the terms of the Agreement, each outstanding share of Common Stock will be automatically converted as of the Effective Time of the Merger into the right to receive $11.65 in cash, subject to certain adjustments (which may increase or decrease the Merger Consideration by a maximum of $.29 per share as described below). In addition, each option outstanding at the Effective Time to acquire Common Stock shall be converted into and become an option to acquire shares of Regions common stock in accordance with certain terms of the Company's Stock Plan and subject to an option exchange ratio described below.

         The aggregate merger consideration to be paid to holders of the Company's Common Stock upon consummation of the Merger will be approximately $39.5 million. Regions expects to finance the Merger Consideration through internally generated operating funds.

         Pursuant to the Agreement, the aggregate Merger Consideration described above may be adjusted upward or downward based on the results of a sale of certain specified securities by the Company (the "Securities") prior to consummation of the Merger. The adjustment will be equal to the quotient obtained by dividing (i) the aggregate (positive or negative) difference between (A) the principal amount of the Securities held by the Company which are required to be sold prior to consummation of the Merger as of the date of sale and (B) the gross proceeds obtained by the Company on the sale of the Securities by (ii) 3,469,770; provided however, that the maximum adjustment shall not exceed $.29 per share and shall be rounded down to the nearest whole cent. As of November 1, 1996, the Company had disposed of all $21.0 million of Securities. As a result, based upon the aggregate sale proceeds received upon the disposition of all of the Securities (as compared to the aggregate principal balance of the Securities), it appears that no adjustment in the Merger Consideration will be required. However, the analysis of such matter has not been finalized.

         In addition, each outstanding option to acquire the Common Stock of the Company ("Company Options") shall be converted into and become an option with respect to Regions common stock, and Regions shall assume each Company Option in accordance with the terms of the Company's Stock Plan and the Stock Option Agreement by which each Company Option is evidenced, except that from and after the Effective Time of the Merger, (i) Regions and its Compensation Committee shall be substituted for the Company and the Committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Stock Plan, (ii) each Company Option assumed by Regions may be exercised solely for shares of Regions common stock, (iii) the number of Regions common stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time of the Merger multiplied by an option exchange ratio ("Option Exchange Ratio"), and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share price under each such Company Option by the Option Exchange Ratio and rounding up to the nearest cent. Any fractional share amount of Regions common stock upon exercise of Company Options shall represent a right to receive a cash payment equal to the difference between the closing price of one share of Regions common stock on the Nasdaq National Market System on the last trading day prior to the Effective Time and the per share exercise price of the Company Option. The Option Exchange Rate shall be equal to Merger Consideration divided by the average closing price of Regions common stock as reported on the Nasdaq National Market System for five consecutive full trading days in which such shares are traded ending on the last trading day prior to the Effective Time of the Merger.

         At or prior to the Effective Time, Regions shall deposit with a bank or trust company selected by Regions (which may be an affiliate of Regions) ("Exchange Agent") an amount of cash sufficient to fund the payments to be made pursuant to the Agreement upon the exchange of shares of Common Stock. Promptly after the Effective Time of the Merger, the Exchange Agent shall send a form letter of transmittal and instructions to each holder of certificate(s) which immediately prior to the Effective Time of the Merger represented Common Stock, advising the holders of the terms of the exchange and the procedure for surrendering such certificate(s) for cash. Upon receipt of the certificate(s) and properly completed letters of transmittal, the Exchange Agent will make the appropriate cash payment. No interest will be paid or accrued on the amounts payable upon exchange of certificates. As of the Effective Time of the Merger, the stock record books of the Company shall be closed.

CONDITIONS TO THE MERGER

         The Agreement provides that consummation of the proposed transaction is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party entitled to do so, at or before the Effective Time. Each of the party's obligations under the Agreement and the Plan of Merger is subject to the following conditions: (i) the receipt of the approval of the Agreement by the stockholders of the Company as required by the FBCA; (ii) the receipt of certain regulatory approvals required for consummation of the Merger; (iii) the receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect; and (iv) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the Merger.
See "- Regulatory Approvals," and "- Effective Time of the Merger; Waiver, Amendment and Termination."

         Regions' obligations under the Agreement are further conditioned upon
(i) the accuracy, as of the date of the Agreement and as of the Effective Time, of the representations and warranties of the Company as set forth in the Agreement; (ii) the performance of all agreements and the compliance with all covenants of the Company as set forth in the Agreement; (iii) the receipt of a letter from each director and officer of the Company regarding the absence of any claims for indemnification against the Company; (iv) the receipt of customary legal opinions from the Company's special counsel; and (v) the sale of all of the Securities by the Company.

         The Company's obligation under the Agreement are further conditioned upon (i) the accuracy, as of the date of the Agreement and as of the Effective Time, of the representations and warranties of Regions as set forth in the Agreement; (ii) the performance of all agreements and the compliance with all covenants of Regions as set forth in the Agreement; (iii) the receipt of customary legal opinions from Regions' counsel; and (iv) the receipt of an opinion from Baird regarding the fairness, from a financial point of view, of the Merger Consideration to stockholders.

REGULATORY APPROVALS

         Consummation of the Merger is subject to, among other things, prior receipt of all necessary regulatory approvals. In order to consummate the Merger, Regions must obtain the prior consent, approval or non-objection, as the case may be (collectively, the "approval") of the FRB. Such consent, approval or non-objection may not be conditioned or restricted in a manner which in the reasonable judgment of Regions would so adversely impact the economic or business benefits of the transactions contemplated by the Agreement that had such condition or restriction been known, Regions would not, in its reasonable judgment, have entered into the Agreement. An Application has been filed with such regulatory authority for approval of the Merger and is currently pending as of the date hereof.

         Although as of the date hereof neither Regions nor the Company is aware of any basis for disapproving the Merger, there can be no assurance that all requisite approvals or non-objections will be obtained, that such approvals or non-objections will be received on a timely basis or that such approvals or non-objections, if obtained, will not be conditioned or restricted in a manner which, in the reasonable good faith judgment of Regions, would so materially adversely affect the economic or business benefits of the transactions contemplated by the Agreement.

BUSINESS PENDING THE MERGER

         Pursuant to the Agreement, the Company has agreed that unless the prior written consent of Regions has been obtained, and except as otherwise expressly contemplated in the Agreement, the Company will (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact in all material respects its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Agreement without imposition of a condition or restriction of the type referred to in the Agreement or (b) adversely affect the ability of any party to perform its covenants and agreements under the Agreement.

         In addition, the Company has agreed that, prior to the earlier of the Effective Time or termination of the Agreement, the Company will not, except with the prior written consent of a duly authorized officer of Regions, agree or commit to do, or permit any of its subsidiaries to agree or commit to do, any of the following: (i) amend the Articles of Incorporation, Bylaws, or other governing instruments of the Company and its subsidiaries; (ii) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Company subsidiary to another Company subsidiary) in excess of an aggregate of $200,000 (for the Company and its subsidiaries on a consolidated basis) except in the ordinary course of business of the Company or its subsidiaries consistent with past practices (which shall include, for the Bank, the creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank of Atlanta or the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of the Company or its subsidiaries any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, liens to secure debt obligations or other obligations for borrowed money permitted under the Agreement and liens in effect as of the date of the Agreement that were previously disclosed to Regions by the Company).

         The Company further has agreed that, prior to the earlier of the Effective Time or termination of the Agreement, the Company will not, except with the prior written consent mentioned above, agree or commit to: (i) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of the Company or its subsidiaries, or declare or pay any dividend or make any other distribution in respect of the Company's capital stock, provided that the Company may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of the Company Common Stock at a rate not in excess of $.06 per share with usual and regular record and payment dates in accordance with past practice; provided further, that, with respect to the calendar quarter in which the Effective Time occurs, the Company may declare and pay a quarterly dividend at a rate not in excess of $.06 per share multiplied by the fraction of the quarter closed before the Effective Time; (ii) except pursuant to the Agreement or pursuant to the exercise of stock options outstanding as of the date of the Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Company Common Stock, or any other capital stock of the Company or of any subsidiary of the Company, or other right to acquire any such stock; (iii) adjust, split, combine, or reclassify any capital stock of the Company or its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Company Common Stock or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any Company subsidiary (unless any such shares of stock are sold or otherwise transferred to another Company subsidiary) or any assets having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration and other disposition in the ordinary course of business; (iv) except for purchases of U.S. Treasury securities, U.S. Government agency securities and mortgage-backed balloon loans, which in each case have maturities of five years or less, purchase any securities, including mortgage-backed securities, or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly-owned Company subsidiary, or otherwise acquire direct or indirect control over any person, other than in connection with (a) foreclosures in the ordinary course of business, or (b) acquisitions of control by a depository institution subsidiary in its fiduciary capacity; (v) grant any increase in compensation or benefits to the employees or officers of the Company or its subsidiaries except in accordance with past practice or previously approved by the Board of Directors of the Company; except as previously disclosed to Regions by the Company, pay any severance or termination or any bonus other than pursuant to written policies or written contracts in effect on the date of the Agreement, and previously disclosed to Regions by the Company; enter into or amend any severance agreements with officers of the Company or its subsidiaries; grant any increase in fees or other increases in compensation or other benefits to directors of the Company or its subsidiaries except in accordance with past practice as previously disclosed to Regions by the Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; (vi) enter into or amend any employment contract between the Company or its subsidiaries and any person (unless such amendment is required by law) that the Company or any such subsidiary does not have an unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time of the Merger; (vii) adopt any new employee benefit plan of the Company or its subsidiaries or make any material change in or to any existing employee benefit plans of the Company or its subsidiaries other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; (viii) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or generally accepted accounting principles; (ix) commence any material litigation other than in accordance with past practice or settle any litigation involving any liability of the Company or its subsidiaries for material money damages or material restrictions upon the operations of the Company or its subsidiaries; or (x) modify, amend, or terminate any material contract (including any loan contract the modification, amendment or termination of which does not result in the Company or any of its subsidiaries recognizing a loss exceeding $50,000) or waive, release, compromise, or assign any material rights or claims other than in connection with a permitted modification, amendment or termination of a loan contract.

         The Agreement also provides that from the date of the Agreement until the earlier of the Effective Time or the termination of the Agreement, Regions covenants and agrees that it will take no action which would (i) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Agreement without imposition of a condition or restriction of the type referred to in the Agreement or (ii) with certain limitations, materially adversely affects the ability of any party to perform its covenants and agreements under the Agreement.

EFFECTIVE TIME OF THE MERGER; WAIVER, AMENDMENT AND TERMINATION

         The Merger shall become effective on the date and at the time the Articles of Merger become effective with the Florida Department of State. Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the Agreement by the requisite vote of the Company's stockholders and the satisfaction or waiver of all other conditions to the Merger.

         The Closing Date shall take place as soon as practicable following satisfaction or waiver of all the conditions to consummation of the Merger.

         Prior to the Effective Time, any provision of the Agreement may be waived or, subject to applicable law, amended or modified by an agreement in writing approved by the Boards of Directors of the Company and Regions, provided that, after the vote of the stockholders of the Company, the Agreement may not be amended, without further approval of such stockholders, to reduce the amount or change the form of the consideration to be received by the Company's stockholders or holders of options to acquire Common Stock or in any way that would violate the FBCA.

         The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of Regions and the Company; and (ii) by the Board of Directors of either party (a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Agreement, (b) in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, (c) if the Merger is not consummated by April 30, 1997, provided that the failure to consummate is not due to the breach by the party electing to terminate, (d) if (1) any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the stockholders of the Company fail to vote their approval of the matters submitted for the approval by such stockholders at the Special Meeting, or (e) if any of the conditions precedent to the obligations of either party to consummate the Merger have not been satisfied, fulfilled, or waived by the appropriate party by April 30, 1997.

         If the Merger is terminated as described above, the Agreement will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained. In addition, termination of the Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. Finally, the Agreement provides that each party will pay its own expenses in connection with the Merger.

INTERESTS OF CERTAIN PERSON IN THE MERGER

         In addition, effective upon consummation of the Merger, the Bank has agreed to terminate (i) the employment agreement between the Bank and Mr. Stein and (ii) the severance agreement between the Bank and Barbara L. Haag, Senior Vice President and Chief Financial Officer. Upon such terminations, the Bank, in satisfaction of its obligations thereunder, has agreed to pay Mr. Stein and Ms. Haag the amounts they would be entitled under the provisions of such agreements in the event that their employment had been terminated following or in connection with a "change of control," as defined in the agreements, of the Company. The total aggregate severance to be paid to Mr. Stein and Ms. Haag under their respective agreements is estimated to amount to approximately $510,000 and $83,000, respectively. However, the termination of such agreements will not restrict the ability of Regions to offer to employ Mr. Stein and/or Ms. Haag as of and subsequent to the Effective Time under such terms and conditions as are acceptable to them. Regions has agreed to continue Mr. Stein's employment as President and Chief Executive Officer of the Company. In the event Mr. Stein voluntarily terminates his employment with Regions or a company owned or controlled by Regions, he has agreed not to serve for a period of four years from the effective date of the Merger, without the prior written consent of Regions, as a management official of any financial institution in the counties in Florida in which the Company operated a branch office as of May 29, 1996. Reference is made to Appendix C hereto.

         The Agreement also provides that for a period of six years after the Effective Time, Regions shall indemnify the directors, officers, employees and agents of the Company or any of its subsidiaries for acts or omissions occurring at or prior to the Effective Time to the full extent as would have been permitted if such claim had been presented prior to the Effective Time.

         In addition, directors and executive officers of the Company have an interest in the Merger to the extent that ownership of the Common Stock and outstanding options to purchase such stock might be deemed to constitute such an interest. However, all of the outstanding options to purchase shares of Common Stock (none of which are held by non- officer directors) were fully vested prior to the execution of the Agreement. For the number of shares of Common Stock and the number of stock options held by the directors and executive officers of the Company as a group, see "Introductory Statement - Beneficial Ownership of the Company."

EMPLOYEE MATTERS

         The Agreement provides that Regions will generally provide all eligible employees who continue as employees of the Company and the Bank or of Regions or any subsidiary of Regions after the Effective Time ("Continuing Employees") with employee welfare and pension benefits which are substantially similar to the benefits provided to employees of Regions' similarly situated officers and employees. To the extent that Continuing Employees participate in the employee benefit plans of Regions, such employees will receive credit for past service to the Bank only for purposes of eligibility, participation and vesting, but not for purposes of benefit accrual with respect to such plans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The exchange of the Company's Common Stock for cash pursuant to the terms of the Agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended

("Code"), and may also be a taxable transaction under state, local and other tax laws. A stockholder of the Company will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger and the tax basis in the Common Stock exchanged by such stockholder pursuant to the Merger. Gain or loss must be determined separately for each block of Common Stock (i.e., shares of Common Stock acquired by the stockholder at the same time and price) exchanged pursuant to the Merger.

         Gain or loss recognized by the stockholder exchanging his or her Common Stock pursuant to the Merger will be capital gain or loss if such Common Stock is a capital asset in the hands of the stockholder. If the Common Stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to tax at the top marginal rate applicable to the stockholder (up to a current maximum of 39.6% for short-term capital gains and 28% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to tax at a current maximum rate of 35%.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW AND IS INTENDED FOR GENERAL INFORMATION ONLY. EACH OF THE COMPANY'S STOCKHOLDERS AND OPTIONEES IS URGED TO CONSULT HIS OR HER TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER OR OPTIONEE, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR OTHER TAX LAWS AND OF ANY PROPOSED CHANGES IN THE CODE.

ACCOUNTING TREATMENT

         The Merger will be accounted for by Regions as a purchase. Accordingly, the assets acquired and the liabilities assumed will be recorded by Regions at their estimated fair values as of the Effective Time. Any excess of the value of the consideration paid by Regions over the fair value of the Company's identifiable net assets acquired, less liabilities assumed, will be recorded as an intangible asset.

DISSENTERS' RIGHTS

         Under Section 607.1302 of the FBCA, the right of a stockholder to dissent and demand payment of the fair value of his or her shares in cash pursuant to the procedures set forth on the FBCA shall not apply to shares which, as of the record date fixed to determine stockholders entitled to vote on a plan of merger, are designated as a National Market System security by the National Association of Securities Dealers, Inc. The Common Stock of the Company is quoted on the National Market System under the symbol "FFPC" and will continue to be so quoted on the Voting Record Date. As a consequence, the stockholders of the Company will not have any dissenters' rights with respect to the Merger pursuant to Section 607.1302 of the FBCA.

EXPENSES OF THE MERGER

         The Agreement generally provides that Regions and the Company shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated in the Agreements except that all filing fees and printing costs incurred in connection with this Proxy Statement shall be paid by Regions.

STOCKHOLDER AGREEMENTS

         In conjunction with the Agreement, Regions has also entered into Stockholder Agreements with each of the directors of the Company. Pursuant to such Stockholder Agreements, a form of which is set forth as Appendix B hereto, each of the directors of the Company has agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his shares of Common Stock and to vote such shares of Common Stock in favor of the Agreement. In addition, each of the directors has agreed, subject to certain exceptions, not to serve for a period of four years after the Effective Time as a management official of any financial institution having a branch office in the counties in Florida in which the Bank operated branch offices as of May 29, 1996.

                         ADJOURNMENT OF SPECIAL MEETING

         Each proxy solicited hereby requests authority to vote for an adjournment of the Special Meeting, if an adjournment is deemed to be necessary. The Company may seek an adjournment of the Special Meeting for not more than 29 days in order to enable the Company to solicit additional votes in favor of the Agreement and the Plan of Merger in the event that such proposal has not received the requisite vote of stockholders at the Special Meeting and has not received the negative votes of the holders of a majority of the Company's Common Stock. If the Company desires to adjourn the meeting with respect to the foregoing proposal, it will request a motion that the meeting be adjourned for up to 29 days with respect to such proposal (and solely with respect to such proposal, provided that a quorum is present at the Special Meeting), and no vote will be taken on such proposal at the originally scheduled Special Meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Special Meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

         Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to such proposal. Such an adjournment would be disadvantageous to stockholders who are against the Agreement, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of passing such proposal.

         If a quorum is not present at the Special Meeting, no proposal will be acted upon and the Board of Directors of the Company will adjourn the Special Meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

         An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. The Company has no reason to believe that an adjournment of the Special Meeting will be necessary at this time.

         BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AGREEMENT AND THE PLAN OF MERGER, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING ON SUCH PROPOSAL. THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE SPECIAL MEETING WILL BE REQUIRED TO APPROVE A MOTION TO ADJOURN THE SPECIAL MEETING ON SUCH PROPOSAL.

                              INDEPENDENT AUDITORS

         The Board of Directors of the Company selected and, at the Annual Meeting of Stockholders held on April 25, 1996, the Company's stockholders ratified the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company's independent auditors for the year ending December 31, 1996. Representatives of Deloitte & Touche LLP are not expected to be present at the Special Meeting.

                             STOCKHOLDER PROPOSALS

         If the Merger is not consummated, any proposal which a stockholder wishes to have presented at the next annual meeting of the Company, which is expected to be held in April 1997, must be received no later than November 21, 1996 at the main office of the Company, 144 Harrison Avenue, Panama City, Florida 32401, Attention: Secretary. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested. If the Merger is consummated, the Company will become a wholly owned subsidiary of Regions.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

         Copies of the Company's Annual Report to Stockholders for the year ended December 31, 1995 and its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1996 accompany this Proxy Statement. Additional copies of the Company's Annual Report to Stockholders and Quarterly Report may be obtained by written request to the Company. Except as otherwise provided herein, the Annual Report and the Quarterly Report are not part of the proxy solicitation materials.

                           INCORPORATION BY REFERENCE

         The following documents, filed with the SEC by the Company (File No. 0-25930) pursuant to the Exchange Act, are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

         (2) The Company's Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1996; and

         (3)     The Company's Current Report on Form 8-K dated as of May 29,
                 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and before the Special Meeting are hereby incorporated by reference, and such documents are deemed to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Proxy Statement.

         This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of these documents, other than exhibits to such documents, are available without charge on written or oral request of any person, including any beneficial owner, to whom this Proxy Statement is delivered. Documents incorporated by reference are available from Barbara L. Haag, Senior Vice President, Florida First Bancorp, Inc., 144 Harrison Avenue, Panama City, Florida 32401.

                                 OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the Special Meeting, and upon such other matters as may properly come before the Special Meeting. Management is not aware of any business that may properly come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.


                                 BY ORDER OF THE BOARD OF DIRECTORS




                                  Gary L. Smith
                                  Secretary

November 7, 1996

                                  APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                           FLORIDA FIRST BANCORP, INC.

                                       AND

                          REGIONS FINANCIAL CORPORATION


                            DATED AS OF MAY 29, 1996

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Parties    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Preamble   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER

     1.1    Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2    Time and Place of Closing. . . . . . . . . . . . . . . . . . .    2
     1.3    Effective Time . . . . . . . . . . . . . . . . . . . . . . . .    2


ARTICLE 2 - TERMS OF MERGER

     2.1    Articles of Incorporation. . . . . . . . . . . . . . . . . . .    2
     2.2    Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2.3    Directors and Officers . . . . . . . . . . . . . . . . . . . .    2


ARTICLE 3 - MANNER OF CONVERTING SHARES

     3.1    Conversion of Shares . . . . . . . . . . . . . . . . . . . . .    3
     3.2    Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . .    3
     3.3    Shares Held by FFB or Regions. . . . . . . . . . . . . . . . .    3
     3.5    Conversion of Stock Rights . . . . . . . . . . . . . . . . . .    3


ARTICLE 4 - EXCHANGE OF SHARES

     4.1    Exchange Procedures. . . . . . . . . . . . . . . . . . . . . .    5
     4.2    Rights of Former FFB Stockholders. . . . . . . . . . . . . . .    5
     4.3    Regions to Make Cash Available . . . . . . . . . . . . . . . .    5


ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF FFB

     5.1    Organization, Standing, and Power. . . . . . . . . . . . . . .    6
     5.2    Authority; No Breach By Agreement. . . . . . . . . . . . . . .    6
     5.3    Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . .    7
     5.4    FFB Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .    7
     5.5    Financial Statements . . . . . . . . . . . . . . . . . . . . .    8
     5.6    Absence of Undisclosed Liabilities . . . . . . . . . . . . . .    8
     5.7    Absence of Certain Changes or Events . . . . . . . . . . . . .    8
     5.8    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . .    8
     5.9    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.10   Allowance for Possible Loan Losses . . . . . . . . . . . . . .   10
     5.11   Intellectual Property. . . . . . . . . . . . . . . . . . . . .   11
     5.12   Environmental Matters. . . . . . . . . . . . . . . . . . . . .   11
     5.13   Compliance With Laws . . . . . . . . . . . . . . . . . . . . .   12
     5.14   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . .   12
     5.15   Material Contracts . . . . . . . . . . . . . . . . . . . . . .   14
     5.16   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .   15
     5.17   Statements True and Correct. . . . . . . . . . . . . . . . . .   15
     5.18   Regulatory Matters . . . . . . . . . . . . . . . . . . . . . .   16
     5.19   State Takeover Laws. . . . . . . . . . . . . . . . . . . . . .   16
     5.20   Directors' Agreements. . . . . . . . . . . . . . . . . . . . .   16

     5.21   Charter Provisions . . . . . . . . . . . . . . . . . . . . . .   16
     5.22   Derivatives Contracts. . . . . . . . . . . . . . . . . . . . .   16


ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF REGIONS

     6.1    Organization, Standing, and Power. . . . . . . . . . . . . . .   16
     6.2    Authority; No Breach By Agreement. . . . . . . . . . . . . . .   17
     6.3    Absence of Certain Changes or Events . . . . . . . . . . . . .   17
     6.4    Compliance With Laws . . . . . . . . . . . . . . . . . . . . .   17
     6.5    Statements True and Correct. . . . . . . . . . . . . . . . . .   18
     6.6    Regulatory Matters . . . . . . . . . . . . . . . . . . . . . .   19
     6.7    Matters Relating to Regions Merger Subsidiary. . . . . . . . .   19
     6.8    Financing. . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     6.9    Ownership of FFB Common Stock; Affiliates and Associates . . .   19
     6.10   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .   20


ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1    Affirmative Covenants of FFB . . . . . . . . . . . . . . . . .   20
     7.2    Negative Covenants of FFB. . . . . . . . . . . . . . . . . . .   20
     7.3    Covenants of Regions . . . . . . . . . . . . . . . . . . . . .   22
     7.4    Adverse Changes in Condition . . . . . . . . . . . . . . . . .   23
     7.5    Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
ARTICLE 8 - ADDITIONAL AGREEMENTS

     8.1    Proxy Statement; Stockholder Approval. . . . . . . . . . . . .   23
     8.2    Applications . . . . . . . . . . . . . . . . . . . . . . . . .   24
     8.3    Filings with State Offices . . . . . . . . . . . . . . . . . .   24
     8.4    Agreement as to Efforts to Consummate. . . . . . . . . . . . .   24
     8.5    Investigation and Confidentiality. . . . . . . . . . . . . . .   24
     8.6    Press Releases . . . . . . . . . . . . . . . . . . . . . . . .   25
     8.7    Certain Actions. . . . . . . . . . . . . . . . . . . . . . . .   25
     8.8    State Takeover Laws. . . . . . . . . . . . . . . . . . . . . .   25
     8.9    Charter Provisions . . . . . . . . . . . . . . . . . . . . . .   25
     8.10   Employee Benefits and Contracts. . . . . . . . . . . . . . . .   26
     8.11   Indemnification. . . . . . . . . . . . . . . . . . . . . . . .   26
     8.12   Regions Merger Subsidiary Organization . . . . . . . . . . . .   27
     8.13   Sale of Securities . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1    Conditions to Obligations of Each Party. . . . . . . . . . . .   27
     9.2    Conditions to Obligations of Regions . . . . . . . . . . . . .   28
     9.3    Conditions to Obligations of FFB . . . . . . . . . . . . . . .   29

ARTICLE 10 - TERMINATION

     10.1   Termination. . . . . . . . . . . . . . . . . . . . . . . . . .   30
     10.2   Effect of Termination. . . . . . . . . . . . . . . . . . . . .   31
     10.3   Non-Survival of Representations and Covenants. . . . . . . . .   31

ARTICLE 11 - MISCELLANEOUS

     11.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   32

     11.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
     11.3   Brokers and Finders. . . . . . . . . . . . . . . . . . . . . .   40
     11.4   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .   40
     11.5   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     11.6   Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     11.7   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . .   41
     11.8   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
     11.9   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   42
     11.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   42
     11.11  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     11.12  Interpretations. . . . . . . . . . . . . . . . . . . . . . . .   42
     11.13  Enforcement of Agreement . . . . . . . . . . . . . . . . . . .   42
     11.14  Severability . . . . . . . . . . . . . . . . . . . . . . . . .   42

     Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

                                LIST OF EXHIBITS


EXHIBIT NUMBER    DESCRIPTION
--------------    -----------

     1.           Plan of Merger. (Sections 1.1, 11.1).

     2.           Form of Directors' Agreement.  (Section 5.19).

     3. Matters as to which Elias, Matz, Tiernan & Herrick, L.L.P will opine.(Section 9.2(d)).

     4.           Form of Claims Letter.  (Section 9.2(e)).

     5. Matters as to which Lange, Simpson, Robinson & Somerville will opine. (Section 9.3(d)).

     6.           List of Securities. (Sections 8.13, 11.1).

                      AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 29, 1996, by and between FLORIDA FIRST BANCORP, INC. ("FFB"), a corporation organized and existing under the laws of the State of Florida, with its principal office located in Panama City, Florida, and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.


                                    PREAMBLE

       The Boards of Directors of FFB and Regions are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of FFB by Regions pursuant to the merger of newly formed, wholly owned subsidiary of Regions to be organized under the laws of the State of Florida ("Regions Merger Subsidiary") into and with FFB. At the effective time of the Merger, as hereinafter defined, the outstanding shares of the capital stock of FFB shall be converted into the right to receive a cash payment amount (except as provided herein). As a result, FFB shall continue to conduct its business and operations as a wholly owned subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of FFB, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, and the appropriate state regulatory authorities and the satisfaction of certain other conditions described in this Agreement.

       Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

       NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

   1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Regions Merger Subsidiary shall be merged into and with FFB in accordance with the provisions of Sections 607.1101, 607.1102, and 607.1105 of the FBCA (the "Merger") and with the effect provided for in Section 607.1106 of the FBCA. FFB shall be the Surviving Corporation of the Merger and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Boards of Directors of FFB and Regions, and the Plan of Merger, in substantially the form of Exhibit 1, which will be approved and adopted by the Boards of Directors of FFB and Regions Merger Subsidiary upon the organization of Regions Merger Subsidiary.

   1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. Central Time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M. Central Time), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at the offices of Regions, in Birmingham, Alabama, or such other place as may be mutually agreed upon by the Parties.

   1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Florida Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Florida (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable statutory waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of FFB approve this Agreement and the Plan of Merger to the extent such approval is required by applicable Law; or such later date within 30 days thereof as may be specified by Regions.

                                  ARTICLE 2
                                 TERMS OF MERGER

   2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of FFB in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

   2.2 BYLAWS. The Bylaws of FFB in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

   2.3 DIRECTORS AND OFFICERS. The directors of FFB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of FFB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

               (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

               (b) Each share of Regions Merger Subsidiary Common Stock issued and outstanding at the Effective Time shall be converted into and exchanged for one share of FFB Common Stock.

               (c) Each share of FFB Common Stock (excluding shares held by FFB or any of its Subsidiaries or by Regions or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be cancelled and converted into the right to receive in consideration thereof a cash payment from Regions in the amount of the Cash Payment Amount.

     3.2 ANTI-DILUTION PROVISIONS. In the event FFB changes the number of shares of FFB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock, the Cash Payment Amount shall be proportionately adjusted.

     3.3 SHARES HELD BY FFB OR REGIONS. Each of the shares of FFB Common Stock held by any FFB Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  CONVERSION OF STOCK OPTIONS.

               (a) At the Effective Time, each option to purchase or acquire shares of FFB Common Stock pursuant to stock options ("FFB Options") granted by FFB under the FFB Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become Options with respect to Regions Common Stock, and Regions shall assume each FFB Option, in accordance with the terms of the FFB Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time,
(i) Regions and its Compensation Committee shall be substituted for FFB and the Committee of FFB's Board of Directors (including, if applicable, the entire Board of Directors of FFB) administering such FFB Stock Plan, (ii) each FFB Option assumed by Regions may be exercised solely for shares of Regions Common Stock, (iii) the number of shares of Regions Common Stock subject to such FFB

Option shall be equal to the number of shares of FFB Common Stock subject to such FFB Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, and (iv) the per share exercise price under each such FFB Option shall be adjusted by dividing the per share exercise price under each such FFB Option by the Option Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of FFB Options and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted FFB Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Option. The market value of one share of Regions Common Stock shall be the closing price of such common stock on the Nasdaq National Market System (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.4, each FFB Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of
Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.4.

               (b) As soon as reasonably practicable after the Effective Time, Regions shall deliver to the participants in each FFB Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such FFB Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.4(a) after giving effect to the Merger), and Regions shall comply with the terms of each FFB Stock Plan to ensure, to the extent required by, and subject to the provisions of, such FFB Stock Plan, that FFB Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of FFB Options assumed by it in accordance with this Section 3.4. As soon as reasonably practicable after the Effective Time, Regions shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Regions shall administer the FFB Stock Plan assumed pursuant to this
Section 3.4 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the FFB Stock Plan complied with such rule prior to the Merger.
               (c) All restrictions or limitations on transfer with respect to FFB Common Stock awarded under the FFB Stock Plans or any other plan, program, or arrangement of any FFB Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                                    ARTICLE 4
                               EXCHANGE OF SHARES

       4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Regions and the Surviving Corporation shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of FFB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FFB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of FFB Common Stock (other than shares to be canceled pursuant to Section of this Agreement) promptly upon the surrender of the certificate or certificates representing such shares to the Exchange Agent, shall receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends and other distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. Regions shall not be obligated to deliver any cash payments to which any former holder of FFB Common Stock is entitled as a result of the Merger, until such holder surrenders such holder's certificate or certificates representing the shares of FFB Common Stock for exchange as provided in this Section or otherwise complies with the procedures of the Exchange Agent with respect to lost, stolen, or destroyed certificates. The certificate or certificates of FFB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Regions, FFB, nor the Exchange Agent shall be liable to a holder of FFB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

       4.2 RIGHTS OF FORMER FFB STOCKHOLDERS. At the Effective Time, the stock transfer books of FFB shall be closed as to holders of FFB Common Stock immediately prior to the Effective Time and no transfer of FFB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of FFB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by FFB in respect of such shares of FFB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time.

       4.3 REGIONS TO MAKE CASH AVAILABLE. At or prior to the Effective Time, Regions shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates representing FFB Common Stock, for exchange in accordance with this Article 4, the requisite aggregate amount of the Cash Payment Amount to be paid pursuant to Section 3.1(c) in exchange for outstanding shares of FFB Common Stock.

                                    ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF FFB

       FFB hereby represents and warrants to Regions that:

       5.1 ORGANIZATION, STANDING, AND POWER. FFB is a corporation duly organized and validly existing, and in good standing under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FFB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB.

       5.2     AUTHORITY; NO BREACH BY AGREEMENT.

           (a) FFB has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FFB, subject to the approval of this Agreement and the Plan of Merger by the required vote of the outstanding shares of FFB Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by FFB. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of FFB, enforceable against FFB in accordance with its terms (except in all cases as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and creditors of depository institutions and their holding companies and (ii) application of, and limitations on the application of, equitable principles and remedies, including limitations on the availability of the equitable remedy of specific performance or injunctive relief).

           (b) Neither the execution and delivery of this Agreement by FFB, nor the consummation by FFB of the transactions contemplated hereby, nor compliance by FFB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FFB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FFB Company under, any Contract or Permit of any FFB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, or
(iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FFB Company or any of their respective material Assets where such violation would have, individually or in the aggregate, a Material Adverse Effect on FFB.

           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FFB of the Merger and the other transactions contemplated in this Agreement.

       5.3     CAPITAL STOCK.  The authorized capital stock of FFB consists of:
(i) 6,500,000 shares of FFB Common Stock, of which 3,377,645 shares are issued and outstanding as of the date of this Agreement and not more than 3,469,770 shares will be issued and outstanding at the Effective Time and (ii) 1,000,000 shares of preferred stock, no par value, of which no shares are, or will be, issued and outstanding as of the date of this Agreement or at the Effective Time, respectively. FFB has reserved 92,125 shares of FFB Common Stock for issuance under the FFB Stock Option Plan, pursuant to which options to purchase not more than 91,925 shares of FFB Common Stock are outstanding. All of the issued and outstanding shares of capital stock of FFB are duly and validly issued and outstanding and are fully paid and nonassessable under the FBCA. None of the outstanding shares of capital stock of FFB has been issued in violation of any preemptive rights of the current or past stockholders of FFB. Except as set forth above or as disclosed in Section 5.3 of the FFB Disclosure Memorandum, there are no shares of capital stock or other equity securities of FFB outstanding and no outstanding Rights relating to the capital stock of FFB.

        5.4 FFB SUBSIDIARIES. FFB has disclosed in Section 5.4 of the FFB Disclosure Memorandum all of the FFB Subsidiaries as of the date of this Agreement. FFB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FFB Subsidiary. No equity securities of any FFB Subsidiary are or may become required to be issued (other than to another FFB Company) by reason of any Rights, and there are no Contracts by which any FFB Subsidiary is bound to issue (other than to another FFB Company) additional shares of its capital stock or Rights or by which any FFB Company is or may be bound to transfer any shares of the capital stock of any FFB Subsidiary (other than to another FFB Company). There are no Contracts relating to the rights of any FFB Company to vote or to dispose of any shares of the capital stock of any FFB Subsidiary. All of the shares of capital stock of each FFB Subsidiary held by a FFB Company are fully paid and nonassessable under the applicable corporation or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FFB Company free and clear of any Lien. Each FFB Subsidiary is either a bank, savings association, or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each FFB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB. Each FFB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund (the "SAIF"), as appropriate.

       5.5     FINANCIAL STATEMENTS.  FFB has included in Section 5.5 of the
FFB Disclosure Memorandum copies of all FFB Financial Statements for periods ended prior to the date hereof and will deliver to Regions copies of all FFB Financial Statements prepared subsequent to the date hereof. The FFB Financial Statements (as of the dates thereof and for the periods covered thereby)
 present or will present, as the case may be, fairly the consolidated financial position of the FFB Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the FFB Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect and to the absence from interim financial statements of any footnote disclosures).

       5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No FFB Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FFB as of March 31, 1996 included in the FFB Financial Statements or reflected in the notes thereto. No FFB Company has incurred or paid any Liability since March 31, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice or incurred in connection with the process leading up to the execution and consummation of this Agreement and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB.

       5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1996, except as disclosed in the FFB Financial Statements delivered prior to the date of this Agreement, to the Knowledge of FFB, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, and (ii) the FFB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FFB provided in
Article 7 of this Agreement, other than conducting the process that has led up to the execution and consummation of this Agreement.

       5.8     TAX MATTERS.

           (a) All Tax returns required to be filed by or on behalf of any of the FFB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file or untimely filings, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on FFB and all returns filed are complete and accurate in all material respects to the Knowledge of FFB. All Taxes shown on filed returns have been paid. There is no audit examination, deficiency, refund Litigation, or penalties due or owed with respect to any Taxes that is reasonably likely to result in a determination that would have a Material Adverse Effect on FFB, except as reserved against in the FFB Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

           (b) None of the FFB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

           (c) To the Knowledge of FFB, adequate provision for any Taxes due or to become due for any of the FFB Companies for the period or periods through and including the date of the respective FFB Financial Statements has been made and is reflected on such FFB Financial Statements other than Taxes being contested by FFB or a FFB Company in good faith.

           (d) Deferred Taxes of the FFB Companies have been provided for in accordance with GAAP.

           (e) Each of the FFB Companies is in compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify the accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

           (f) None of the FFB Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

           (g) There are no Liens with respect to Taxes upon any of the assets of the FFB Companies.

           (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FFB Companies that occurred during or after any Taxable Period in which the FFB Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1995.

           (i) No FFB Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

           (j) All material elections with respect to Taxes affecting the FFB Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the FFB Disclosure Memorandum. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Regions, which consent will not be unreasonably withheld.

           (k) No FFB Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

           (l) Except as set forth in Section 5.8(l) of the FFB Disclosure Memorandum, none of the FFB Companies is a party to any tax allocation or sharing agreement and none of the FFB Companies has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was FFB) has any Liability for taxes of any Person (other than FFB and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

       5.9 ASSETS. Except as reserved against in the FFB Financial Statements made available prior to the date of this Agreement, the FFB Companies have good and marketable title, free and clear of all Liens, to all of their respective owned Assets. All material tangible properties used in the businesses of the FFB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FFB's past practices. All Assets which are material to FFB's business on a consolidated basis, held under leases or subleases by any of the FFB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and creditors of insured depository institutions and their holding companies and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FFB Companies currently maintain insurance similar in reasonable amounts, scope, and coverage against such risks as companies engaged in a similar business would customarily be insured. As of the date of this Agreement, none of the FFB Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any FFB Company under such policies. The Assets of the FFB Companies include all Assets required to operate the business of the FFB Companies as presently conducted.

       5.10 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of FFB included in the most recent FFB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FFB included in the FFB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, in the reasonable opinion of management of FFB adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known and reasonably anticipated losses relating to or inherent in the loan portfolio (including accrued interest receivables) of the FFB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FFB Companies as of the dates thereof.

       5.11 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of the FFB Companies are in full force and effect and constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of FFB, there currently are not, any Defaults thereunder by FFB. A FFB Company owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. None of the FFB Companies or, to the Knowledge of FFB, their respective predecessors has misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such FFB Company infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. No FFB Company is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Each FFB Company owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of any FFB Company is party to any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any FFB Company.

       5.12    ENVIRONMENTAL MATTERS.

           (a) To the Knowledge of FFB, each FFB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB.

           (b) To the Knowledge of FFB, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FFB Company or any of its Loan Properties or Participation Facilities (or any FFB Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any FFB Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, and to the Knowledge of FFB, there is no reasonable basis for any such Litigation.

           (c) To the Knowledge of FFB, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB.

       5.13 COMPLIANCE WITH LAWS. FFB is duly registered as a savings and loan holding company under the HOLA. Each FFB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and the absence of which would have a Material Adverse Effect on FFB, and there has occurred no Default under any such Permit other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB. None of the FFB Companies:

           (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB; and

           (b)    has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FFB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, or (iii) requiring any FFB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

       5.14    EMPLOYEE BENEFIT PLANS.

           (a) FFB has disclosed in Section 5.14(a) of the FFB Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement, copies in each case of all written pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other written health plans, all life insurance plans, and all other written employee benefit plans or fringe benefit plans, including written "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to, by any FFB Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, o other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FFB Benefit Plans"). Any of the FFB Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "FFB ERISA Plan." Each FFB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "FFB Pension

Plan." No FFB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

           (b) All FFB Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB. Each FFB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FFB has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. No FFB Company has engaged in a transaction with respect to any FFB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FFB Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on FFB.

           (c) No FFB Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any FFB Pension Plan, (ii) no change in the actuarial assumptions with respect to any FFB Pension Plan, and (iii) no increase in benefits under any FFB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB or materially adversely affect the funding status of any such plan. Neither any FFB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FFB Company, or the single-employer plan of any entity which is considered one employer with FFB under Section 4001 of ERISA or
Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA No FFB Company has provided, or is required to provide, security to an FFB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

           (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by any FFB Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No FFB Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FFB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

           (e) No FFB Company has any Liability for retiree health and life benefits under any of the FFB Benefit Plans and, to the Knowledge of FFB, there are no restrictions on the rights of such FFB Company to amend or terminate any such Plan without incurring any Liability thereunder.

           (f) Except as set forth in Section 5.14(f) of the FFB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FFB Company from any FFB Company under any FFB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FFB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

           (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FFB Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FFB Financial Statements to the extent required by and in accordance with GAAP.

       5.15 MATERIAL CONTRACTS. Except as reflected in the FFB Financial Statements or as set forth in Section 5.15 of the FFB Disclosure Memorandum, none of the FFB Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any FFB Company or the guarantee by any FFB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by FFB with the SEC as of the date of this Agreement that has not been filed as an exhibit to FFB's Form 10-KSB filed for the fiscal year ended December 31, 1995, or in another SEC Document and identified to Regions (together with all Contracts referred to in Sections 5.8 and 5.13(a) of this Agreement, the "FFB Contracts"). With respect to each FFB
Contract: (i) the Contract is in full force and effect; (ii) no FFB Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB;
(iii) no FFB Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FFB, in Default in any material respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.15 of the FFB Disclosure Memorandum, all of the indebtedness of any FFB Company for money borrowed is prepayable at any time by such FFB Company without penalty or premium.

       5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of FFB, threatened against any FFB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, if adversely determined; individually or in the aggregate, a Material Adverse Effect on FFB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FFB Company that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB. Section 5.16 of the FFB Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any FFB Company is a party as a defendant or cross-defendant.

       5.17 STATEMENTS TRUE AND CORRECT. Since January 1, 1993, or the date of organization if later, each FFB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFB). At the time of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each report and other document, including financial statements, exhibits, and schedules thereto, filed by an FFB Company with any Regulatory Authority complied in all material respects with all applicable Laws; and (ii) each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The statements, certificates, instruments, or other writings, taken as a whole, furnished or to be furnished by any FFB Company or any Affiliate thereof to Regions pursuant to this Agreement or any other document, agreement, or instrument referred to herein, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FFB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to FFB stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by an FFB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of FFB, contain any misstatement of material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any FFB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       5.18 REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no FFB Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Knowledge of FFB there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the last sentence of such Section 9.1(b).

       5.19 STATE TAKEOVER LAWS. To the extent applicable, each FFB Company has taken all necessary action to exempt the transactions contemplated by this Agreement from Section 607 ET. SEQ. of the FBCA and any comparable provisions of the Articles of Incorporation of FFB.

       5.20 DIRECTORS' AGREEMENTS. Each of the directors of FFB has executed and delivered to Regions an agreement in substantially the form of
Exhibit 2.

       5.21 CHARTER PROVISIONS. Each FFB Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any FFB Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any FFB Company that may be directly or indirectly acquired or controlled by it.

       5.22 DERIVATIVES CONTRACTS. Neither FFB nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) and which might reasonably be expected to have a Material Adverse Effect on FFB.

                                  ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF REGIONS

       Regions hereby represents and warrants to FFB as follows:

       6.1 ORGANIZATION, STANDING, AND POWER. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

       6.2     AUTHORITY; NO BREACH BY AGREEMENT.

           (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions. This Agreement represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

           (b) Neither the execution and delivery of this Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will
(i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective material Assets.

           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation, or both, with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions or Regions Merger Subsidiary, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

       6.3 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1996, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement, to the Knowledge of Regions there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

       6.4 COMPLIANCE WITH LAWS. Regions is duly registered as a bank holding company under the BHC Act. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and the absence of which would have a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. No Regions Company:

           (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

           (b) has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

       6.5 STATEMENTS TRUE AND CORRECT. Since January 1, 1993, or the date of organization if later, each Regions Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions). At the time of filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):
(i) each report and other document, including financial statements, exhibits, and schedules thereto, filed by a Regions Company with any Regulatory Authority complied in all material respects with all applicable Laws, and (ii) each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The statements, certificates, instruments, or other writings, taken as a whole, furnished or to be furnished by any Regions Company or any Affiliate thereof to FFB pursuant to this Agreement or any other document, agreement, or instrument referred to herein, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to FFB stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by any Regions Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of FFB, contain any misstatement of a material fact or, omit to state any material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement, or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated thereunder or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       6.6 REGULATORY MATTERS. Except as specifically contemplated by this Agreement, no Regions Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Regions, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the last sentence of such Section 9.1(b).

       6.7 MATTERS RELATING TO REGIONS MERGER SUBSIDIARY. At the Effective Time, Regions Merger Subsidiary will be a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida, and will have the corporate power and authority to carry on its business as contemplated by this Agreement and to own, lease, and operate its material Assets. Regions Merger Subsidiary will have the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, will be duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions Merger Subsidiary, subject to the approval of this Agreement by Regions as the sole shareholder of Regions Merger Subsidiary, which is the only shareholder vote required for approval of this Agreement, and the consummation of the Merger by Regions Merger Subsidiary.

       6.8 FINANCING. At the Effective Time, Regions will have funds sufficient to enable it to carry out its obligations under this Agreement.

       6.9     OWNERSHIP OF FFB COMMON STOCK; AFFILIATES AND ASSOCIATES.

           (a) Neither Regions nor any of its affiliates or associates (as such terms are defined under the 1934 Act), (i) beneficially own, directly or indirectly or (ii) is a party to any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of, in each case, any shares of capital stock of FFB (other than shares held thereby in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties or shares held thereby in respect of a debt previously contracted); and

           (b) Neither Regions nor any Regions Company is an "affiliate" (as such term is defined in Section 607.0901 of the FBCA), an "interested shareholder" (as such term is defined in Section 607.0901 of the FBCA), or an "associate" as such term is defined in Section 607.0901 of the FBCA) of FFB.

       6.10 LEGAL PROCEEDINGS. As of the date of this Agreement, there is no Litigation instituted or pending or, to the Knowledge of Regions, threatened against Regions or any Regions Company which, if adversely determined, would materially adversely affect the ability of Regions to consummate the transactions contemplated hereby nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company that would have, individually or in the aggregate, a Material Adverse Effect on Regions.


                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

       7.1 AFFIRMATIVE COVENANTS OF FFB. Unless the prior written consent of a duly authorized officer of Regions shall have been obtained, and except as otherwise expressly contemplated herein, FFB shall and shall cause each of its Subsidiaries to, from the date of this Agreement until the Effective Time or termination of this Agreement, (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact in all material respects its business organization and Assets and maintain its rights and franchises, and
(iii) take no action which would (x) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b) or 9.1(c) of this Agreement, or
(y) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

       7.2 NEGATIVE COVENANTS OF FFB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FFB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of a duly authorized officer of Regions, which consent shall not be unreasonably withheld:

           (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any FFB Company; or

           (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an FFB Company to another FFB Company) in excess of an aggregate amount outstanding at any time of $200,000 (for the FFB Companies on a consolidated basis) except in the ordinary course of the business of FFB, or such Subsidiary, consistent with past practices (which shall include, for FFB, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan
Bank, whether or not FFB has previously received any such advances, overnight borrowings to meet temporary liquidity needs, and entry into repurchase agreements fully secured by U.S. Government or agency securities), or impose, or suffer the imposition on any Asset of any FFB Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, Liens to secure debt obligations or other obligations for borrowed money permitted under this paragraph (b), and Liens in effect as of the date hereof that are disclosed in the FFB Disclosure Memorandum); or

           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FFB Company, or declare or pay any dividend or make any other distribution in respect of FFB's capital stock, PROVIDED that FFB may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay quarterly cash dividends on the shares of FFB Common Stock at a rate not in excess of $0.06 per share with record and payment dates consistent with past practice as disclosed in Section 7.2(c) of the FFB Disclosure Memorandum and, PROVIDED FURTHER, that with respect to the calendar quarter in which the Effective Time occurs, the Board of Directors of FFB may declare and pay a quarterly cash dividend on the shares of FFB Common Stock at a rate not in excess of $0.06 per share, multiplied by a fraction, the numerator of which shall be the number of days in such dividend period elapsed prior to the Effective Time, and the denominator of which shall be the number of days in such dividend period; or

           (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FFB Common Stock or any other capital stock of any FFB Company, or any Rights to acquire such stock; or

           (e) adjust, split, combine, or reclassify any capital stock of any FFB Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of FFB Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any FFB Subsidiary (unless any such shares of stock are sold or otherwise transferred to another FFB Company) or any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration and other than dispositions in the ordinary course of business of (i) investment securities, (ii) loans, including dispositions thereof through loan participation agreements, and (iii) other real estate owned by any FFB Company; or

           (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities and mortgage-backed balloon loans, which in each case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned FFB Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

           (g) grant any increase in compensation or benefits to the employees or officers of any FFB Company, except in accordance with past practice or previously approved by the Board of Directors of FFB, or as required by Law; except as disclosed in Section 7.2(g) of the FFB Disclosure Memorandum, pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the FFB Disclosure Memorandum; and enter into or amend any severance agreements with officers of any FFB Company; grant any increase in fees or other increases in compensation or other benefits to directors of any FFB Company except in accordance with past practice disclosed in Section 7.2(g) of the FFB Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

           (h) enter into or amend any employment Contract between any FFB Company and any Person (unless such amendment is required by Law) that the FFB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered) at any time on or after the Effective Time; or

           (i) adopt any new employee benefit plan of any FFB Company or make any material change in or to any existing employee benefit plans of any FFB Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

           (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

           (k) commence any material Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any FFB Company for material money damages or imposing material restrictions upon the operations of any FFB Company; or

           (l) modify, amend, or terminate any material Contract (other than any loan Contract, the modification, amendment, or termination of which does not result in the FFB Companies recognizing a loss that exceeds $50,000) or waive, release, compromise, or assign any material rights or claims, other than in connection with the modification, amendment, or termination of a loan Contract permitted under the preceding clause of this paragraph (1).

       7.3 COVENANTS OF REGIONS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Regions covenants and agrees that it shall and shall cause each of its Subsidiaries to take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b) and 9.1(c) of this Agreement, or
(ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; PROVIDED, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries.

       7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

       7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and to the absence from interim financial statements of any (in the case of FFB) or complete (in the case of Regions) footnote disclosures). As of the respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

        8.1 PROXY STATEMENT; STOCKHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, FFB shall call a Stockholders' Meeting for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) FFB shall promptly prepare and mail the Proxy Statement to its stockholders, (ii) Regions shall furnish to FFB all information concerning Regions and Regions Companies that FFB may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of FFB shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its stockholders the approval of this Agreement, and
(iv) the Board of Directors and officers of FFB shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such stockholders' approval.

       8.2 APPLICATIONS. Regions shall promptly prepare and file, and FFB shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

       8.3 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, FFB shall execute and file the Florida Articles of Merger with the Secretary of State of the State of Florida.

       8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; PROVIDED, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

       8.5     INVESTIGATION AND CONFIDENTIALITY.

           (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. FFB shall cooperate with Regions in obtaining, at Regions' election and expense, environmental audits of any or all of the properties owned or occupied by FFB. No investigation by a Party shall affect the representations and warranties of the other Party.

           (b) Each Party shall, and shall cause its Representatives to, maintain the confidentiality of all written, oral, and other confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions ("Confidential Information") and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. Each Party shall maintain the confidentiality of all Confidential Information obtained in connection with this Agreement or the transactions contemplated hereby unless
(i) such information becomes publicly available through no fault of such Party, or was, is, or becomes available to that Party from a source other than the other Party or its Representatives, which source was itself not bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality with respect to that information, or (ii) the furnishing or use of such information is required by proper judicial, administrative, or other legal proceeding, provided that the other Party is promptly notified in writing of such request, unless such notification is not, in the opinion of counsel, permitted by Law. Each Party and its Representatives will hold and maintain all Confidential Information in confidence and will not disclose to any third party or permit any third party access to any Confidential Information or the substance thereof provided that a Party may disclose Confidential Information to such of its Representatives who need to know such information in connection with the transactions contemplated hereby. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

           (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

       8.6 PRESS RELEASES. Prior to the Effective Time, FFB and Regions shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; PROVIDED, that nothing in this Section 8.6 obligations imposed by Law.

       8.7 CERTAIN ACTIONS. Except to the extent necessary to comply with the fiduciary duties as advised by counsel of FFB's Board of Directors, no FFB Company nor any Affiliate thereof nor any Representative retained by any FFB Company shall (i) directly or indirectly solicit any Acquisition Proposal by any Person, (ii) furnish any non-public information that it is not legally obligated to furnish with respect to, (iii) negotiate with respect to, or (iv) enter into any Contract with respect to, any Acquisition Proposal, but FFB may communicate information about such an Acquisition Proposal to its stockholders if to the extent that it or its directors are required to do so in order to comply with its or their fiduciary duties as advised by counsel. FFB shall promptly notify Regions orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. FFB shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing subject to fiduciary duties as aforesaid.

       8.8 STATE TAKEOVER LAWS. Each FFB Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, if applicable, or if necessary challenge the applicability of Section 607 ET SEQ. of the FBCA.

       8.9 CHARTER PROVISIONS. Each FFB Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any FFB Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any FFB Company that may be directly or indirectly acquired or controlled by it.

       8.10 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Regions shall provide generally to officers and employees of the FFB Companies, who at or after the Effective Time become employees of a Regions Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this Section 8.10), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of FFB shall be treated as service under Regions' qualified defined benefit plans, (ii) service under any qualified defined contribution plans of FFB shall be treated as service under Regions' qualified defined contribution plans, and (iii) service under any other employee benefit plans of FFB shall be treated as service under any similar employee benefit plans maintained by Regions (for the purpose of this provision, the FFB 401(k) plan shall be deemed to be similar to the Regions Profit Sharing/401(k) Plan). Except as otherwise provided in
Section 8.10 of the FFB Disclosure Memorandum, Regions also shall cause FFB and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.10 of the FFB Disclosure Memorandum to Regions between any FFB Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the FFB Benefit Plans.

       8.11    INDEMNIFICATION.

           (a) For a period of six years after the Effective Time, Regions shall, and shall cause the Surviving Corporation to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of each of the FFB Companies (each, an "Indemnified

Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by FFB's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation, PROVIDED, however, that the indemnification provided by this
Section 8.11(a) shall not apply to any claim against an Indemnified Party if such Indemnified Party knew of the existence of the claim and failed to make a good faith effort to require FFB to notify its director and officer liability insurance carrier of the existence of such claim prior to the Effective Time, and provided, further, that all rights to indemnification in respect of any claim (a "claim") made in writing received by Regions within such six-year period provided hereby shall continue until final disposition of the claim. Without limiting the foregoing, in any case in which approval is required to effectuate any indemnification, the determination of any such approval shall be made, at the election of the Indemnified Party, by independent counsel mutually agreed upon between Regions and the Indemnified Party.

           (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.11, upon learning of any such Liability or Litigation, shall promptly notify Regions thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Regions or FFB shall have the right to assume the defense thereof and Regions shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Regions or FFB elects not to assume such defense or counsel for the Indemnified Parties advises in writing that there are material substantive issues which raise conflicts of interest between Regions or FFB and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Regions or FFB shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that (i) Regions shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate (to the extent reasonably appropriate under the circumstances) in the defense of any such Litigation, and (iii) Regions shall not be liable for any settlement effected without its prior written consent; and provided further that Regions shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

       8.12 REGIONS MERGER SUBSIDIARY ORGANIZATION. Regions shall organize Regions Merger Subsidiary under the Laws of the State of Florida. Prior to the Effective Time, the outstanding capital stock of Regions Merger Subsidiary shall consist of 1,000 shares of Regions Merger Subsidiary Common Stock, all of which shares shall be owned by Regions. Prior to the Effective Time, Regions Merger Subsidiary shall not (i) conduct any business operations whatsoever or
(ii) enter into any Contract or agreement of any kind, acquire any assets or incur any Liability, except as may be specifically contemplated by this Agreement or the Plan of Merger or as the Parties may otherwise agree.
Regions, as the sole stockholder of Regions Merger Subsidiary, shall vote prior to the Effective Time the shares of Regions Merger Subsidiary Common Stock in favor of the Plan of Merger.

       8.13 SALE OF SECURITIES. Prior to the Effective Time, FFB shall effect the sale of all of the Securities.


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

       9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

           (a) STOCKHOLDER APPROVAL. The stockholders of FFB shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

           (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement to Regions that, had such condition or requirement been known, Regions would not, in its reasonable judgment, have entered into this Agreement.

           (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement to Regions that, had such condition or restriction been known, Regions would not, in its reasonable judgment, have entered into this Agreement.

           (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

       9.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

           (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of FFB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FFB set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FFB set forth in Sections 5.18, 5.19, and 5.21 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FFB set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FFB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of FFB or to a matter being "known" by FFB shall be deemed not to include such qualifications.

           (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of FFB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (c) CERTIFICATES. FFB shall have delivered to Regions (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FFB's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Regions and its counsel shall request.

           (d) OPINION OF COUNSEL. Regions shall have received an opinion of Elias, Matz, Tiernan & Herrick, L.L.P., counsel to FFB, dated as of the Effective Time, in form reasonably satisfactory to Regions, as to the matters set forth in Exhibit 3.

           (e) CLAIMS LETTERS. Each of the directors and officers of FFB shall have executed and delivered to Regions letters in substantially the form of Exhibit 4.

           (f) SALE OF SECURITIES. FFB shall have completed the sale of all of the Securities.

       9.3 CONDITIONS TO OBLIGATIONS OF FFB. The obligations of FFB to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FFB pursuant to Section 11.6(b) of this Agreement:

           (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Regions set forth in Section 6.5 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Section 6.5) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

           (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (c) CERTIFICATES. Regions shall have delivered to FFB (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
(ii) certified copies of resolutions duly adopted by Regions' Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FFB and its counsel shall request.

           (d) OPINION OF COUNSEL. FFB shall have received an opinion of Lange, Simpson, Robinson & Somerville, counsel to Regions, dated as of the Effective Time, in form reasonably acceptable to FFB, as to the matters set forth in Exhibit 5.

           (e) OPINION OF FINANCIAL ADVISOR. FFB shall have received an opinion of Robert W. Baird & Co. Inc., dated as of a date within five days of the date of the Proxy Statement, to the effect that the Cash Payment Amount is fair to the stockholders of FFB from a financial point of view.

                                   ARTICLE 10
                                   TERMINATION

       10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of FFB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of FFB; or

           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FFB and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of FFB and Section 9.3(a) of this Agreement in the case of Regions; or

           (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

           (d)    By the Board of Directors of either Party in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of FFB fail to vote their approval of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby as required by the FBCA at the Stockholders' Meeting or any adjournment or postponement thereof where the transactions were presented to such stockholders for approval and voted upon; or

           (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by April 30, 1997, except that a Party that has breached the obligation to consummate the Closing and has failed to cure such breach may not terminate under this subsection; or

           (f) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger, other than the conditions in Section 9.2(a) in the case of FFB or 9.3(a) in the case of Regions, cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

           10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, and neither Party shall have any claim or legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any representation, warranty, covenant, or condition of this Agreement, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.5(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Section 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful and knowing breach of a representation, warranty, material covenant, or material agreement giving rise to such termination.

           10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3, Articles 2, 3, 4, and 11 of this Agreement, and Section 8.11 of this Agreement.


                                   ARTICLE 11
                                  MISCELLANEOUS

           11.1 DEFINITIONS. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

           "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

           "AFFILIATE" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

           "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

           "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

           "AVERAGE CLOSING PRICE" shall mean the average of the daily last sales prices of Regions Common Stock as reported on the Nasdaq National Market System (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by Regions) for the five consecutive full trading days in which such shares are traded on the Nasdaq National Market System ending at the close of trading on the last trading prior to the date of the Effective Time.

           "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

           "CASH PAYMENT AMOUNT" shall mean an amount in cash equal to $11.65 plus (in the case the amount in clause (i)(B) of the following sentence exceeds the amount in clause (i)(A) of the following sentence) or minus (in the case the amount in clause (i)(A) of the following sentence exceeds the amount in clause
(i)(B) of the following sentence), the Cash Payment Amount Adjustment (as defined herein). The Cash Payment Amount Adjustment (the "Cash Payment Amount Adjustment") shall be equal to the quotient obtained by dividing (i) the aggregate difference (positive or negative) between (A) the principal amount of the Securities sold as of the date of such sales and (B) the gross proceeds obtained by FFB on the sales of such Securities pursuant to Section 8.13 of the Agreement by (ii) 3,469,770; PROVIDED, HOWEVER, that the maximum Cash Payment Amount Adjustment shall not exceed $.29 and shall be rounded down to the nearest whole cent.

           "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

           "CLOSING DATE" shall mean the date on which the Closing occurs.

           "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

           "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

           "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of control or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

           "DGCL" shall mean the General Corporation Law of Delaware.

           "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

           "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA AFFILIATE" shall have the meaning provided in Section 5.14 of this Agreement.

           "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

           "EXCHANGE AGENT" shall have the meaning provided in Section 4.1 of this Agreement.

           "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

           "FBCA" shall mean the Florida Business Corporation Act.

           "FFB BENEFIT PLANS" shall have the meaning set forth in Section 5.14 of this Agreement.

           "FFB COMMON STOCK" shall mean the $0.01 par value common stock of FFB.

           "FFB COMPANIES" shall mean, collectively, FFB and all FFB
Subsidiaries.

           "FFB DISCLOSURE MEMORANDUM" shall mean the written information entitled "FFB Disclosure Memorandum" delivered prior to the date of this Agreement to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

           "FFB FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FFB as of March 31, 1996, and as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1996 and for each of the three years ended December 31, 1995, 1994, and 1993, as filed by FFB in SEC Documents, and (ii) the consolidated balance sheets of FFB (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to quarterly periods ended subsequent to March 31, 1996.

           "FFB STOCK OPTION PLAN" shall mean the existing stock option plan of FFB designated as follows: Key Employee Stock Compensation Program.

           "FFB SUBSIDIARIES" shall mean the Subsidiaries of FFB, which shall include the FFB Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FFB in the future and owned by FFB at the Effective Time.

           "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

           "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

           "HOLA" shall mean the Home Owners' Loan Act, as amended.

           "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

           "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           "KNOWLEDGE" as used with respect to a Person shall mean the actual knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person.

           "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any of the Regulatory Authorities.

           "LIABILITY" shall mean any direct or indirect, primary or secondary liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

           "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property or other Taxes not yet due and payable, (ii) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use of any of such Party's Assets, (iii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business, and (iv) Liens that arise by operation of Law with respect to Liabilities that are not delinquent or are being contested in good faith.

           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative, or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information about a potential claim relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

           "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

           "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

           "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and savings associations and their holding companies, (c) the cost of a special deposit insurance premium assessed by the Federal Deposit Insurance Corporation with respect to the recapitalization of the SAIF, (d) expenses incurred by FFB and FFB Companies in connection with the transactions contemplated by this Agreement, (e) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (f) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

           "MERGER" shall mean the merger of Regions Merger Subsidiary into and with FFB referred to in Section 1.1 of this Agreement.

           "NASD" shall mean the National Association of Securities Dealers,
Inc.

           "1933 ACT" shall mean the Securities Act of 1933, as amended.

           "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

           "OPTION EXCHANGE RATIO" shall mean the Cash Payment Amount divided by the Average Closing Price.

           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

           "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

           "PARTY" shall mean either FFB or Regions, and "PARTIES" shall mean both FFB and Regions.

           "PERMIT" shall mean any federal, state, and local governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

           "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

           "PLAN OF MERGER" shall mean the Plan of Merger between FFB and Regions Merger Subsidiary in substantially the form of Exhibit 1.

           "PROXY STATEMENT" shall mean the proxy statement used by FFB to solicit the approval of its stockholders of the transactions contemplated by this Agreement and the Plan of Merger.

           "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

           "REGIONS FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of March 31, 1996, and the restated consolidated statements of condition (including related notes and schedules, if any) of Regions as of December 31, 1995 and 1994, the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1996 and the related restated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended
December 31, 1995, 1994, and 1993, as filed by Regions in SEC Documents and reflecting the acquisition of First National Bancorp accounted for as a pooling of interests and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1996.

           "REGIONS MERGER SUBSIDIARY" shall mean Regions Merger Subsidiary, Inc., a corporation to be formed as a wholly-owned subsidiary of Regions, organized and existing under the Laws of the State of Florida.

           "REGIONS MERGER SUBSIDIARY COMMON STOCK" shall mean the $1.00 par value common stock of Regions Merger Subsidiary.

           "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, Federal

Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

           "REPRESENTATIVES" means with respect to any Party its directors, officers, employees, agents, advisors, attorneys, accountants, and other representatives.

           "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

           "SEC" shall mean the United States Securities and Exchange
Commission.

           "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

           "SECURITIES" shall mean the securities of FFB listed in Exhibit 6.

           "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

           "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of FFB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

           "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; PROVIDED, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

           "SURVIVING CORPORATION" shall mean FFB as the Surviving Corporation resulting from the Merger.

           "TAX" or "TAXES" shall mean all federal, state, and local taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

           11.2   EXPENSES.

                  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions shall bear and pay the filing fees payable in connection with the Proxy Statement and printing costs incurred in connection with the printing of the Proxy Statement.

                  (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful and knowing breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

           11.3 BROKERS AND FINDERS. Each of the Parties represents and warrants that, except Robert W. Baird & Co. Inc. as to FFB, neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FFB or Regions, each of FFB and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

           11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the confidentiality agreement between the Parties, which shall remain in effect. Except as contemplated by Articles 3 and 4 of this Agreement and Section 8.11 of this Agreement, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

           11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; PROVIDED, that after any approval by the holders of FFB Common

Stock, there shall be made no amendment that pursuant to the FBCA requires further approval by such stockholders without the further approval of such stockholders.

           11.6   WAIVERS.

                  (a) Prior to or at the Effective Time, Regions, acting through its Board of Directors, chief executive officer, vice chairman, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FFB, to waive or extend the time for the compliance or fulfillment by FFB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

                  (b) Prior to or at the Effective Time, FFB, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FFB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FFB except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

           11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

           11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

FFB:

     Florida First Bancorp, Inc.
     144 Harrison Avenue
     Panama City, Florida  32401
     Telecopy Number: (904) 872-7191
     Attn:     Andrew W. Stein
               President and Chief
               Executive Officer

Copy to Counsel:

     Elias, Matz, Tiernan & Herrick, L.L.P.
     734 Fifteenth Street, N.W., 12th Floor
     Washington, D.C.  20005
     Telecopy Number:  (202) 393-0105
     Attention:  Philip Ross Bevan

Regions:

       Regions Financial Corporation
       417 North 20th Street
       Birmingham, Alabama 35203
       Telecopy Number:  (205) 326-7571
       Attention:  Richard D. Horsley
                   Vice Chairman and Executive
                   Financial Officer

Copy to Counsel:

       Regions Financial Corporation
       417 North 20th Street
       Birmingham, Alabama 35203
       Telecopy Number:  (205) 326-7099
       Attention:  Samuel E. Upchurch, Jr.
                   General Counsel and
                   Corporate Secretary


           11.9 GOVERNING LAW. Except to the extent the laws of the State of Florida apply to the Merger, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

           11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

           11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all

Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

           11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

           11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                              FLORIDA FIRST BANCORP, INC.


By: /s/ Joyce R. Garrett             By: /s/ Andrew W. Stein
    --------------------------           --------------------------------
    Joyce R. Garrett                     Andrew W. Stein
    Assistant Secretary                  President and Chief Executive Officer



[CORPORATE SEAL]



                                     REGIONS FINANCIAL CORPORATION


By: /s/ Samuel E. Upchurch, Jr.      By: /s/ J. Stanley Mackin
    --------------------------           -----------------------------
    Samuel E. Upchurch, Jr.              J. Stanley Mackin
    General Counsel and Corporate        Chairman and Chief Executive Officer
      Secretary


[CORPORATE SEAL]

                                  Appendix B

                                 PLAN OF MERGER

                                       OF

                         REGIONS MERGER SUBSIDIARY, INC.

                                  INTO AND WITH

                           FLORIDA FIRST BANCORP, INC.


       Pursuant to this Plan of Merger ("Plan of Merger"), REGIONS MERGER SUBSIDIARY, INC., a corporation organized and existing under the laws of the State of Florida ("Merger Sub") and a wholly owned subsidiary of REGIONS FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Regions"), shall be merged into and with FLORIDA FIRST BANCORP, INC., a corporation organized and existing under the laws of the State of Florida ("FFB").

                                    ARTICLE 1
                                   DEFINITIONS


       Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

       1.1 "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by FFB and filed with the Secretary of State of the State of Florida relating to the merger of Merger Sub into and with FFB as contemplated by
Section 2.1 of this Plan of Merger.

       1.2 "AVERAGE CLOSING PRICE" shall mean the average of the daily last sales prices of Regions Common Stock as reported on the Nasdaq National Market System (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by Regions) for the five consecutive full trading days in which such shares are traded on the Nasdaq National Market System ending at the close of trading on the last trading prior to the date of the Effective Time.

       1.3   "CASH PAYMENT AMOUNT" shall have the definition as set forth in
Section 11.1 of the Merger Agreement.

       1.4 "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective pursuant to the laws of the State of Florida as defined in
Section 2.2 of this Plan of Merger.

       1.5   "EXCHANGE AGENT" shall mean the exchange agent selected by Regions.

       1.6 "FBCA" shall mean the Florida Business Corporation Act, as in effect at the Effective Time.

       1.7 "FFB COMMON STOCK" shall mean the $0.01 par value common stock of FFB.

       1.8   "FFB COMPANIES" shall mean, collectively, FFB and all FFB
Subsidiaries.

       1.9 "FFB STOCK PLANS" shall have the meaning set forth in the Merger Agreement.

       1.10 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

       1.11 "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, liabilities, or business, including those promulgated, interpreted, or enforced by any federal or state regulatory agencies having jurisdiction over a person or its Subsidiaries

       1.12 "MERGER" shall mean the merger of FFB into and with Merger Sub as provided in Section 2.1 of this Plan of Merger.

       1.13 "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of May 29, 1996, by and between FFB and Regions.

       1.14 "MERGER SUB COMMON STOCK" shall mean the $1.00 par value common stock of Merger Sub.

       1.15 "OPTION EXCHANGE RATIO" shall mean the Cash Payment Amount divided by the Average Closing Price.

       1.16 "REGIONS COMMON STOCK" shall mean the $.625 par value common stock of Regions.

       1.17 "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

       1.18 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

       1.19 "SURVIVING CORPORATION" shall refer to FFB as the surviving corporation resulting from the Merger.

                                    ARTICLE 2
                                 TERMS OF MERGER

       2.1 MERGER. Subject to the terms and conditions set forth in this Plan of Merger, at the Effective Time, Merger Sub shall be merged into and with FFB in accordance with the provisions of Sections 607.1101, 607.1103, 607.1105, and
607.1107 of the FBCA and with the effect specified in Section 607.1106 of the FBCA. FFB shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of Florida.

       2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time specified in the Articles of Merger to be filed with the Secretary of State of the State of Florida as provided in Section 607.1105 of the FBCA.

       2.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of FFB, as in effect immediately prior to the Effective Time, shall remain in full force and effect following the Effective Time as the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed as provided by law or by such Articles of Incorporation.

       2.4 BYLAWS. The Bylaws of FFB, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the Bylaws of the Surviving Corporation until otherwise amended or repealed as provided by law or by such Bylaws.

       2.5 DIRECTORS AND OFFICERS. The directors of FFB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of FFB in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

       3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Regions, FFB, or Merger Sub, or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of FFB Common Stock.

             (c) Each share of FFB Common Stock (excluding shares held by FFB or any of its Subsidiaries or by Regions or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be cancelled and converted into the right to receive in consideration thereof a cash payment from Regions in the amount of the Cash Payment Amount.

       3.2 ANTI-DILUTION PROVISIONS. In the event FFB changes the number of shares of FFB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock, the Cash Payment Amount shall be proportionately adjusted.

       3.3 SHARES HELD BY FFB OR REGIONS. Each of the shares of FFB Common Stock held by any FFB Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

       3.4   CONVERSION OF STOCK OPTIONS.

             (a) At the Effective Time, each option to purchase or acquire shares of FFB Common Stock pursuant to stock options ("FFB Options") granted by FFB under the FFB Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become Options with respect to Regions Common Stock, and Regions shall assume each FFB Option, in accordance with the terms of the FFB Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time,
(i) Regions and its Compensation Committee shall be substituted for FFB and the Committee of FFB's Board of Directors (including, if applicable, the entire Board of Directors of FFB) administering such FFB Stock Plan, (ii) each FFB Option assumed by Regions may be exercised solely for shares of Regions Common Stock, (iii) the number of shares of Regions Common Stock subject to such FFB Option shall be equal to the number of shares of FFB Common Stock subject to such FFB Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio, and (iv) the per share exercise price under each such FFB Option shall be adjusted by dividing the per share exercise price under each such FFB Option by the Option Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of FFB Options and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted FFB Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Option. The market value of one share of Regions Common Stock shall be the closing price of such common stock on the Nasdaq National Market System (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the

Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.4, each FFB Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.4.

             (b) As soon as reasonably practicable after the Effective Time, Regions shall deliver to the participants in each FFB Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such FFB Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.4(a) after giving effect to the Merger), and Regions shall comply with the terms of each FFB Stock Plan to ensure, to the extent required by, and subject to the provisions of, such FFB Stock Plan, that FFB Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of FFB Options assumed by it in accordance with this Section 3.4. As soon as reasonably practicable after the Effective Time, Regions shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Regions shall administer the FFB Stock Plan assumed pursuant to this
Section 3.4 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the FFB Stock Plan complied with such rule prior to the Merger.

             (c) All restrictions or limitations on transfer with respect to FFB Common Stock awarded under the FFB Stock Plans or any other plan, program, or arrangement of any FFB Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Plan of Merger.

                                    ARTICLE 4
                            DELIVERY OF CONSIDERATION

       4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Regions and the Surviving Corporation shall cause the Exchange Agent to mail to the former stockholders of FFB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FFB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of FFB Common Stock (other than shares to be canceled pursuant to

Section 3.3 of this Plan of Merger) promptly upon the surrender of the certificate or certificates representing such shares to the Exchange Agent, shall receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends and other distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Plan of Merger. Regions shall not be obligated to deliver any cash payments to which any former holder of FFB Common Stock is entitled as a result of the Merger, until such holder surrenders such holder's certificate or certificates representing the shares of FFB Common Stock for exchange as provided in this Section 4.1, or otherwise complies with the procedures of the Exchange Agent with respect to lost, stolen, or destroyed certificates. The certificate or certificates of FFB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither Regions, FFB, nor the Exchange Agent shall be liable to a holder of FFB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

       4.2 RIGHTS OF FORMER FFB STOCKHOLDERS. At the Effective Time, the stock transfer books of FFB shall be closed as to holders of FFB Common Stock immediately prior to the Effective Time and no transfer of FFB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of FFB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by FFB in respect of such shares of FFB Common Stock in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time.

       4.3 REGIONS TO MAKE CASH AVAILABLE. At or prior to the Effective Time, Regions shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates representing FFB Common Stock, for exchange in accordance with this Article 4, the requisite aggregate amount of the Cash Payment Amount to be paid pursuant to Section 3.1(c) in exchange for outstanding shares of FFB Common Stock.

                                    ARTICLE 5
                                  MISCELLANEOUS

       5.1 CONDITIONS PRECEDENT. Consummation of the Merger by Merger Sub shall be conditioned on the satisfaction of, or waiver by Regions of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by FFB shall be conditioned on the satisfaction of, or waiver by FFB of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement.

       5.2 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

       IN WITNESS WHEREOF, each of the Parties has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:

                                FLORIDA FIRST BANCORP, INC.



By:                             By:
    ----------------------          ----------------------
    Gary L. Smith                   Andrew W. Stein
    Secretary                       President and Chief Executive Officer


[CORPORATE SEAL]




ATTEST:                          REGIONS MERGER SUBSIDIARY, INC.



By:                             By:
    ----------------------          ----------------------
    Samuel E. Upchurch, Jr.         [Name]
    Corporate Secretary             [Title]


[CORPORATE SEAL]

                                   APPENDIX C

                                   AGREEMENT


             THIS AGREEMENT ("Agreement") is made and entered into as of the 29th day of May, 1996, by and between the undersigned, ______________, a resident of __________, ______________, and Regions Financial Corporation, a corporation organized and existing under the laws of the State of Delaware ("Regions").

             On even date herewith, Regions and Florida First Bancorp, Inc., a corporation organized and existing under the laws of the State of Florida ("FFB"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Regions Merger Subsidiary, Inc., a wholly owned subsidiary of Regions to be organized, with and into FFB (the "Merger") and the conversion of the issued and outstanding shares of the $0.01 par value common stock of FFB ("FFB Common Stock") into the right to receive a cash payment. The Merger Agreement is subject to the affirmative vote of the stockholders of FFB, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

             The undersigned is a member of the Board of Directors of FFB and is the owner of _________ shares of FFB Common Stock and has rights by option or otherwise to acquire _________ additional shares of FFB Common Stock ("Shares"). In order to induce Regions to enter into the Merger Agreement, the undersigned is entering into this Agreement with Regions to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a stockholder of FFB with respect to the Shares until consummation of the Merger.

             NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

             1. Without the written prior consent of Regions, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except (i) transfers by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) transfers in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to Regions pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

             2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which he has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of stockholders of FFB called to vote on the

Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to Regions upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

             3. Except as otherwise provided in this Agreement, at any meeting of stockholders of FFB or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) (i) against any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by FFB or (ii) any amendment of FFB's Articles of Incorporation or Bylaws or other proposal or transaction involving FFB or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

             4. The undersigned covenants and agrees with Regions that for a period of four years after the effective time of the Merger, the undersigned shall not, without the prior written consent of Regions, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major stockholder of any financial institution having an office in the county or counties located in the State of Florida, in which FFB operates a branch as of the date of this Agreement. It is expressly understood that the covenants contained in this paragraph 4 do not apply to (i) "management official" positions which the undersigned holds with financial institutions other than FFB as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major stockholder of a financial institution other than FFB as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel, accountant, investment advisor, or broker/dealer. For the purposes of the covenants contained in this paragraph 4, the following terms shall have the following respective meanings:

                   (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

                   (b) The term "financial institution" shall refer to any insured depository institution or its holding company or an affiliate. It is expressly understood





                                     - 2 -
DC961360.013
                          that the term financial institution shall include any financial institution as defined herein that after the date of this Agreement makes application to an appropriate federal or state regulatory authority for approval to organize.

                   (c) The term "major stockholder" shall refer to the beneficial ownership of 2% or more of any class of voting securities of such company or the ownership of 2% of the total equity interest in such company, however denominated.

                   In the case of an undersigned who is, as of the date of this Agreement, not a full-time salaried officer of FFB, the provisions of this paragraph 4 shall be of no further force and effect if the undersigned is not offered employment as a director or advisory director of Regions or any of its subsidiaries at the effective time of the Merger or if the undersigned is so employed, the undersigned's employment is terminated by Regions after the effective time of the Merger.

                   In the case of an undersigned who is, as of the date of this Agreement, a full-time salaried officer of FFB, the provisions of this paragraph 4 shall be of no further force and effect if (i) the undersigned is not offered employment as an officer of Regions or the depository institution subsidiary of Regions operating in any county in which FFB has an office at the effective time of the Merger, or (ii) the undersigned is so employed, the undersigned's employment is terminated, without just cause, by Regions after the effective time of the Merger.


             5. The undersigned acknowledges and agrees that Regions could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Regions in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

             6. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

             7. Except with respect to the covenants contained in paragraph 4, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) April 30, 1997 or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement shall terminate.





                                     - 3 -
DC961360.013

             IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the undersigned as of the day and year first above written.

As to the Undersigned,
signed in the presence of:


-------------------------------         -------------------------------

                                        Name:
                                               ---------------------------
                                                (Please print or type)



                                        REGIONS FINANCIAL CORPORATION



                                        By:
                                            ---------------------------------
                                            Samuel E. Upchurch, Jr.
                                            General Counsel and Corporate
                                             Secretary





                                     - 4 -
DC961360.013

                                   APPENDIX C

                                   AGREEMENT


             THIS AGREEMENT ("Agreement") is made and entered into as of the 29th day of May, 1996, by and between the undersigned, ______________, a resident of __________, ______________, and Regions Financial Corporation, a corporation organized and existing under the laws of the State of Delaware ("Regions").

             On even date herewith, Regions and Florida First Bancorp, Inc., a corporation organized and existing under the laws of the State of Florida ("FFB"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Regions Merger Subsidiary, Inc., a wholly owned subsidiary of Regions to be organized, with and into FFB (the "Merger") and the conversion of the issued and outstanding shares of the $0.01 par value common stock of FFB ("FFB Common Stock") into the right to receive a cash payment. The Merger Agreement is subject to the affirmative vote of the stockholders of FFB, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

             The undersigned is a member of the Board of Directors of FFB and is the owner of _________ shares of FFB Common Stock and has rights by option or otherwise to acquire _________ additional shares of FFB Common Stock ("Shares"). In order to induce Regions to enter into the Merger Agreement, the undersigned is entering into this Agreement with Regions to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a stockholder of FFB with respect to the Shares until consummation of the Merger.

             NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

             1. Without the written prior consent of Regions, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except (i) transfers by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) transfers in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to Regions pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

             2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which he has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of stockholders of FFB called to vote on the

Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to Regions upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

             3. Except as otherwise provided in this Agreement, at any meeting of stockholders of FFB or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) (i) against any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by FFB or (ii) any amendment of FFB's Articles of Incorporation or Bylaws or other proposal or transaction involving FFB or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

             4. The undersigned covenants and agrees with Regions that for a period of four years after the effective time of the Merger, the undersigned shall not, without the prior written consent of Regions, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major stockholder of any financial institution having an office in the county or counties located in the State of Florida, in which FFB operates a branch as of the date of this Agreement. It is expressly understood that the covenants contained in this paragraph 4 do not apply to (i) "management official" positions which the undersigned holds with financial institutions other than FFB as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major stockholder of a financial institution other than FFB as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel, accountant, investment advisor, or broker/dealer. For the purposes of the covenants contained in this paragraph 4, the following terms shall have the following respective meanings:

                   (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

                   (b) The term "financial institution" shall refer to any insured depository institution or its holding company or an affiliate. It is expressly understood





                                     - 2 -
DC961360.013
                          that the term financial institution shall include any financial institution as defined herein that after the date of this Agreement makes application to an appropriate federal or state regulatory authority for approval to organize.

                   (c) The term "major stockholder" shall refer to the beneficial ownership of 2% or more of any class of voting securities of such company or the ownership of 2% of the total equity interest in such company, however denominated.

                   In the case of an undersigned who is, as of the date of this Agreement, not a full-time salaried officer of FFB, the provisions of this paragraph 4 shall be of no further force and effect if the undersigned is not offered employment as a director or advisory director of Regions or any of its subsidiaries at the effective time of the Merger or if the undersigned is so employed, the undersigned's employment is terminated by Regions after the effective time of the Merger.

                   In the case of an undersigned who is, as of the date of this Agreement, a full-time salaried officer of FFB, the provisions of this paragraph 4 shall be of no further force and effect if (i) the undersigned is not offered employment as an officer of Regions or the depository institution subsidiary of Regions operating in any county in which FFB has an office at the effective time of the Merger, or (ii) the undersigned is so employed, the undersigned's employment is terminated, without just cause, by Regions after the effective time of the Merger.


             5. The undersigned acknowledges and agrees that Regions could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Regions in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

             6. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

             7. Except with respect to the covenants contained in paragraph 4, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) April 30, 1997 or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement shall terminate.





                                     - 3 -
DC961360.013

             IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the undersigned as of the day and year first above written.

As to the Undersigned,
signed in the presence of:


-------------------------------         -------------------------------

                                        Name:
                                               ---------------------------
                                                (Please print or type)



                                        REGIONS FINANCIAL CORPORATION



                                        By:
                                            ---------------------------------
                                            Samuel E. Upchurch, Jr.
                                            General Counsel and Corporate
                                             Secretary





                                     - 4 -
DC961360.013

                                   APPENDIX D

[LETTERHEAD] BAIRD




November 7, 1996



Florida First Bancorp, Inc.
144 Harrison Avenue
Panama City, Florida 32401

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Florida First Bancorp, Inc. ("Florida First") of the cash payment to be received by them under the terms of an Agreement and Plan of Reorganization and related Merger Agreement, dated as of May 29, 1996, (the "Agreements") between Florida First and Regions Financial Corporation ("Regions") pursuant to which Florida First will merge with Regions Merger Subsidiary, a wholly-owned subsidiary of Regions (the "Merger"). Upon consummation of the Merger, each outstanding share of the $ .01 par value common stock of Florida First ("Florida First Common Stock") will be converted into the right to receive a cash payment of $11.65 subject to possible adjustment in accordance with the Agreements. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreements.

Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. In the ordinary course of our business, we actively trade Florida First Common Stock for our own account and for the accounts of our customers. Also, Baird has provided investment banking services to Florida First in the past for which Baird has received customary fees. As you know, we have been retained to represent Florida First in an investment capacity and assisted in negotiating the Agreements for which we will receive substantial compensation.

In reaching our opinion, we have studied and analyzed the financial position, both current and historical, of Florida First. We have met with the senior management of Florida First to review its business history, current operations, and future prospects. In performing our

Board of Directors
Florida First Bancorp. Inc.
November 7, 1996
Page Two


investigation, we have reviewed and analyzed, among other things, the following: (i) the Agreements; (ii) draft of the Proxy Statement to be filed with the Securities and Exchange Commission and Office of Thrift Supervision which will serve as a proxy statement for Florida First to solicit the requisite shareholders approval of the Merger; (iii) audited consolidated financial statements of Florida First and Regions for each of the five years ending December 31, 1995, and unaudited consolidated financial statements for the six month period ended June 30, 1996; (iv) Annual Reports to Shareholders and Annual Reports on Form 10-K of Florida First and Regions for each of the five years ended December 31, 1995; and the Quarterly Reports to Shareholders and Quarterly Reports on Form 10-Q for the three and six month periods ended June 30, 1996; (v) various management reports, financial records, regulatory filings, and such other documents as were furnished to us by the management of Florida First and Regions; (vi) market price, trading data, and dividend history of Florida First Common Stock; (vii) market prices, trading data, and dividend histories of the publicly-traded securities of other thrift institutions we deemed comparable; and (viii) the financial terms and characteristics of recent mergers and acquisitions with respect to other thrift institutions we found relevant to our inquiry. In rendering our opinion, we have analyzed certain financial and other information relating to other institutions we deemed comparable to Florida First and conducted such other studies, analyses and inquiries as we considered appropriate. Our investigation into the affairs of Regions was necessarily limited to an analysis of its financial condition and capability to make the cash payments provided for under the Agreements.

In performing our review, we have relied upon and assumed without independent verification the accuracy and completeness of all information publicly available or otherwise provided to or received by us. We have not performed or considered any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Florida First. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Florida First that such forecasts and other information and data were prepared on bases reflecting reasonable estimates and judgments as to the expected future financial performance of Florida First. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategy that might exist for Florida First or the effect of any other transaction in which Florida First might engage. The opinion we express herein is necessarily based on

Board of Directors
Florida First Bancorp. Inc.
November 7, 1996
Page Three


market, economic, and other relevant considerations as they exist and can be evaluated as of the date of this letter and we have assumed that Regions will receive regulatory approvals without undue delay. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof.

Based upon and subject to the foregoing, our experience as investment bankers and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the cash payment provided for in the Agreement and Plan of Reorganization and related Merger Agreement is fair, from a financial point of view, to the shareholders of Florida First Bancorp, Inc.

Very truly yours,


/s/ Robert W. Baird & Co. Incorporated


ROBERT W. BAIRD & CO. INCORPORATED

                                                                     APPENDIX A

                               REVOCABLE PROXY
                         FLORIDA FIRST BANCORP, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FLORIDA FIRST BANCORP (THE "COMPANY") FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 1996 AND AT ANY ADJOURNMENT THEREOF.

        The undersigned, being a stockholder of the Company, hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies with full power of substitution, and hereby authorizes the said proxies to represent and vote, as designated below, all the shares of Common Stock of the Company held of record on October 31, 1996, at the Special Meeting of Stockholders of the Company to be held at the Company's home office located at 144 Harrison Avenue, Panama City, Florida on December 10, 1996 at 4:00 p.m., Central Time, and at any adjournment thereof.

        THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE BELOW, SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1 AND 2.

        The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of Florida First Bancorp, Inc. called for December 10, 1996, a Proxy Statement for the Special Meeting, the Company's 1995 Annual Report to Stockholders and the Company's Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1996, prior to the signing of this Proxy.

(Continued and to be signed on the reverse side)

                                                   Florida First Bancorp, Inc.
                                                   PO Box 11090
                                                   New York, N.Y. 10203-0090

1.  PROPOSAL TO consider and vote upon the Agreement and Plan of                    2.  PROPOSAL TO adjourn the Special Meeting if
    Reorganization, dated as of May 29, 1996 ("Agreement"), by and between              necessary to solicit additional proxies in
    the Company and Regions Financial Corporation ("Regions") and the                   favor of Proposal No. 1.
    related Plan of Merger ("Plan of Merger") by and between the Company
    and Regions Merger Subsidiary, Inc., a Florida corporation and wholly           FOR /X/     AGAINST /X/     ABSTAIN /X/
    owned, newly formed subsidiary of Regions ("Merger Subsidiary"),
    pursuant to which, among other things, (i) Merger Subsidiary will be            In their discretion, the proxies are authorized
    merged with and into the Company, with the Company becoming a wholly            to vote upon such other matters as may properly
    owned subsidiary of Regions (the "Merger"); and (ii) each stockholder           come before the Special Meeting, or any
    of the Company will be entitled to receive $11.65 in cash ("Merger              adjournment thereof, as described in the
    Consideration"), subject to certain adjustments which may increase or           accompanying Proxy Statement. Management is not
    decrease the Merger Consideration by a maximum of $.29 per share as             aware of any other matters which could come
    described in the Proxy Statement, in consideration for each share of            before the Special Meeting.
    common stock of the Company owned by such stockholder.
                                                                                    I /X/ plan /X/ do not plan to attend the Special
FOR /X/     AGAINST /X/     ABSTAIN /X/                                                            meeting.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Please sign exactly as your name(s) appear(s)
                                                                                      on this Proxy. Only one signature is required
                                                                                      in case of joint ownership. When signing in a
                                                                                      representative capacity, please give title.


                                                                                      ----------------------------------------------
                                                                                                        Signature


                                                                                      ----------------------------------------------
                                                                                                        Signature


                                                                                      Dated:                                  , 1996
                                                                                            ----------------------------------



                                                                                      VOTES MUST BE INDICATED
        PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CARD USING THE               (X) IN BLACK OR BLUE INK.     /X/
                        ENCLOSED POSTAGE PAID ENVELOPE.

                                                                    EXHIBIT ____



                         FLORIDA FIRST BANCORP, INC.
                            --------------------
                             1995 ANNUAL REPORT

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY
================================================================================
CONTENTS


  Selected Financial and Other Data                              2
  President's Message                                            4
  Operational Review                                             6
  Statement of Management                                        8
  Independent Auditors' Report                                   9
  Consolidated Statements of Financial Condition                10
  Consolidated Statements of Operations                         11
  Consolidated Statements of Stockholders' Equity               12
  Consolidated Statements of Cash Flows                         13
  Notes to Consolidated Financial Statements                    14
  Directors and Officers                                        32
  Corporate Information                                         34
  Office Locations                                              34

  Management's Discussion and Analysis of Financial
    Condition and Results of Operations                 Appendix A



FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                    2

SELECTED FINANCIAL AND OTHER DATA

                                                                                    December 31,
                                                       -----------------------------------------------------------------
                                                         1995           1994        1993            1992          1991
                                                       -----------------------------------------------------------------
                                                                       (In thousands, except per share amounts)
    AT YEAR END
  Total assets                                         $303,329      $278,029      $272,510       $268,792      $265,705
  Loans receivable - net                                174,683       170,082       172,003        175,053       180,465
  Securities held to maturity - net                      68,848        56,162        68,913         52,449        41,643
  Securities available for sale - net                    32,543        23,868
  Cash and cash equivalents                              14,437        12,766        15,182         19,597        15,395
  Real estate owned                                         317         3,235         5,815         12,088        17,822
  Deposits                                              250,041       225,678       210,079        213,062       203,022
  FHLB advances and other borrowings                     30,721        32,593        46,164         42,100        52,600
  Stockholders' equity                                   20,574        17,564        14,047         11,515         8,154
  Stockholders' equity per share                           6.13          5.33          4.97           4.08          4.36
  Stockholders' equity per share, fully diluted            6.05          5.21          4.62           4.08          4.36
                                                       -----------------------------------------------------------------
  FOR THE YEAR
  Interest income                                      $ 21,589      $ 18,544      $ 18,387       $ 19,946      $ 22,269
  Interest expense                                       12,898        10,793        11,186         13,534        17,827
                                                       -----------------------------------------------------------------
      Net interest income                                 8,691         7,751         7,201          6,412         4,442
  Provision for losses on interest-earning assets            10           408           846          1,556           921
                                                       -----------------------------------------------------------------
      Net interest income after provision for losses      8,681         7,343         6,355          4,856         3,521
  Other income                                            2,235         1,278         2,857          2,410         1,928
  Operating expenses                                      7,030         6,326         6,301          5,523         5,585
  Real estate owned expenses - net                           29           269         1,115            706         2,011
                                                       -----------------------------------------------------------------
  Income (loss) before income taxes
    and extraordinary items                               3,857         2,026         1,796          1,037        (2,147)
  Income tax provision (benefit)                          1,446          (608)         (801)           448
                                                       -----------------------------------------------------------------
  Income (loss) before extraordinary items                2,411         2,634         2,597            589        (2,147)
  Extraordinary income - utilization of
    net operating loss carryforward                                                                    402
  Extraordinary expense - prepayment penalties                             74            80             15            12
                                                       -----------------------------------------------------------------
  Net income (loss)                                    $  2,411      $  2,560      $  2,517       $    976      $ (2,159)
                                                       =================================================================
  Earnings per share:
  Primary income per share:

    Income (loss) before extraordinary items           $    .72      $    .86      $    .87       $    .29      $  (1.15)
    Extraordinary items                                                  (.03)         (.03)           .19          (.01)
                                                       -----------------------------------------------------------------
  Net income (loss)                                    $    .72      $    .83      $    .84       $    .48      $  (1.16)
                                                       =================================================================
  Fully diluted income per share:
      Income (loss) before extraordinary items         $    .72      $    .86      $    .85       $    .29      $  (1.15)
      Extraordinary items                                                (.03)         (.03)           .19          (.01)
                                                       -----------------------------------------------------------------
  Net income (loss)                                    $    .72      $    .83      $    .82       $    .48      $  (1.16)
                                                       =================================================================
  Dividends per share                                  $    .06
                                                       =================================================================
  FOR THE YEAR
  Yield on loans                                           8.52%         8.25%         8.73%          9.32%         9.86%
  Yield on securities and other
      interest-earning assets                              6.13          5.22          4.68           5.33          8.05
  Yield on total interest-earning assets                   7.60          7.20          7.46           8.28          9.46
  Cost of deposits                                         4.61          3.81          3.90           4.86          6.68
  Cost of borrowings                                       6.03          6.51          7.29           7.96          8.86
  Cost of total interest-bearing liabilities               4.77          4.23          4.45           5.42          7.12
  Interest rate spread                                     2.83          2.97          3.01           2.86          2.34
  Net interest margin                                      3.06          3.01          2.92           2.66          1.89
                                                       -----------------------------------------------------------------
  SIGNIFICANT RATIOS
  Return on average assets                                  .82%          .94%          .95%           .37%         (.82)%
  Return on average equity                                12.70         16.95         20.47          11.36        (21.72)
  Stockholders' equity to total assets                     6.78          6.32          5.16           4.28          3.07
  Net non-performing assets to total assets                 .92          2.15          2.78           6.04          9.81
                                                       -----------------------------------------------------------------
  Retail banking facilities - full service                    9             8             8              8             9
                              limited service                 1             1             1              1             1

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                  3

                                                  BOARD OF DIRECTORS:
                                                        FLORIDA FIRST
                                                        BANCORP, INC.
                                           Front Row (Left to Right):
                                            Andrew W. Stein, Tommy M.
              (PHOTO)                    Cooley. (Center):  Joseph K.
                                          Tannehill, William H. Carr.
                                        (Back Row): C. L. Jinks, Jr.,
                                           G. Bayne Collins, James E.
                                                McIntyre, John Robert
                                                           Middlemas.

DIRECTORS EMERITI:
FLORIDA FIRSTBANK
Front: Girard L. Clemons, Jr.                   (PHOTO)
Back Row (Left to Right): A.
F. Myers, H. Kent Hall.

                                                 PRINCIPAL
                                                 OFFICERS:
                                         FLORIDA FIRSTBANK
                                            Left to Right:
              (PHOTO)                       Gary L. Smith,
                                        Steven A. Rudloff,
                                          Andrew W. Stein,
                                    Barbara Larrabee Haag,
                                          S. Derek Tolson.

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                  4

PRESIDENT'S MESSAGE

Dear Stockholder:

Nineteen hundred ninety five was a year of great progress for Florida First Bancorp, Inc. Earnings before taxes of $3.9 million shattered all previous records and represent a 90% increase over 1994! Non-performing assets fell to their lowest levels since Florida First became a public company and will no longer constrain our earnings going forward. Most noteworthy are the across the board improvements experienced in virtually every sector of our operations. Improvements in our interest margin and expansion of total assets to $303 million boosted net interest income to record levels. As a result of a more favorable interest rate environment and of marketing initiatives undertaken throughout 1995, non-interest income grew 75% to $2.2 million compared to 1994. Our progress is confirmed by the performance of our stock which is trading at its highest level in ten years. We are looking forward to another successful year as these positive trends appear to be carrying over into 1996.

The name change of the Bank has been very well received by our customers in all of the markets we serve. The name conveys the full range of bank products we offer and dispels the idea of a limited service thrift. During the year, our improved ability to sell Bank products and services was confirmed as consumer loans increased 20%, credit card advances doubled, commercial and income property loans grew 10.5% and demand deposits grew 61%. The name change and attendant marketing supported the continued sales efforts of our staff.

During 1995, we completed the reorganization whereby the Company became the holding company of the Bank. The holding company provides greater flexibility in operations and capital structure. Although we have not yet utilized that flexibility, we are in a position to take advantage of opportunities that may become available.

Although we have made great strides, we still have a long way to go to complete our transformation from a traditional thrift to a community bank. Our balance sheet bears too many similarities to a thrift with, in our view, an unacceptable net interest spread. Despite our successes in 1995, it will take several years to reposition our balance sheet with higher yielding assets such as small business and consumer loans.

To further support the necessity of making the balance sheet more like that of a bank, the role played by residential mortgage lending has changed dramatically in recent years. While significant non-interest income is derived from this activity, it has not been a good source of high yielding assets for the Bank. With residential mortgage interest rates at current levels, the Bank cannot originate fixed-rate loans for portfolio and realize a spread sufficient to warrant the interest rate risks.

There is a necessary cost increase involved when new products and services are introduced. Operating expenses increased 11% in 1995 compared to 1994. Personnel and resources necessary to manage the Company's diversification were added in 1995. In particular, a commercial lending department was created. A new branch was opened in February 1995 in Spring Hill which held $10.3 million in deposits at year end. We also incurred one-time expenses of $167,000 related to the holding company reorganization and the change of name of the Bank.

We continue our commitment to innovative product development. In 1995, we initiated ACH origination for our commercial clients and introduced voice response account inquiry for all customers. We are especially excited about our

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                    5

product offerings via the Internet which is presently averaging five inquiries daily, primarily for credit card services. In March 1996, we will offer our check card which we believe, when combined with a checking account offered through the Internet and electronic payroll transfer, will allow our products to be utilized anywhere in the country. A consumer will not be hindered by merchant reluctance to accept out of town checks, and cash can be accessed from virtually any ATM in the country. In addition to expanding our Internet offerings, we are researching greater utilization of proprietary ATM's, automated bill pay systems and home banking alternatives.

There are several challenges we face. The increased consumer acceptance of alternative delivery systems of bank products creates some economies of size that were heretofore unrealized. Price pressures on community banks are increasing in light of the high level of consolidation in the banking industry. This competitive disadvantage will have to be offset with superior customer service and responsiveness.

Another competitive disadvantage we face is the disparity between deposit insurance premiums paid by thrifts compared to banks. The average institution with a thrift charter is insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") and pays $.23 per $100 of deposits in annual insurance premiums. Commercial banks are insured by the Bank Insurance Fund ("BIF") of the FDIC and pay no deposit insurance premium because the BIF has reached its statutory reserve requirement. Florida FirstBank will pay $575,000 in FDIC premiums while a comparably sized commercial bank will pay nothing. This is a real inequity, The SAIF is undercapitalized because of the thrift industry crisis of the late 1980's, but the present thrift industry is healthy and prosperous. These institutions cost the taxpayers nothing, and it is a disservice to those who had the confidence to invest in the industry to further disadvantage them.

Congress had passed a resolution to the disparity. It called for a one time assessment of .85% of deposits to recapitalize SAIF resulting in parity of deposit insurance premiums. The measure was estimated to impact Florida FirstBank as a one time charge to earnings of approximately $2.0 million before provision for income taxes, but would result in approximately $500,000 annual pre-tax increase in earnings. In addition, the SAIF and BIF would ultimately have been merged and the thrift and bank charters combined. Though the inequity to our stockholders and customers was not mitigated, we supported resolving the issue in one step and creating a level playing field. Unfortunately, the congressional action was attached to the Balanced Budget Act of 1995 that was vetoed by the President for reasons unrelated to the SAIF recapitalization. It is probable that this issue will be resolved in 1996 with a similar financial outcome.

In conclusion, we are pleased with the trends experienced by the Company in recent years and the accomplishments realized in 1995. We are excited by the challenges and opportunities that we will face in 1996 and thank you for your continued support.


Sincerely,

/s/ Andrew W. Stein
-----------------------
Andrew W. Stein
President and
Chief Executive Officer

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                     6

OPERATIONAL REVIEW

On May 1, 1995, Florida First Federal Savings Bank (the "Bank") completed its reorganization into the holding company form of organization pursuant to which Florida First Bancorp, Inc. (the "Company") became the holding company for the Bank. As the Company presently does not own any Company presently does not own any operating subsidiaries other than the Bank, the discussion below relates primarily to the Bank, and the financial data for periods prior to the reorganization reflects financial data of the Bank.

The Bank made several careful decisions and critical changes during 1995 which helped position it for a future of long-term profitability, beneficial relationships for both retail consumers and commercial businesses, and lasting support for the communities it serves. The Bank introduced a new corporate name and identity, began the process of restructuring the corporate balance sheet to reflect that of a community bank, focused sales efforts on gaining market share in the Bank's primary markets, and embraced new technology as a means of meeting the changing demands of its customers.



NEW CORPORATE
NAME AND IDENTITY

Prior to the deregulation of the banking industry, distinct differences existed between thrifts and commercial banks. However, today's banks and thrifts more closely resemble financial supermarkets. Customers now demand the ability to shop for all of their banking needs under one financial umbrella. As the financial industry continues to consolidate, and competition within service markets increases, the need for a clear and concise corporate identity becomes even more apparent.

Findings of a 1994 market research study conducted by the Marketing Workshop of Atlanta, Georgia, clearly revealed that consumers were unaware that Florida First Federal Savings Bank offered many of the same, if not all, of the financial products and services of competing commercial banks. The general belief was that the Bank only offered those products traditional to thrifts: residential mortgage loans, savings accounts and certificates of deposit. After careful review, management elected to reshape the Bank's corporate direction and public image.

                                   (Graph)

The process of selecting a new corporate name, logo, colors and overall image began. In May 1995, Florida First Federal Savings Bank changed its name to Florida FirstBank, a "full-service community bank", committed to establishing beneficial relationships with both retail consumers and commercial businesses.

SHIFTING THE CORPORATE BALANCE SHEET

In keeping with the new corporate image as a full-service financial provider, increased emphasis was placed on consumer and commercial lending. Management of the Bank believes that a shift toward increased consumer and small-business lending is critical to long-term profitability. Historically, the thrift industry was established for the purpose of promoting home ownership through mortgage financing. In the current environment of thin interest margins, it is no longer prudent to pursue the mortgage loan market as the primary means of lending. Now more than ever, for a bank to prosper, it must diversify and offer a full range of consumer and commercial products. The Bank believes there is increased earning potential in these areas, and plans to market them aggressively in 1996. An added benefit to this approach will be strengthened relationships with our existing customers, who already supply the Bank with a significant base of deposits.

                                   (Graph)

RETAIL SALES

In 1995, the Bank experienced its best year for retail account sales, It is management's belief that the increase in new accounts and deposits is directly attributable to the emphasis placed on retail sales and a corporate sales culture. For the last two years, the Bank has committed the entire organization to change, to continuous improvement, and to the ongoing execution of a successful sales and service

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                     7

strategy. The Bank is committed to making sales and the delivery of quality customer service its corporate trademark.

As a direct result of the Bank's commitment to sales and service, cross sales per customer (the number of new relationships opened per customer contact) increased from 1994 to 1995 by 26.9%. Cross sales ratios increased from a 1994 average of 1.97 relationships per customer contact, to an average of 2.50 relationships per contact in 1995. The Bank also experienced a 40.7% increase in new accounts opened and a net account increase of 12.7% when comparing 1994 to 1995.

Along with new account growth, total deposits increased in 1995. During 1995, Florida FirstBank realized a $24.3 million or a 10.8% increase in core deposits, from $225.7 million at December 31, 1994, to $250.0 million at December 31, 1995. Management also believes that the key to the Bank's long-term success lies in increasing market share within its primary service market, Bay County, Florida. Deposits for the Bay County market increased by approximately $10.4 market increased by approximately $10.4 million or 6.8% when compared to the same period in 1994. This increase in retail deposits positions the Bank as the third largest financial institution within the Bay County market.

TECHNOLOGY

The Bank continually explores the application of new technology to enhance its retail delivery system and operating efficiencies. One innovative new way in reaching other markets and customers is through the Internet. In the summer of 1995, Florida FirstBank became the first financial institution located in the Florida Panhandle to offer its products and services via the Internet.

Many experts feel the "Net" is the most revolutionary communications medium to be introduced since the onset of television and radio. The potential advantages of marketing on the Internet, the communications super highway, are vast. Service markets are no longer bound by geography.

Customers can browse through the Bank's product and services, apply for a credit card, even open a checking or savings account from anywhere in the United States, or even the world. Customer inquiries and account activity on the Internet have been quite impressive for the first six months of operation. The Bank is currently averaging approximately 200 new account inquiries each month. The Bank's Internet home page may be found on the worldwide web at: http://interoz.com/flafirstbank.

                                   (Graph)

The Bank currently plans to introduce a debit or "Check Card" in the spring of 1996. This exciting new product will allow customers to make purchases without having to write a check. The new Florida FirstBank "Check Card" will work much like an ATM card. Customers will be able to purchase merchandise at any retail merchant worldwide that accepts VISA. Once the "Check Card" is presented to the merchant, the amount of the purchase is automatically deducted from the customer's checking account.

While many financial institutions are limiting products or services due to cost or complexity, Florida FirstBank continually evaluates new and existing products, services and technology to determine whether they are or can satisfy its customer's needs. This has enabled Florida FirstBank to develop new business and non-traditional services that best meet the changing demands of the modern consumer. The Bank's intention is not to assemble either the flashiest or the greatest number of services. Instead, Florida FirstBank strives to achieve the right balance for its customers.

                                   (Graph)

Florida FirstBank's goal is to be a strong full-service financial provider, to offer exceptional customer service, and to invest in the communities we serve through increased consumer and commercial lending.

At Florida FirstBank, we want to put choice back into our customers' hands. This array of choices will distinguish the Bank as a responsive and innovative community bank.

STATEMENT OF MANAGEMENT

The management of Florida First Bancorp, Inc. (the "Company") has prepared and is responsible for the consolidated financial statements and all the other information. whether audited or unaudited, in this Annual Report. The consolidated financial statements were prepared in accordance with generally accepted accounting principles and necessarily include amounts that are based on the Company's best estimates and judgments. The estimate of collateral values is subject to a diversity of opinion regarding assumptions inherent in the estimation process, In addition, the estimate of collateral values is highly dependent upon management's intention regarding disposal of the property. Financial information included elsewhere in this Annual Report is consistent with the consolidated financial statements.

The Company maintains a system of internal accounting control, which, among other things, provides reasonable assurance that assets are safeguarded and that reliable financial records are maintained for preparing consolidated financial statements.

Deloitte & Touche LLP, the Company's independent public accountants, audits the fiscal year-end consolidated financial statements in accordance with generally accepted auditing standards. The responsibility of the independent public accountants is limited to an expression of their opinion with respect to the fairness of the consolidated financial statements as they are presented in the Company's Annual Report. The Company's Board of Directors has an Audit Committee consisting solely of non-management directors. This committee recommends the engagement of an independent public accounting firm to the Board and meets periodically with management, the internal auditor and the independent public accountants to discuss audit, internal accounting control and financial reporting matters.





 /s/ Andrew W. Stein      /s/ Barbara L. Haag        /s/ Gary L. Smith
 ANDREW W. STEIN          BARBARA L. HAAG            GARY L. SMITH
 President and            Senior Vice President and  Senior Vice President and
 Chief Executive Officer  Treasurer                  Secretary
                                                     February 16, 1996

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Florida First Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Florida FirstBancorp, Inc. and subsidiary (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation, We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

Tampa, Florida
FEBRUARY 16, 1996

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                   10

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                    December 31,
                                                                                --------------------
                                                                      Notes        1995        1994
                                                                   ---------------------------------
                                                                                    (In  thousands)
ASSETS
Cash                                                                     2       $  5,686   $  5,052
Interest-bearing deposits                                            2,3,4,14       8,751      7,714
                                                                                 -------------------
 Cash and cash equivalents
Loans held for sale                                                                14,437     12,766
                                                                        2,11        3,304      1,398
Mortgage-backed securities available for sale - net                    2,3,5       19,177      8,860
Other securities available for sale - net                              2,3,5       13,366     15,008
Mortgage-backed securities held to maturity - net
   (approximate market values - $16,805 and $22,031, respectively)     2,3,5       16,752     23,087
Other securities held to maturity - net (approximate
   market values - $51,835 and $31,951, respectively)                  2,3,5       52,096     33,075
Loans receivable - net                                              2,3,6,12,14   171,379    168,684
Accrued interest receivable:
   Loans                                                                            1,499      1,297
   Mortgage-backed securities                                                         221        184
   Other securities                                                                   331        362
Real estate owned                                                        7            317      3,235
Premises and equipment - net                                             8          4,401      4,075
Federal Home Loan Bank ("FHLB") stock - at cost                       2,3,12        2,766      2,766
Deferred income taxes                                                   13          1,852      2,174
Other assets                                                                        1,431      1,058
                                                                                 -------------------
  TOTAL                                                                          $303,329   $278,029
                                                                                 ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                             2,10,11     $250,041   $225,678
FHLB advances                                                       2,5,11,12      30,721     32,593
Advances by borrowers for taxes and insurance                                         701        823
Income tax payable                                                                     45
Other liabilities                                                                   1,247      1,371
                                                                                 -------------------
Total liabilities                                                                 282,755    260,465
                                                                                 -------------------
COMMITMENTS AND CONTINGENCIES                                       2,5,12,14

STOCKHOLDERS' EQUITY:                                               15,16,17
Preferred stock, 1,000,000 shares authorized;
   none issued and outstanding
Common stock, 6,500,000 shares, $.01 par value
   per share authorized; 3,358,245 and 3,292,770
   shares issued and outstanding, respectively                                         34         33
Additional paid-in capital                                                         16,096     15,958
Unrealized gains (losses) on securities
   available for sale - net of taxes                                  1,5             112       (547)
Retained income                                                                     4,332      2,120
                                                                                  ------------------
Total stockholders' equity                                                         20,574     17,564
                                                                                 -------------------
   TOTAL                                                                         $303,329   $278,029
                                                                                 ===================


See accompanying notes to consolidated financial statements.

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                   11


CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                             Year Ended December 31,
                                                              ----------------------------------------------------
                                                      Notes              1995                1994            1993
                                                     --------------------------------------------------------------
                                                             (in thousands. except per share amounts)
INTEREST INCOME:
Loans                                                   3,6       $ 14,872           $ 13,897             $ 14,760
Mortgage-backed securities                              3,5          2,150              1,541                1,468
Other securities                                        3,5          3,475              2,145                1,524
Other interest income                                   3,4          1,092                961                  635
                                                                  ------------------------------------------------
  Total interest income                                             21,589             18,544               18,387
                                                                  ------------------------------------------------
INTEREST EXPENSE:
Deposits                                              3,10,11       11,076              8,217                8,198
Short-term borrowings                                 3,11,12           66                  6                   29
Long-term borrowings                                  3,11,12        1,756              2,570                2,959
                                                                  ------------------------------------------------
  Total interest expense                                            12,898             10,793               11,186
                                                                  ------------------------------------------------
NET INTEREST INCOME                                                  8,691              7,751                7,201
Provision for losses on interest-earning assets         5,6             10                408                  846
NET INTEREST INCOME AFTER
 PROVISION FOR LOSSES                                                8,681              7,343                6,355
OTHER INCOME:
Loan correspondent and servicing fees                                  552                591                  817
Service charges                                                        771                660                  509
Gains (losses) on sales of:
  Loans                                                                263               (133)                 776
  Mortgage-backed securities available for sale           5             34                                     203
  Other securities available for sale                     5            (78)
  Pair-off transactions, equity securities and
   mutual funds                                                         10                (99)                 (22)
  Real estate                                             7            265                 87                   46
  Subsidiary                                              9                                                    109
Other operating income

  Total other income                                                   418                172                  419
                                                                  ------------------------------------------------
                                                                     2,235              1,278                2,857
                                                                  ------------------------------------------------
OPERATING EXPENSES:
Employee compensation and benefits                       17          3,327              3,018                3,152
Occupancy and equipment                                   8          1,394              1,218                1,145
Advertising, promotion and training                                    287                298                  322
Expenses related to reorganization and name change                     167
Federal deposit and other insurance premiums                           747                776                  747
Professional fees                                                      262                295                  301
Other operating expenses                                               846                721                  634
                                                                  ------------------------------------------------
  Total operating expenses                                           7,030              6,326                6,301
                                                                  ------------------------------------------------
REAL ESTATE OWNED EXPENSES:
Real estate owned operating expense - net                  7            29                 76                   91
Real estate owned writedowns                               7                              193                1,024
                                                                  ------------------------------------------------
  Total real estate owned expenses                                      29                269                1,115
                                                                  ------------------------------------------------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS                                                3,857              2,026                1,796
Income tax Provision (benefit)                             13        1,446               (608)                (801)
                                                                  ------------------------------------------------
INCOME BEFORE EXTRAORDINARY ITEMS                                    2,411              2,634                2,597
  Extraordinary expense - prepayment penalties             12                              74                   80
                                                                  ------------------------------------------------
NET INCOME                                                        $  2,411           $  2,560             $  2,517
                                                                  ================================================
EARNINGS PER SHARE:
PRIMARY INCOME PER SHARE
income before extraordinary items                                 $    .72           $    .86             $    .87
Extraordinary items                                                                      (.03)                (.03)
                                                                  ------------------------------------------------
NET INCOME                                                        $    .72           $    .83             $    .84
                                                                  ================================================
FULLY DILUTED INCOME PER SHARE
Income before extraordinary items                                 $    .72           $    .86             $    .85
Extraordinary items                                                                      (.03)                (.03)
                                                                  ------------------------------------------------
NET INCOME                                                        $    .72           $    .83             $    .82
                                                                  ================================================
DIVIDENDS PER SHARE                                               $    .06
                                                                  ================================================

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                       Net
                                     Common Stock       Additional  Unrealized    Retained      Total
                                 --------------------    Paid-in      Gains        Income    Stockholders'
                                  Shares       Amount    Capital     (Losses)    (Deficit)      Equity
                                 -------------------------------------------------------------------------
                                                (In thousands, except number of shares)
 Balances, December 31, 1992      2,821,772      $28     $14,444                  $(2,957)     $11,515

 Warrants/options exercised           4,590                   15                                    15

 Net income                                                                         2,517        2,517
                                 ---------------------------------------------------------------------
 Balances, December 31, 1993      2,826,362       28      14,459                     (440)      14,047

 Warrants/options exercised         466,408        5       1,499                                 1,504

 Net changes in unrealized gains
   (losses) on securities
   available for sale                                                  $(547)                     (547)

Net income                                                                          2,560        2,560
                                 ---------------------------------------------------------------------
Balances, December 31, 1994       3,292,770       33      15,958        (547)       2,120       17,564

Options exercised                    65,475        1         138                                   139

Dividends paid, October 12, 1995                                                     (199)        (199)

Net changes in unrealized gains
   (losses) on securities
   available for sale                                                    659                       659

Net income                                                                          2,411        2,411
                                 ---------------------------------------------------------------------

Balances, December 31, 1995          3,358,245    $34    $16,096       $ 112     $ 4,332       $20,574
                                 =====================================================================

See accompanying notes to consolidated financial statements.

FLORIDA FIRST BANCORP, INC. AND SUBSIDIARY                                   13


CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   Year Ended December 31,
                                                                                             ----------------------------------
                                                                                                1995          1994       1993
                                                                                             ----------------------------------
                                                                                                        (in thousands)
    Cash flows from operating activities:
     Interest received from loans                                                            $  14,670       13,849  $  14,859
     Interest received from mortgage-backed securities                                           2,112        1,510      1,459
     Interest received from other securities and interest-earning assets                         4,599        2,928      2,108
     Interest paid on deposits and borrowings                                                  (12,894)     (10,872)   (11,220)
     Loan fees received                                                                            819          659      1,333
     Service charges received                                                                      771          660        509
     Loans originated for sale                                                                 (29,688)     (34,699)   (63,334)
     Proceeds from sales of loans held for sale                                                 27,852       41,222     62,947
     Redemption of mutual fund                                                                                1,006
     Cash paid to employees and vendors                                                         (7,185)      (6,506)    (6,151)
     Other, net                                                                                   (966)      (1,966)    (1,163)
                                                                                             ---------------------------------
     Net cash provided by operating activities                                                      90        7,791      1,347
                                                                                             ---------------------------------
  Cash flows from investing activities:
     Net loan activity other than purchases and sales                                           (4,362)      (5,070)    (1,467)
     Principal collected on mortgage-backed and other securities                                20,810       13,236     21,070
     Purchases of:
     Loans and participations                                                                      (60)
     Mortgage-backed securities available for sale                                              (4,041)                (19,224)
     Other securities available for sale                                                        (8,848)                (30,141)
     Mortgage-backed securities held to maturity                                                (4,088)     (11,757)
     Other securities held to maturity                                                         (32,939)     (14,518)
     Equity securities                                                                            (116)
     Premises and equipment                                                                       (713)        (650)      (292)
     FHLB stock                                                                                                 (34)      (148)
    Proceeds from sales of:
     Loans and participations                                                                    1,297                   4,474
     Mortgage-backed securities available for sale                                               1,051                  11,605
     Other securities available for sale                                                         9,348
     Equity securities                                                                             122
     Real estate owned                                                                             586          569      1,826
     Premises and equipment                                                                                      23         35
    Other net                                                                                    1,225        4,369      5,405
                                                                                             ---------------------------------
     Net cash used in investing activities                                                     (20,728)     (13,832)    (6,857)
                                                                                             ---------------------------------
  Cash flows from financing activities:
    Net increase (decrease) in:
     Deposits                                                                                   24,363       15,599     (2,983)
     FHLB advances                                                                              (1,872)     (13,571)     4,064
     Advances by borrowers for taxes and insurance                                                (122)          94         (1)
  Net proceeds from sales of common stock and exercise of warrants and stock options               139        1,503         15
  Dividends paid                                                                                  (199)
                                                                                             ---------------------------------
    Net cash provided by financing activities                                                   22,309        3,625      1,095
                                                                                             ---------------------------------
Net increase (decrease) in cash and cash equivalents                                             1,671       (2,416)    (4,415)
  Cash and cash equivalents at beginning of period                                              12,766       15,182     19,597
                                                                                             ---------------------------------
  Cash and cash equivalents at end of period                                                 $  14,437    $  12,766  $  15,182
                                                                                             =================================
  Reconciliation of net income to net cash provided by operating activities:
    Net Income                                                                               $   2,411    $   2,560  $   2,517
                                                                                             ---------------------------------
    Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for losses on interest-earning assets                                                 10          408        846
    Real estate owned writedowns                                                                                193      1,024
    Provision for deferred income tax expense (benefit)                                            322       (1,043)      (880)
    Increase in income tax payable                                                                  45
    Accretion of discounts/amortization of premiums on mortgage loans and deferred loan fees      (183)        (260)      (399)
    Accretion of discounts/amortization of premiums on securities - net                             51           87        326
    (Increase) decrease in interest receivable on interest-earning assets                         (208)        (257)        40
    Increase (decrease) in accrued interest payable                                                  4          (79)       (35)
    Depreciation and amortization                                                                  349          347        424
    Net (gains) losses on sales of:

     Loans                                                                                        (263)         133       (776)
     Mortgage-backed securities available for sale                                                 (34)                   (203)
     Other securities available for sale                                                            78
     Pair-off transactions and equity securities                                                   (10)          99         22
     Real estate owned                                                                            (265)         (66)       (46)
     Subsidiary                                                                                                           (109)
     Premises and equipment                                                                                     (21)        (8)
  Write-off of obsolete equipment                                                                   38            1          1
  (Increase) decrease in loans held for sale                                                    (1,906)       5,382         43
  Increase (decrease) in accrued expenses and other liabilities                                   (124)        (119)       106
  (Increase) decrease in other assets                                                             (225)         426     (1,546)
                                                                                             ---------------------------------
    Total adjustments                                                                           (2,321)       5,231     (1,170)
                                                                                             ---------------------------------
Net cash provided by operating activities                                                    $      90    $   7,791  $   1,347
                                                                                             =================================
Income taxes paid                                                                            $   1,146    $     436  $      57
                                                                                             =================================
Supplemental schedule of noncash investing and financing activities:
  Loans settled by acquisition of real estate                                                $     822    $     473  $   1,807
                                                                                             =================================

See accompanying notes to consolidated financial statements.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   14

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  1.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Florida First Bancorp, Inc. ("FFB") and its wholly owned subsidiary Florida FirstBank (the "Bank") and the Bank's wholly owned subsidiaries Service First, Inc. ("Service First") and, during the year ended December 31, 1993, Sunbird Management Company, Inc. ("Sunbird Management") (collectively referred to as the "Company"). The Company's consolidated results of operations are primarily those of the Bank. Sales of the Bank's real estate owned ("REO") is the principal activity of Service First. On December 31, 1993, Sunbird Management, which engaged in rental property management activities, was sold. Significant intercompany balances and transactions have been eliminated in consolidation.

THE REORGANIZATION - On May 1, 1995, FFB became a unitary savings and loan holding company in accordance with the terms of an Agreement and Plan of Reorganization, dated February 16, 1995 (the "Agreement"), by and among the Bank, FFFSB Interim Federal Savings Association ("Interim") and FFB. Pursuant to the Agreement: (1) FFB was organized as a wholly owned subsidiary of the Bank; (2) Interim was organized as a wholly owned subsidiary of FFB; (3) Interim merged with and into the Bank, with the Bank as the surviving institution and (4) upon such merger, (i) the outstanding shares of common stock, par value $1.00 per share. of the Bank became, by operation of law, on a one-for-one basis, common stock, par value $.01 per share, of FFB,
(ii) the common stock of Interim held by FFB was converted into common stock of the Bank, and (iii) the common stock of FFB held by the Bank was cancelled (the "Reorganization"). Accordingly, the Bank became a wholly owned subsidiary of FFB and the stockholders of the Bank became stockholders of FFB.

The common stock of FFB has been registered with the Securities and Exchange Commission ("SEC") under Section 12(g) of the Securities and Exchange Act of 1934, as amended, and has been substituted for the Common Stock of the Bank on the Nasdaq National Market System under the symbol "FFPC." In addition, in connection with the Reorganization, the Bank made a capital distribution to FFB in the amount of $500,000. The Reorganization was accounted for in a manner similar to a pooling of interests method of accounting. The pooling of interests method treats the historical balance sheet and income statement accounts of the combining companies as though the combination had occurred at the beginning of the earliest period shown.

CASH EQUIVALENTS - Cash and cash equivalents include cash on hand, interest-bearing deposits and federal funds sold which are generally purchased and sold for one-day periods.

LOANS HELD FOR SALE - Mortgage loans originated and intended for sale in the secondary market or for sale to correspondents are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income. At December 31, 1995. a market value adjustment was not required on the $3.3 million of loans held for sale since there would have been a gain in the aggregate. At December 31, 1994, loans held for sale amounted to $1.4 million after a valuation allowance of $5,000 was established for net unrealized losses. Mortgages with fixed interest rates generally will decrease in value during periods of increasing interest rates and increase in value during periods of decreasing interest rates. (The cost of the forward commitments, described below, used by the Bank is deducted from the net gain or loss on the sale of mortgage loans.) Accordingly, fluctuations in prevailing interest rates may result in a gain or loss to the Bank as a result of adjustments to the carrying value of loans held for sale or upon the sale of loans to the extent that the Bank has not obtained prior commitments by investors to purchase such loans at agreed upon terms or otherwise hedged the value of the loans against changes in interest rates.

The Bank currently employs forward commitments of 90 days or less, as a hedging technique to protect the value of its mortgage production from "pipeline risk" (the risk created by offering and committing to agreed-upon interest rates for a future closing, generally within 60 days). Forward commitments are legal agreements between two parties to purchase and sell a specific quantity of a financial instrument, at a specified price, with delivery and settlement at a specified future date. The Bank adjusts the amount of its unhedged loans in process based on market conditions and loan closing rates. At December 31, 1995, the Bank had a total pipeline of loans in process pending closing of $1.2 million, all of which had locked-in rates with commitments to fund as well as loans of $3.3 million which had closed and were available for sale. The Bank has not used any other hedging techniques.

MORTGAGE-BACKED AND OTHER SECURITIES - Mortgage-backed and other securities are classified into three categories: (i) securities held to maturity, (ii) trading securities, and (iii) securities available for sale. Debt instruments that the Bank has the positive intent and ability to hold to maturity are accounted for at amortized historical cost while trading securities are reported at fair

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   15

value with unrealized gains or losses included in earnings. Securities available for sale are reported at fair value but unrealized gains or losses are excluded from earnings and reported as a separate component of stockholders' equity. Fair value is defined as the amount which would be realized in a current transaction other than in a forced or liquidation sale. The quoted market price is used when available to determine the fair value. Anything not classified as held to maturity or a trading security is to be treated as available for sale. Mortgage-backed and other securities held for investment are carried at cost, adjusted for amortization of premiums and accretion of discounts using a method that approximates level yield. These securities are classified as held to maturity based on management's intent and the Bank's ability to hold such securities to maturity.

On November 15, 1995, the Financial Accounting Standards Board ("FASB") issued a Special Report, "A Guide to Implementation of Statement of Financial Accounting Standards ("SFAS") No. 115 on Accounting for Certain Investments in Debt and Equity Securities." The Special Report addressed the most commonly asked questions about SFAS No. 115, many of them emphasizing the restrictive nature of the held to maturity securities category. In addition, effective November 15, 1995, the FASB permitted a one-time opportunity for institutions to reassess the appropriateness of the designations of all securities held upon the initial application of the Special Report. Any resulting redesignations were to be made in conjunction with the implementation of the FASB's supplemental guidance had to occur no later than December 31, 1995. Furthermore, redesignations had to be accounted for at fair value in accordance with paragraph 15 of SFAS No. 115. This transition guidance meant that institutions were permitted to transfer debt securities from the held for investment portfolio before calendar year-end 1995, without calling into question their intent to hold other debt securities to maturity. The Bank reassessed the designations of its securities portfolio and subsequently transferred $13.2 million in mortgage-backed and other securities from the held to maturity portfolio to the available for sale portfolio and also transferred $2.0 million in other securities from available for sale to held to maturity.

At December 31, 1995 and 1994, mortgage-backed and other securities with fair values totalling $32.5 million and $23.9 million, respectively, were classified as available for sale which resulted in aggregate net unrealized gains, net of income taxes, at December 31, 1995 totalling $112,000 compared to unrealized losses of $547,000 at December 31, 1994. In addition, the Bank owned equity securities during 1994 consisting of an investment in an adjustable-rate mutual fund which concentrated investment of its assets in mortgage-backed securities. This mutual fund was sold during the fourth quarter of 1994 resulting in a realized loss of $97,000.

MORTGAGE SERVICING RIGHTS - On May 12, 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." SFAS No. 122 amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities" to eliminate the accounting distinction between rights to service mortgage loans that are acquired through loan origination activities and those acquired through purchase transactions. When an enterprise purchases or originates mortgage loans, the cost of acquiring those loans includes the cost of the related mortgage servicing rights. If the enterprise sells or securities the loans and retains the servicing rights, the enterprise should allocate the total cost of the loans to the servicing rights and the loans (without the servicing rights) based on their relative fair values, if practicable. If it is not practicable to estimate fair values, the entire cost of acquiring the loans should be allocated to the mortgage loans. Any cost allocated to servicing rights should be recognized as a separate asset. SFAS No. 122 applies prospectively in fiscal years beginning after December 15, 1995; however, earlier application was encouraged. The Bank adopted SFAS No. 122 during the second quarter of 1995. Servicing rights totalling $153,000 at December 31, 1995, will be amortized over the average expected life of the loans and will effectively reduce servicing fee income in the future. During 1995, servicing fee income was reduced by $10,000 due to the amortization of the servicing rights.

LOANS RECEIVABLE AND ALLOWANCE FOR LOSSES ON LOANS - The allowance for losses on loans is increased by provisions charged to income and decreased by charge-offs, net of recoveries. Charge-offs include the excess of a loan's book value over the estimated fair value of the collateral received and transferred to REO.

The Bank's policy as it relates to general reserves uses, among other factors, the guidelines prescribed in the "Interagency Policy Statement on the Allowance for Loan and Lease Losses" ("Policy Statement") dated December 21, 1993 issued by the Federal Financial Institutions Examination Council ("FFIEC"). These guidelines suggest certain ratios for the establishment of general reserves as well as specific factors as consideration to subjectively determine if the assigned ratios are appropriate. Management's periodic evaluation of the adequacy of the allowance is based on such factors as consideration of the effectiveness of management's risk identification system, asset concentrations, level and trend of delinquencies, troubled debt restructurings, REO and losses thereon.

The Policy Statement also sets forth quantitative measures for analyzing the allowance with respect to assets

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   16

classified substandard and doubtful, described below, and with respect to the remaining portion of an institution's loan portfolio. Specifically, the Policy Statement sets forth the following quantitative measures which examiners may use to determine the reasonableness of an allowance: the sum of (i) 50% of the portfolio that is classified doubtful; (ii) 15% of the portfolio that is classified substandard and (iii) with respect to the portions of the portfolio that have not been classified (including loans designated special mention), estimated credit losses over the upcoming twelve months based on facts and circumstances available on the evaluation date. While the Policy Statement sets forth these quantitative measures, such guidance is not intended as a "floor" or "ceiling." Management of the Bank has reviewed all of the factors and the suggested ratios to create a methodology that serves as the basis for subjectively determining the necessary level for general reserves.

Provisions for loan losses include charges to reduce the recorded balances of mortgage loans receivable to their estimated fair value, as applicable. Such provisions are based on management's estimate of fair value of the collateral, as applicable, considering the current and currently anticipated future operating or sales conditions, thereby causing these estimates to be particularly susceptible to changes that could result in a material adjustment to results of operations in the near term. Recovery of the carrying value of such loans is dependent to a great extent on economic, operating and other conditions that may be beyond the Bank's control. While the Bank believes its year-end allowance for loan losses is adequate in lignt of present economic conditions, there can be no assurances that the Bank will not be required to make additional provisions for loan losses in the future in response to changing economic conditions or regulatory guidelines or directives.

The fair value of loan collateral is estimated using appraisals or computations that take into consideration, among other things, estimates as to future occupancy percentages, rental rate structures and estimated operating income of the property capitalized at a rate based on the return on investment for comparable properties, less disposal costs discounted to present value.

In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." The statement generally would require all creditors to account for impaired loans, except those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. This statement amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. SFAS No. 118 does not change the provisions in SFAS No. 114 that require a creditor to measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the market price of the loan, or the fair value of the collateral if the loan is collateral dependent. SFAS No. 114 and SFAS No. 118 are effective for fiscal years beginning after December 15, 1994 and had no material effect on the Bank's financial statements when adopted.

UNCOLLECTED INTEREST - The Bank reverses all previously accrued interest and ceases accruing interest on certain loans which may become uncollectible and on loans which are more than 90 days past due. Such interest, if ultimately collected, is credited to income in the period of recovery.

LOAN POINTS AND PREMIUMS AND DISCOUNTS ON LOANS - The Bank defers all loan origination and commitment fees and direct loan origination costs. Deferred fees and costs are amortized to income over the contractual life of the loan as a yield adjustment. Unearned discounts on installment loans are amortized into income using the interest method over the estimated terms of the related loans.

LOAN CORRESPONDENT FEES - Fees paid to the Bank under correspondent lending arrangements are recorded to income as received. Under such arrangements, loans originated by the Bank are sold to another lender by agreement. Though no formal commitment exists for the Bank to sell or the buyer to purchase, such loans receive preapproval for purchase by the proposed buyer prior to closing the loan and are generally funded within two weeks of closing.

REAL ESTATE OWNED - Properties acquired by foreclosure or deed-in-lieu of foreclosure are recorded at estimated fair value less estimated costs to sell. Foreclosed assets held for the production of income should be treated the same way they would be had the assets been acquired in a manner other than foreclosure. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property are charged to expense. Capitalized costs were $5,000 and $48,000 in 1995 and 1994, respectively.

Losses are charged to operations as incurred or when it is determined that the investment in REO is greater than its estimated fair value. Recognition of real estate sales is dependent upon the transaction meeting certain payment criteria relating to the nature of the property sold and the terms of the sale. Under certain circumstances, the sale is not recorded until the necessary criteria are met, thus

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   17

resulting in the property remaining classified as REO. In addition, any gain on such sales must be deferred until the necessary criteria are met.

PREMISES AND EQUIPMENT - Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which range from three to forty years.

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles which would be disposed. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995 and will not have a material effect on the Company's financial statements when adopted.

INCOME TAXES - The Company follows the practice of filing consolidated federal and state income tax returns. The effect of tax law changes are accounted for by the Company in the year the tax law is enacted.

SFAS No. 109, "Accounting for Income Taxes," requires the Company to recognize the tax consequences of an event under the asset and liability method at the same time such event is recognized in the financial statements. As specifically related to financial institutions, the statement also provides that a deferred tax liability generally will not be recognized for "bad debt reserves" that arose in tax years beginning before December 31, 1987. However, a deferred tax liability shall be recognized for such reserves arising in tax years beginning after December 31, 1987. The Company adopted SFAS No. 109 on January 1. 1993.

INTEREST RATE SWAP AND CAP AGREEMENTS - The differential to be paid or received according to an interest rate swap agreement is accrued as interest rates change. The premium paid at the origination of an interest rate cap contract is amortized over the term of the contract.

INCOME PER SHARE - Primary earnings per share for the 1995, 1994 and 1993 periods were computed by dividing applicable income amounts by the weighted average number of shares of common stock outstanding during each period, including the effect of unexercised (but exercisable) stock options (and warrants with respect to the 1994 and 1993 periods) using the treasury stock method. The treasury stock method assumes that funds from the exercise of options and warrants would be used to purchase common stock at the average market price during the period for primary earnings per share calculations. This method also assumes that Common stock was purchased at the end-of-period price for fully diluted earnings per share calculations (unless the average price during the period exceeded the end-of-period price, in which case the average price was used) Fully diluted earnings per share for the 1995 and 1994 periods were computed using the assumption that all outstanding and exercisable stock options and warrants had been converted at the beginning of each period. During the years ended December 31, 1995, 1994 and 1993, outstanding options totalling 111,325 and 143,175, respectively, were included in the calculation of primary and fully diluted earnings per share. During the year ended December 31, 1993, outstanding warrants and options representing the right to purchase 619,271 shares were used in the calculation of primary and fully diluted earnings per share. Primary and fully diluted earnings per share were calculated using the following information:


                                             Weighted
                                           Average Number
                                             of Shares     Stock
                                            Outstanding     Price
                                           --------------  ------
    Primary Earnings Per Share:
    For the year ended
        December 31, 1995                    3,337,044   $   6.32
                                                         (Average
                                                          Price)

    For the year ended
      December 31, 1994                      3,063,483   $   5.35
                                                         (Average
                                                          Price)
    For the year ended
      December 31, 1993                      2,990,735   $   4.11
                                                         (Average
                                                          Price)

    Fully Diluted Earnings Per Share:
    For the year ended
      December 31, 1995                      3,346,179   $   7.38
                                                         (At Period
                                                            End)

    For the year ended
      December 31, 1994                      3,063,483   $   5.35
                                                         (Average
                                                           Price)*

    For the year ended
      December 31, 1993                      3,051,687   $   4.75
                                                         (At Period
                                                            End)

  *Average price was used in the calculation of fully diluted earnings per share since it was higher than the market price at the end of the period.

  During 1995, 1994 and 1993, 65,475, 466,408 and 4,590 shares, respectively, of common stock were issued pursuant to the exercise of warrants and options.

  RECLASSIFICATIONS - Certain amounts in the prior years' consolidated financial statements have been reclassified for comparative purposes.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   18


2.

FINANCIAL INSTRUMENTS - FAIR VALUES

The estimated fair value amounts in the table below have been determined by using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.


                                                         DECEMBER 31,
                                                         ------------
                                                        (in thousands)
                                                        --------------
                                              1995                        1994
                                        -----------------           -----------------
                                        Carrying     Fair           Carrying    Fair
                                         Amount     Value            Amount     Value
                                          ------    -----            ------     -----

    Assets:
      Cash and cash equivalents        $ 14,437   $  14,437    $  12,766   $  12,766
      Loans held for sale                 3,304       3,318        1,398       1,398
      Securities held to maturity        68,848      68,640       56,162      53,981
      Securities available for sale      32,543      32,543       23,868      23,868
      Loans receivable                  168,918     177,567      165,947     162,211
      FHLB stock                          2,766       2,766        2,766       2,766

    Liabilities:

      Demand deposits                    97,404      97,404       87,470      87,470
      Time deposits                     152,501     153,491      138,208     136,206
      FHLB advances                      30,721      30,800       32,593      31,188
    Off-balance sheet items:
      Commitments to extend credit
         unrealized gains (losses)                       53                      (54)
      Excess servicing rights                           707                    1,164



CASH AND CASH EQUIVALENTS - For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

LOANS HELD FOR SALE - Loans held for sale are valued in the aggregate at quoted prices at which such loans would sell in the secondary market.

SECURITIES - Estimated fair value for securities held to maturity and available for sale is based on quoted market prices. if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

LOANS RECEIVABLE - The fair value of fixed-rate loans is estimated by discounting the future cash flows using the current rates at which similar loans of comparable risk and duration would be made. The fair value of adjustable-rate loans is calculated using price assumptions utilized by the Office of Thrift Supervision ("OTS") in their net portfolio value model as of December 31, 1995 and 1994, respectively. It was not practicable to estimate the fair value of non-performing loans totalling $2.5 million at December 31, 1995 and $2.7 million at December 31, 1994 in the Bank's portfolio because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans.

FHLB STOCK - The fair value of FHLB stock is equal to the carrying amount since there is no readily available market for the stock.

DEMAND DEPOSITS AND TIME DEPOSITS - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using price assumptions utilized by the OTS as of December 31, 1995 and 1994, respectively.

FHLB ADVANCES - Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

COMMITMENTS TO EXTEND CREDIT - The fair value of loan commitments is estimated in the aggregate using the quoted price at which such loans would sell in the secondary market.

EXCESS SERVICING RIGHTS - The fair value of excess servicing rights is determined based on the estimated discounted net cash flows to be received less the estimated costs of servicing. The discount interest rate used in the calculation is equal to the current quoted market rates for loans with similar characteristics.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   19

3.

INTEREST RATE RISK

At December 31, 1995, approximately 62% of the Company's total assets consisted of assets that earned interest at variable interest rates while approximately 33% of total assets earned interest at fixed interest rates. These assets were funded primarily with liabilities carrying short-term interest rates that vary with market rates over time.

At December 31, 1995, the Company had gross interest-earning assets of $288.4 million bearing a weighted average effective yield of 7.83% and interest-bearing liabilities of $280.6 million bearing a weighted average effective interest rate of 4.75%. The shorter maturities and repricing characteristics of the interest-bearing liabilities indicate that the Company is generally exposed to interest rate risk because, in a rising rate environment, its interest-bearing liabilities will normally reprice faster, thereby reducing net interest income. However, to the extent that the amount of the Company's interest-earning assets exceed its interest-bearing liabilities, such situation will be partially alleviated.

4.

INTEREST-BEARING DEPOSITS

Interest-bearing deposits are summarized as follows:

                        December 31.
                        ------------
                   1995              1994
                   ----------------------
                      (in thousands)
Fixed rate         $   99         $2,391
Variable rate       8,652          5,323
                   ------         ------
Total              $8,751         $7,714
                   ======         ======

Interest-bearing deposits are considered cash equivalents and as such, their market value does not differ from their book value. The variable-rate funds are federal funds sold at the FHLB of Atlanta. The fixed-rate deposits consist primarily of certificates of deposit at other financial institutions, all of which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1995, a time deposit at the FHLB of Atlanta totalling $100,000 was pledged as collateral in a lender's liability lawsuit (see Note 14).

5.

SECURITIES HELD TO MATURITY AND AVAILABLE FOR SALE

Securities held to maturity at the dates indicated were as follows:


                                                                 December 31,
                           --------------------------------------------------------------------------------------------
                                              1995                                             1994
                           -------------------------------------------   ----------------------------------------------
                                                               (in thousands)
                                       Gross         Gross                             Gross         Gross
                           Amortized  Unrealized   Unrealized   Fair      Amortized  Unrealized    Unrealized    Fair
                             Cost       Gains        Losses     Value       Cost       Gains         Losses      Value
                           --------------------------------------------------------------------------------------------
Mortgage-pool securities   $20,201                 $    77     $20,124     $11,786                 $   230     $11,556

Real estate mortgage
  investment conduits
  ("REMICs")                30,895     $   154         339      30,710      17,239     $     6         818      16,427

Notes receivable             1,000           1                   1,001       4,000                      90       3,910

Equity securities                                                               50           8                      58
                           -------     -------     -------     -------     -------     -------     -------     -------
                            52,096         155         416      51,835      33,075          14       1,138      31,951

U.S. agency mortgage-
  backed securities         16,752         113          60      16,805      23,087                   1,056      22,031
                           -------     -------     -------     -------     -------     -------     -------     -------

Total securities held
  to maturity - net        $68,848     $   268     $   476     $68,640     $56,162     $    14     $ 2,194     $53,982
                           =======     =======     =======     =======     =======     =======     =======     =======

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   20

  Securities available for sale at the dates indicated were as follows:


                                                                   December 31,
                                --------------------------------------------------------------------------------------------
                                                  1995                                              1994
                                --------------------------------------------   ---------------------------------------------
                                                                 (in thousands)
                                              Gross       Gross                              Gross       Gross
                                Amortized   Unrealized  Unrealized    Fair     Amortized  Unrealized   Unrealized     Fair
                                 Cost         Gains       Losses      Value       Cost       Gains       Losses       Value
                                --------------------------------------------------------------------------------------------
  Mortgage-pool securities        2,357      $     1                 $ 2,358

  REMICs                          8,016           73     $     6       8,083     $ 4,201     $     4     $    31     $ 4,174

  Notes Receivable                3,000                       75       2,925

  U.S. Treasury securities                                                        11,002                     168      10,834
                                --------------------------------------------------------------------------------------------
                                 13,373           74          81      13,366      15,203           4         199      15,008

  U.S. agency mortgage-
    backed securities            19,006          228          57      19,177       9,212                     352       8,860
                                --------------------------------------------------------------------------------------------
  Total securities available
    for sale - net              $32,379      $   302     $   138     $32,543     $24,415     $     4     $   551     $23,868
                                =======      =======     =======     =======     =======     =======     =======     =======



The amortized cost and fair values of securities at December 31, 1995 by contractual maturity are shown below. Expected maturities of securities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without incurring call or prepayment penalties. The table below does not include equity securities.



                                                Securities Held to Maturity            Securities Available for Sale
                                                ---------------------------            -----------------------------
                                                                          (in thousands)
                                                Amortized           Fair                Amortized             Fair
                                                 Cost               Value                  Cost               Value
                                                --------------------------------------------------------------------
Due after 1 year through 5 years                $   4,010           $   4,002           $  11,170          $  11,076

Due after 5 years through 10 years                  3,974               4,010               5,794              5,812

Due after 10 years                                 60,864              60,628              15,415             15,655
                                                --------------------------------------------------------------------

Total                                           $  68,848           $  68,640           $  32,379          $  32,543
                                                ====================================================================



The Bank invests in mortgage-related securities such as collateralized mortgage obligations ("CMOs") and REMICs which are generally divided into tranches whereby principal repayments from the underlying mortgages are used in a predetermined order to retire the securities according to the priority of the tranches. The Bank only invests in CMOs and REMICs that are rated at least AA by a nationally recognized rating service. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans. Although mortgage-backed securities are initially issued wihin a stated maturity date, the underlying mortgage collateral may be prepaid by the mortgagor and, therefore, such securities may not reach their maturity date.

For the year ended December 31, 1995, gains from pair-off transactions amounted to $4,000 compared to losses of $2,000 for the same period in 1994. In this type of investment, the buyer does not take title to any security but instead enters a contract to buy and a contract to sell specific securities. The intent is to pair-off the transactions against each other before delivery to take advantage of market value movements or interest rate spreads. The Bank also received proceeds from sales of mortgage-backed and other securities available for sale during 1995 of $10.4 million resulting in gross gains of $34,000 and gross losses of $85,000. In addition, FFB (the holding company) and Service First sold ownership in equity securities at gains of $6,000 and $7,000, respectively. No such sales occurred during 1994.

At December 31, 1995, mortgage-backed securities with a book value of $2.3 million and fair value of $2.4 million were pledged to secure public deposits and treasury, tax and loan deposits.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   21

6.

LOANS RECEIVABLE

The table below presents a comparative summary of loans receivable:

                                              December 31,
                                       -------------------------
                                         1995          1994
                                       -------------------------
                                           (in thousands)
Real estate loans:
  Mortgage                              $161,403       $161,708
  Construction                             6,846          7,145
  Insured or guaranteed                      741            760
Installment loans
  receivable                               7,279          5,136
Other loans receivable                     2,993          2,308
                                        -----------------------
Total loans receivable                   179,262        177,057

Undisbursed portion of
  loans-in-process                        (3,804)        (3,899)
Allowance for loan losses                 (3,739)        (3,860)
Deferred origination
  fees, net                                 (329)          (599)
Discount on loans
  purchased                                  (11)           (14)
Unearned income on
  installment loans                                          (1)
                                        -----------------------
Total loans
  receivable - net                      $171,379       $168,684
                                        =======================

The Bank originates and purchases both adjustable and fixed interest rate mortgage loans. At December 31, 1995, the composition of these loans was as follows:

             Fixed Rate                    Adjustable Rate
    ----------------------------------------------------------------
    Term to                           Term to Rate
    Maturity         Book Value       Adjustment         Book Value
    ---------------------------- -----------------------------------
                            (in thousands)

 1    mo. - 1 yr.        $ 1,460     1 mo. - 1 yr.       $113,611
 1    yr. - 3 yr.          1,998     1 yr. - 3 yr.          6,633
 3    yr. - 5 yr.          2,029     3 yr. - 5 yr.          7,297
 5    yr. -10 yr.          7,440
Over 10 years             34,990
                         -------                         --------
                         $47,917                         $127,541
                         =======                         ========

The allowance for loan losses, deferred origination fees and unearned discounts on loans purchased have not been subtracted from the above table.

Adjustable-rate mortgage loans may have both annual and lifetime interest rate adjustment limitations and are generally indexed to the one-year U.S. Treasury Bill rate plus a margin. Future market factors may affect the correlation of the interest rate adjustment to the rates the Bank pays on the short-term deposits that have been primarily utilized to fund these loans.

At December 31, 1995, 1994 and 1993, the Bank was servicing loans for others amounting to $83.8 million, $77.6 million and $69.7 million, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and processing foreclosures. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. In connection with these loans serviced for others, the Bank held borrowers' escrow balances of $584,000, $433,000 and $434,000 at December 31, 1995, 1994 and 1993, respectively.

The Bank had loans to related parties amounting to $1.6 million and $2.0 million at December 31, 1995 and 1994, respectively. The schedule below summarizes the activity of loans to related parties of the Bank:

                                       Year Ended December 31,
                                       -----------------------
                                            1995     1994
                                       -----------------------
                                           (in thousands)

Balance, beginning of period              $1,999    $1,447
Additions                                    792       888
Repayments                                  (106)     (232)
Reductions, resignations                  (1,110)     (104)
                                          ----------------
Balance, end of period                    $1,575    $1,999
                                          ================

The above table details loans to related parties (directors, executive officers and principal stockholders) if total indebtedness of the borrower exceeded $60,000 at any time during 1995 or 1994. The additions during 1994 include loans totalling $759,000 to a stockholder (owning more than 10% of the issued outstanding common stock) who became a principal stockholder upon the exercise of his stock warrants in September 1994. These loans were originated prior to the exercise of such warrants at terms then available to the general public. These loans are included as a reduction in 1995 since this stockholder's percentage of ownership decreased to 9.0% due to the exercise of employee stock options during the year. Additions during 1995 include a loan to the Chairman of the Board collateralized by commercial real estate at terms available to the general public.

The Bank is subject to numerous lending-related regulations including one which restricts the amount that can be loaned to any one borrower. Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Bank may not, after August 9, 1989, make real estate loans to one borrower in excess of 15% of its unimpaired capital and surplus. This 15% limitation resulted in a dollar limitation of approximately $3.5 million at December 31, 1995. At such date, the Bank did not have any loans to individual borrowers or a group of related borrowers in excess of this amount.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   22

At December 31, 1995 and 1994, the Bank had $2.8 million and $6.0 million, respectively, in net non-performing assets consisting of non-accrual loans, troubled debt restructurings and REO, of which $1.4 million and $566,000, respectively, consisted of loans that had been restructured and were performing in accordance with their restructured terms. During the years ended December 31, 1995, 1994 and 1993, the difference between interest income which would have been recorded on all delinquent loans and the interest income actually recorded was approximately $172,000, $160,000 and $254,000, respectively. These amounts also include any interest owed through the date immediately preceding the transfer of loans to REO.

As a general policy, all loans delinquent 90 days or more are placed on non-accrual status. In addition, management reviews certain other loans which exhibit indications of potential or prior difficulty to determine which, if any, are impaired as to collectibility and, therefore, need to be placed on non-accrual status prior to becoming 90 days delinquent. At December 31, 1994, the Bank had $909,000 in loans on non-accrual status which were not yet 90 days delinquent but had no such loans at December 31, 1995. During the year ended December 31, 1995, the Bank recorded $204,000 in interest income on net non-performing loans.

 Net non-performing loans were comprised of the following:

                                           December 31,
                                         -----------------
                                           1995     1994
                                         -----------------
                                           (in thousands)
Nature of collateral:
  Residential real estate                $     159  $  412
  Commercial real estate                     1,312   1,893
  Land                                          78
  Consumer and other                           137      66
                                         -----------------
                                             1,686   2,371
  Valuation allowances                        (596)   (200)
                                         -----------------
                                             1,090   2,171
Loans considered troubled
  debt restructurings                        1,371     566
                                         -----------------
Net non-performing loans                 $   2,461  $2,737
                                         =================

The Bank classifies certain loans as troubled debt restructurings ("TDR's") because such loans bear terms which do not comply with the Bank's standard underwriting criteria and relate to loans which were troubled or non-performing. Modifications to these loans primarily consisted of temporary payment deferrals and extensions of generally two years or less of the maturity date. Interest earned on all restructured loans for the year ended December 31, 1995, was not materially different from the interest that would have been earned if the modifications had not been made. The Bank's restructured loans are actually performing loans but are included in the calculation of non-performing assets because the terms have been modified due to specific or anticipated difficulties on the part of the borrower. The Bank has not restructured any loans since the implementation of SFAS No. 114 and SFAS No. 118, which met the required definition of an impaired loan (See Note 1). There were no valuation allowances established on the TDR's totalling $1.4 million and $566,000 at December 31, 1995 and 1994, respectively.

The changes in the allowance for losses on loans were as follows:

                                   Year Ended December 31,
                            ------------------------------------
                             1995            1994         1993
                            ------------------------------------
                                        (in thousands)
Balance,
  beginning of
  period                    $3,860           $3,554       $3,754
                            ------------------------------------
Provision charged
  to income                     10              408          846
Charge-offs                   (131)            (211)      (1,083)
Recoveries                                      109           37
                            ------------------------------------

Balance,
  end of period             $3,739           $3,860       $3,554
                            ====================================

For the year ended December 31, 1995, $10,000 was provided for losses on one residential loan involving flood damage. During 1994 and 1993, the Bank charged $408,000 and $672,000, respectively, to income in order to maintain the general loss allowance at a level deemed appropriate by management. The remainder of the provision during 1993 was used to establish specific reserves. At December 31, 1995 and 1994, specific loan loss reserves amounted to $596,000 and $212,000 while general reserves totalled approximately $3.1 million and $3.6 million, respectively.

At December 31, 1995, the Bank had $28.3 million of commercial real estate loans which are considered by management to have a greater risk of uncollectibility due to the borrowers' dependency on income production or future development of the real estate in order to pay the principal and interest due. Of the commercial real estate loans, $8.3 million are collateralized by hotel and motel properties, $7.7 million by commercial and office buildings, $4.0 million by retail, manufacturing and wholesale properties, $3.0 million by restaurants and $5.3 million by other improved real estate (service and repair shops, healthcare, civic, etc.). Virtually all properties collateralizing these loans are located in the greater

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   23

Panama City area. Under FIRREA, a federally chartered savings institution's aggregate non-residential or commercial real estate loans may not exceed 400% of its total capital as determined under the capital standard provisions of FIRREA. At December 31, 1995, the Bank was in compliance with this limitation.

Regulatory capital requirements, effective December 7, 1989, require that the portion of non-residential construction and land loans which exceeds an 80% loan-to-value ratio be deducted from total capital for purposes of the risk-based capital standard over a five-year phase-in period which commenced July 1, 1990. At December 31, 1995, the Bank had no investment in loans subject to this deduction requirement.

7.

REAL ESTATE OWNED

Real estate owned at December 31, 1995 and 1994 is summarized as follows:

                                                  December 31,
                                               ------------------
                                               1995          1994
                                               ------------------
                                                 (in thousands)
  Residential                                  $ 31        $  160
  Land                                          186         1,523
  Commercial real estate                         59         1,508
                                               ----        ------
    Total                                       276         3,191
  Under contract to sell                         41            44
                                               ----        ------
    Total real estate owned                    $317        $3,235
                                               ====        ======

For the years ended December 31, 1994 and 1993, $193,000 and $1.0 million, respectively, was charged to income as a reduction to the value of REO. There were no such charges to income during the year ended December 31, 1995. Of the $1.0 million charged to income during 1993, the majority was used for writedowns of the carrying value of commercial properties and vacant land while a significant portion of the $193,000 during 1994 was applied to commercial properties.

For the year ended December 31, 1995, the Bank sold REO with a book value of $2.8 million resulting in net gains of $183,000. The Bank also recognized in fiscal 1995 $82,000 in deferred gains on the sales of two REO properties since adequate investment had been achieved per SFAS No. 66 "Accounting for Sales of Real Estate". Of the amount sold, $269,000 consisted of residential real estate, $1.3 million consisted of vacant land and $1.2 million consisted of commercial real estate. During the year ended December 31, 1995, the Bank reclassified one loan totalling $771,000 from a loan deemed to be in-substance foreclosure to a TDR which change reduced total REO.

8.

PREMISES AND EQUIPMENT

Premises and equipment by major classification are as follows:

                                               December 31,
                                           --------------------
                                            1995          1994
                                           --------------------
                                               (in thousands)
Land                                       $  874       $   874
Buildings and improvements                  5,225         4,938
Furniture, fixtures and equipment           2,083         1,793
                                           ------       -------
  Total                                     8,182         7,605
Less accumulated depreciation              (3,781)       (3,530)
                                           ------       -------
Premises and equipment - net               $4,401       $ 4,075
                                           ======       =======

9.

INVESTMENT IN SUBSIDIARIES

On December 31, 1993, the Bank sold one of its subsidiaries, Sunbird Management, for $600,000, receiving $150,000 in cash and a mortgage note in the amount of $450,000. The Bank established this subsidiary to provide rental management services for its own units as well as for all owners at Sunbird Condominiums. As a result of the sale of the last of the units held by the Bank during 1993, this subsidiary became nonincludable for regulatory capital purposes which would require the Bank to deduct the investment in this subsidiary from its capital when calculating compliance with tangible capital regulations. This led to the decision to sell Sunbird Management, which sale resulted in a gain of $109,000.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   24

10.

DEPOSITS

Deposits are summarized as follows:

                                           December 31,
                                        ------------------
                                        1995          1994
                                        ------------------
                                          (in thousands)
NOW accounts
  (2.47% to 4.41% for 1995
  and 2.47% to 4.60% for
  1994, respectively)                 $ 42,740     $ 40,387
Non-interest-bearing
 checking accounts                       8,998        5,587
Money market deposit
 accounts (2.47% to
 4.41% for 1995 and
 2.47% to 4.60%
 for 1994, respectively)                22,477       16,171
Passbook accounts
  (2.75% for 1995
  and 1994)                             23,189       25,190
Accrued interest payable
  on deposits                              136          135
Certificate accounts:
  Less than 3.01%                          106          108
    3.01%- 4.00%                           771       23,128
    4.01%- 5.00%                        25,202       68,028
    5.01%- 6.00%                        92,516       33,305
    6.01%- 8.00%                        32,603       11,554
    8.01%-10.00%                           901        1,120
   10.01%-12.00%                           402          965
                                      ---------------------
Total certificates                     152,501      138,208
                                      ---------------------
Total deposits                        $250,041     $225,678
                                      =====================

At December 31, 1995, the scheduled maturities of certificate accounts are summarized as follows (in thousands):

Year Ended December 31,
-----------------------
  1996                         $107,769
  1997                           26,782
  1998                            5,411
  1999                            7,006
  2000                            2,142
  Thereafter                      3,391
                               --------
  Total                        $152,501
                               ========



The related interest expense for deposits is summarized below:

                            Year Ended December 31,
                          ---------------------------
                            1995      1994      1993
                          ---------------------------
                                (in thousands)
NOW
  accounts                $ 1,466   $ 1,232   $ 1,150
Money market
  deposit
  accounts                    899       505       494
Passbook
  accounts                    642       805       861
Certificate
  accounts                  8,069     5,675     5,693
                          -------   -------   -------
Total                     $11,076   $ 8,217   $ 8,198
                          =======   =======   =======

The weighted average cost of deposits at December 31, 1995, 1994 and 1993 was 4.60%, 4.25% and 3.73%, respectively. Deposits with a balance greater than $100,000 equalled approximately $24.0 million at December 31, 1995 and the Bank had no brokered deposits at such date. The Bank participates in the State of Florida public deposits program which allows the Bank to accept deposits from municipalities, schools and other state agencies in amounts that would not be covered by federal deposit insurance. State law requires that the Bank pledge securities to cover the uninsured portion of the deposits of the State. At December 31, 1995, public deposits totalled $3.0 million.

11.

HEDGING ACTIVITIES

The Bank uses certain hedging instruments to protect its interest margin, and one such instrument is an interest rate cap. An interest rate cap is a guarantee given by one party to another party, in exchange for a premium, to ensure that if interest rates rise above an agreed upon specified rate, the issuer of the cap will pay to the purchaser the difference between the market rate and the specified rate. At December 31, 1995, the Bank had two outstanding caps as follows:

  Notional     Effective Premium at Maturity Protected
  Amount        Date      12-31-95    Date      Rate       Index(1)
  -----------------------------------------------------------------
                         (in thousands)
$5.0 MILLION   12-12-94  $148 12-13-99   8.00%   3 MO. LIBOR
5.0 MILLION    01-17-95    80 01-18-00   9.00    3 YR.CMT

(1) London Interbank Offering Rate ("LIBOR") and Constant Maturity Treasury ("CMT")

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   25

The Bank purchased the first interest rate cap shown above to lengthen its liabilities and hedge its current interest margin which adds approximately .01% to the Bank's cost of funds per year. The Bank purchased the second interest rate cap to hedge a specific security because it is an adjustable-rate security with a lifetime cap of 9.00%. Hedging activities engaged in by the Bank resulted in net decreases in the interest margin of $57,000, $0 and $25,000, for the years ended December 31, 1995, 1994 and 1993, respectively.

On December 31, 1995, the Bank had one outstanding short position to sell a $1.0 million Federal Home Loan Mortgage Corporation ("FHLMC") 30-year 7.00% security. This trade was entered to protect the Bank's mortgage loan commitments against rising interest rates. This position was settled in January 1996 at a loss of $16,500 which was recorded in December 1995.

12.

FHLB ADVANCES

At December 31, 1995, FHLB advances were repayable as follows:

                                              Weighted Average
                                               Amount    Rate
                                               --------------
                                               (in thousands)
  1996                                        $ 9,600    6.11%
  1997                                         13,300    5.92
  1998                                            600    5.57
  1999 and after                                7,221    5.78
                                              -------
  Total                                       $30,721
                                              =======

The weighted average interest rates on advances at December 31, 1995 and 1994 were 5.94% and 6.03%, respectively. The highest balances outstanding during 1995 and 1994 were $35.7 million and $45.9 million, respectively.

During 1994 and 1993, the Bank prepaid advances totalling $9.0 million and $7.7 million, respectively, primarily because of the high interest costs associated with the advances which funds were reborrowed at substantially lower rates or replaced with deposits. Prepayment penalties of $70,000 and $80,000, net of tax, respectively, which are considered extraordinary items, were recorded in connection with these transactions. The Bank did not prepay any FHLB advances during 1995.

During 1995, the Bank collateralized its advances under a blanket floating lien agreement with the FHLB of Atlanta which requires the Bank to maintain, as collateral for its advances, all of its FHLB stock and certain qualifying first mortgage loans in an amount that, when discounted at 65%, is at least equal to 100% of the advances.

Previously, from January 1991 through September 7, 1994, the Bank borrowed funds from the FHLB of Atlanta under a specific collateral agreement which required the Bank to identify individual loans and/or other acceptable securities whose aggregate market value equalled or exceeded total outstanding advances by the required percentage. The various types of qualifying collateral included residential and multi-family first mortgages, U. S. government and agency securities, mortgage-backed securities, and other real estate-related collateral.

13.

INCOME TAXES

On January 1, 1993, the Company adopted SFAS No. 109 and elected not to restate any prior periods. SFAS No. 109 requires the Company to recognize the tax consequences of an event under the asset and liability method at the same time such event is recognized in the financial statements. There was no cumulative effect of the adoption of SFAS No. 109 on January 1, 1993 at which date the Company had deferred tax assets of approximately $2.4 million which were subject to a valuation allowance of approximately $2.4 million since the use of such assets to offset any future tax liability was not determined to be more likely than not as required by SFAS No.109.

Pursuant to the Company's adoption of SFAS No. 109, no deferred taxes have been provided on the income tax reserves that arose prior to 1988 of $2.0 million as the bad debt reserves for income tax purposes are included in taxable income of later years only if the bad debt reserves are used subsequently for purposes other than to absorb bad debt losses. Because the Company does not intend to use the reserves for purposes other than to absorb bad debt losses, no deferred income taxes have been provided. SFAS No. 109 requires the recognition of deferred tax consequences of differences between financial statement and income tax treatment of allowances for loan losses arising after December 31, 1987.

Under SFAS 109, the Company had net deferred income taxes of approximately $1.9 million as of December 31, 1995 which were primarily related to tax bad debt reserves and excess taxable income over book income on investments. Based on historical earnings of the Company, the valuation allowance for deferred tax assets totalling approximately $45,000 at the beginning of the year was reduced to zero at December 31, 1995. The change in the valuation allowance represents management's change in estimation of future net operating loss carry forwards ("NOL").

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   26

  The components of the income tax expense and benefit, respectively, are as follows:

                                          December 31,
                                 -------------------------------
                                 1995         1994           1993
                                 --------------------------------
                                         (in thousands)
Deferred federal             $  230       $  (943)     $ (1,014)

Deferred state                   25          (100)          (85)
                             ------       -------      --------
Total deferred                  255        (1,043)       (1,099)
Current federal               1,191           435           298
                              -----       ------        -------
Net expense (benefit)        $1,446       $ (608)       $  (801)
                             ======       ======        =======

The income tax expense and benefit, respectively, differs from the amounts determined by applying the U.S. federal income tax rate of 34% to income before income taxes for the following reasons:

                                          December 31,
                                 -------------------------------
                                 1995         1994           1993
                                 --------------------------------
                                         (in thousands)
Tax at federal tax rate        $1,311          $    664     $ 584
Reduction in valuation
  allowance                       (45)          (1,091)     (834)
Utilization of federal
  NOL                                                       (622)

State Income tax, net of
  federal benefit                 140

Provision (credit) for
  alternative minimum
  tax ("AMT")                                      (94)        43
  Other                            40              (87)        28
                               ---------------------------------
Tax expense (benefit)          $1,446           $ (608)    $(801)
                               =================================

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented in the table following.

                                               December 31,
                                          --------------------
                                               1995 1994
                                          --------------------
                                           (in thousands)
Deferred tax liabilities:
Depreciation                              $ (28)          $ (20)
Loan fee income                            (140)           (154)
Accrued interest                            (63)            (70)
Unrealized gain on securities               (67)
Other                                       (29)

                                           --------------------
                                           (327)           (244)
                                           --------------------
Deferred tax assets:
Excess of taxable income
  recognized over book on
  investments                                577             481
Excess book bad debt reserve
  over tax reserve                         1,439           1,672
State NOL carryforward (expires
  in years through 2006)                     157             281
Other                                          6              29
                                          ----------------------
Gross deferred tax assets                  2,179           2,463
Less valuation allowance                                    (45)
                                          ----------------------
Deferred tax assets after
  valuation allowance                      2,179           2,418
                                          ----------------------
Net deferred tax asset                    $1,852          $2,174
                                          ======================


14.

COMMITMENTS AND CONTINGENCIES

At December 31, 1995, the Bank had loan commitments, excluding undisbursed portions of loans-in-process outstanding, of approximately $3.8 million. Commitments, which are disbursed subject to certain limitations, extend over periods of time with the majority disbursed within a six-month period. At December 31, 1995, $2.9 million were variable-rate commitments and $4.2 million were fixed-rate commitments. These commitments included a range of interest rates from a low of 6.4% on fixed-rate mortgage products to as high as 14.9% on certain fixed-rate consumer loans. At December 31, 1995, there was approximately $156,000 in outstanding letters of credit and $8.9 million available in unused lines of credit, with the majority consisting of home equity lines-of-credit.

At December 31, 1995, the Bank was obligated under various lease agreements for office properties extending to the year 1997. The minimum annual rentals required under these leases are not considered material to the Bank's financial position or its results of operations.

At December 31, 1995, the Bank had pledged certain mortgage-backed securities for public deposits and treasury, tax and loan deposits (see Note 5).

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   27

At December 31, 1995, the Bank had pledged a $100,000 time deposit as collateral in a lender's liability lawsuit. This lawsuit, brought against the Bank by one of its borrowers against whom the Bank had initiated foreclosure proceedings, resulted in a judgment against the institution in the amount of $75,000. The Bank and the borrower had previously agreed that any judgement obtained against the Bank would be offset to the extent of deficiency judgements obtained by the Bank against the borrower. The borrower filed Chapter 7 bankruptcy and all adversary proceedings terminated as a result. A deficiency judgement was awarded to the Bank for an amount in excess of the borrower's judgement against the Bank. It is anticipated that the collateral funds will be returned to the Bank and all judgements will be satisfied as a result of the offset and bankruptcy.

Other than the proceedings discussed herein, the Company is only involved in routine legal proceedings occurring in the ordinary course of business which will not have a material effect on the consolidated financial statements.

15.

REGULATORY CAPITAL REQUIREMENTS AND OTHER RELATED MATTERS

Under regulatory capital requirements promulgated to implement the provisions of FIRREA, the Bank must have: (i) tangible capital equal to 1.5% of adjusted total assets, (ii) core capital equal to 3.0% of adjusted total assets, and (iii) total risk-based capital equal to 8.0% of adjusted risk-weighted assets. In measuring an institution's compliance with all three FIRREA capital standards, thrift institutions must deduct from their capital (with several exceptions primarily for mortgage-banking subsidiaries and insured depository institution subsidiaries) their investments in, and advances, to, subsidiaries engaged (as principal) in activities not permissible for national banks. At December 31, 1995, the Bank had one such subsidiary, Service First, which was subject to this capital reduction. On January 18, 1996, the Board of Directors of the Bank, being the sole stockholder of this subsidiary, elected to liquidate the subsidiary and disburse its assets to the Bank. In computing an institution's risk-based capital in (iii) above, similar capital deduction and provisions generally apply to: (a) other investments in equity securities (not meeting the definition of a subsidiary) and in real estate and (b) that portion of land loans and non-residential construction loans in excess of an 80% loan-to-value ratio. Under FIRREA, the FDIC may suspend deposit insurance for an institution that has no tangible capital (computed by considering qualifying supervisory goodwill).

In August 1993, the OTS adopted amended regulations related to incorporating an interest-rate risk component into the risk-based capital regulation. Under the amended regulation, only institutions with an "above normal" level of interest rate risk exposure will be required to maintain additional capital for interest rate risk. "Above normal" institutions are defined as institutions that would suffer a loss of market value portfolio equity exceeding 2.0% of the estimated market value of their assets in the event of a 200 basis point increase or decrease (with certain minor exceptions) in interest rates. The interest rate risk component will be calculated, on a quarterly basis, as one-half of the difference between an institution's measured interest rate risk and 2.0% multiplied by the market value of its assets. Institutions unable to satisfy the interest rate risk component would be required to submit a capital plan to the OTS describing how they will attain compliance in the future. The final rule was originally effective as of January 1, 1994, subject to a two quarter "lag" time between the reporting date used to calculate an institution's interest-rate risk and the effective date of each quarter's interest-rate risk components. The OTS has since delayed implementation of the rule until further notice. Using data available at December 31, 1995, management has determined that this regulation should not have an adverse effect on the Bank's ability to meet its regulatory capital requirements.

Deposits of the Bank are currently insured by the Savings Association Insurance Fund ("SAIF"). Both the SAIF and the Bank Insurance Fund ("BIF"), the deposit insurance fund that covers most commercial bank deposits, are statutorily required to be recapitalized to a ratio of 1.25% of insured reserve deposits. Members of the SAIF currently are paying deposit insurance premiums of between 23 and 31 basis points. The FDIC established a new assessment rate schedule beginning on or about January 1, 1996, and as a consequence, a substantial majority of banks will then only be paying the statutory minimum amount of $2,000. With respect to SAIF member institutions, the FDIC has retained the existing assessment rate of 23-31 basis points. In announcing this rule, the FDIC noted that the premium differential may have adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank, could be placed at a substantial disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

While the BIF has reached the required reserve ratio, the underfunded status of the SAIF has resulted in the introduction of federal legislation, the Balanced Budget Act of 1995, intended to, among other things, recapitalize the SAIF and address the resulting premium disparity. Although such legislation was vetoed, this legislation would have required savings institutions like the Bank to

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                  28

pay a one-time estimated charge of $.80 to $.85 for every $100 of insured deposits to recapitalize the depleted SAIF. Based on total insured deposits of $234.8 million at March 31, 1995, the Company would have incurred a onetime charge of between $1.9 million to $2.0 million on a pre-tax basis ($1.2 million after tax). This charge would have represented on a pro forma basis, a decrease in book value per share at December 31, 1995 of between $.35 and $.37 after tax. Management does not believe that this one-time charge to the Bank, if incurred, will have a material impact on the Company's overall financial condition or future operating results.

The proposed legislation also contemplated the merger of the BIF and the SAIF following the recapitalization of the SAIF. Thereafter, federal deposit insurance premiums would be assessed similarly for all FDIC insured institutions. In addition, the legislation proposed the wholesale conversion of savings institutions into banks. Questions regarding the federal tax consequences resulting from such conversions and permissible activities of the converted institutions are still being debated in Congress. The Company cannot presently predict with any degree of certainty what form future legislation may take, nor when or whether it may be enacted.

--------------------------------------------------------------------------------------------------------------------------------
At December 31, 1995, the Bank had the following regulatory capital and capital ratios:
                                                    Actual                                                 Actual
                                                   Capital          Required            Excess            Capital    Required
                                                    Amount            Amount            Amount              Ratio      Ratio
--------------------------------------------------------------------------------------------------------------------------------
                                                              (In thousands)
Adjusted tangible capital to
  adjusted total assets                          $20,018           $ 4,550           $15,468                6.6%      1.5%
Adjusted core capital to
  adjusted total assets                           20,018             9,100            10,918                6.6      3.0
Total risk-based capital to
  risk-weighted assets                            21,858            11,946             9,911               14.6      8.0
--------------------------------------------------------------------------------------------------------------------------------



At December 31, 1995 and 1994, the Bank was in compliance with all existing applicable regulatory capital standards. Pursuant to a capital directive issued by the OTS in 1991, the Bank offered for sale 934,375 Units ("Unit") at $5.50 per Unit with each Unit consisting of two shares of common stock of the Bank and a warrant to purchase an additional share of common stock for $3.25 anytime prior to 5:00 p.m., Eastern Time, on September 30, 1994. The Offering was completed on October 31, 1992 resulting in the sale of 476,511 Units for proceeds of $2.4 million, net of stock issuance costs of approximately $235,000. Upon completion of the offering, the Bank issued an additional 953,022 shares of common stock and 476,511 warrants. As a result, the Bank achieved compliance with its fully phased-in regulatory capital requirements and as such, was released from the capital directive on February 19, 1993. During 1994, 466,408 shares of common stock were issued pursuant to the exercise of warrants and options. Of the original 476,511 warrants issued in connection with the Bank's rights offering, 461,223 were exercised prior to their expiration on September 30, 1994 resulting in additional stockholders' equity of $1.5 million. The remaining 15,288 warrants expired unexercised.

The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") required each appropriate agency and the FDIC to, among other things, take prompt corrective action to resolve the problems of insured depository institutions that fall below a certain capital ratio. In September 1992, the federal banking agencies (including the OTS) adopted substantially similar regulations which were intended to implement the system of prompt corrective action established by the FDICIA. These regulations became effective December 19, 1992. Under the regulations, a savings institution shall be deemed to be (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any order or final capital directive to meet and maintain a specific capital level for any capital measure, (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii) "under-capitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                  29

or less than 2.0%. The FIDICIA and the regulations also specify circumstances under which the OTS may reclassify a well capitalized savings institution as adequately capitalized and may require an adequately capitalized savings institution or an undercapitalized savings institution to comply with supervisory actions as if it were in the next lower category (except that the OTS may not reclassify a significantly undercapitalized savings institution as critically undercapitalized). The OTS has indicated that it intends to lower the leverage ratio discussed above to 3.0% from the current level of 4.0%. Based on the above definitions, the Bank is considered "well capitalized."

16.

CONVERSION TO STOCK INSTITUTION

In order to grant a priority to eligible savings account holders in the event of future liquidation, the Bank, at the time of its conversion to a stock institution, established a liquidation account in an amount equal to its total retained income of $7.5 million as of June 30, 1986, adjusted as described below. In the event of future liquidation of the converted Bank (and only in such event) an eligible account holder who has continued to maintain his deposit account shall be entitled to receive a distribution from the liquidation account to the extent it still exists. The total amount of the liquidation account will be decreased as the balances of eligible account holders have been or will be reduced on annual determination dates (December 31) which commenced on December 31, 1986. No dividends may be paid to the Company if such dividends would reduce the regulatory capital of the Bank below the amount required for the liquidation account. At December 31, 1995, the liquidation account totalled approximately $800,000.

17.

STOCK COMPENSATION PROGRAM

The Bank adopted a stock compensation program ("Program") for key officers and employees in connection with its stock conversion in 1986, which Program became the Program of FFB pursuant to the terms of the Agreement. Under the Program, the option exercise price of FFB stock shall equal at least the fair market value of the shares covered by such option on the date the option was granted. In accordance with the Bank's plan of conversion, 186,875 shares of Common Stock were reserved for issuance under the Program. At December 31, 1995, options covering 100 shares remained unallocated. Options granted under the Program are exercisable as determined by the Option Committee of the Board of Directors and may have a term of up to ten years. The schedule below summarizes the activity of officer and employee stock options:


                                 Year Ended December 31,
                              ------------------------------
                              1995        1994          1993
                              ------------------------------


Balance, beginning
of period                     143,175     147,650       129,650
Granted                        44,700       6,300        18,600
Exercised                     (65,475)     (9,675)         (100)
Terminated                    (10,875)     (1,100)         (500)
                              ---------------------------------

Balance, end of
  period                      111,525     143,175       147,650
                              =================================
Options exercisable
  at year end                  83,725     116,175       121,250
                              =================================
Weighted Average price
  at year end                 $  3.60     $  2.30       $ $2.16
                              =================================

18

PARENT COMPANY ONLY FINANCIAL
INFORMATION

Condensed financial statements of FFB as of and for the year ended December 31, 1995, are presented below as if the Reorganization had occurred at the beginning of the year. During the year ended December 31, 1995, FFB received a $500,000 dividend from the Bank in connection with the Reorganization of the Bank into the holding company structure (See Note 1).

                CONDENSED STATEMENT
                OF FINANCIAL CONDITION

                                                 At December 31,
                                                       1995
                                                 ---------------
                                                 (in  Thousands)
  ASSETS
  Cash, deposited with subsidiary                    $   448
                                                     -------
  Investment in subsidiary                            20,130
                                                     -------
    TOTAL                                            $20,578
                                                     =======

  LIABILITIES AND STOCKHOLDERS EQUITY

  Income tax payable                                 $     4
  Stockholder's equity                                20,574
                                                     -------
    TOTAL                                            $20,578
                                                     =======

                        CONDENSED STATEMENT OF OPERATIONS

                                                      Year Ended
                                                  December 31, 1995
                                                  -----------------
                                                    (in thousands)
Revenues                                                  $   22
Expenses                                                      11
                                                          ------
  Income before earnings of subsidiary                        11
Earnings of subsidiary                                     2,404
Provision for income taxes                                     4
                                                          ------
NET INCOME                                                $2,411
                                                          ======

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   30

           CONDENSED STATEMENT OF CASH FLOWS


                                                        Year Ended
                                                    December 31, 1995
                                                    -----------------
                                                       (in thousands)
Cash flows from operating activities:
   Interest and dividends                                 $    16
   Cash paid to vendors                                       (11)
                                                          -------
   Net cash provided by operating
       activities                                               5
                                                          -------

Cash flows from investing activities:

  Return of capital from subsidiary                           500
  Purchase of equity securities                              (116)
  Proceeds from sales of equity
   securities                                                 122
   Net cash provided by investing                         -------
       activities                                             506
                                                          -------
Cash flows from financing activities:
  Net proceeds from exercise of
   stock options                                              136
  Dividends paid to stockholders                             (199)
                                                          -------
   Net cash used in financing
     activities                                               (63)
  Net increase in cash and cash                           -------
   equivalents                                                448
  Cash and cash equivalents at
   beginning of period
  Cash and cash equivalents at
                                                          -------
   end of period                                          $   448
                                                          =======
  Reconciliation of net income to
      net cash provided by operating activities:
      Net income                                          $ 2,411
                                                          -------
      Adjustments to reconcile net
           income to net cash provided
           by operating activities:
         Equity earnings of subsidiary                     (2,404)
         Increase in income tax payable                         4
         Gain on sale of equity securities                     (6)
                                                          -------
         Total adjustments                                 (2,406)
                                                          -------
      Net cash provided by operating
      activities                                          $     5
                                                          =======



19.

OTHER MATTERS

The Bank's primary service area was struck by Hurricane Opal on October 4, 1995. It is management's assessment that damage from the hurricane is not expected to have a significant impact, if any, on the future operating results of the Company.

FLORIDA FIRST BANCORP INC. AND SUBSIDIARY                                    31

20.

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized quarterly financial information for the years ended December 31, 1995 and 1994 is as follows (in thousands, except per share amounts):

1995

                                                                                                   1995
                                                                       -----------------------------------------------------------
                                                                        First             Second            Third         Fourth
                                                                       Quarter            Quarter           Quarter       Quarter
                                                                       -----------------------------------------------------------
Interest income                                                        $5,120            $ 5,328           $5,510        $ 5,631
Interest expense                                                        2,973              3,227            3,362          3,336
                                                                       -----------------------------------------------------------
Net interest income                                                     2,147              2,101            2,148          2,295
Provision for losses on
  interest-earning assets                                                  10
                                                                       -----------------------------------------------------------
Net interest income after
  provision for losses                                                  2,137              2,101            2,148          2,295
Other income                                                              511                542              595            587
Operating expenses                                                      1,701              1,840            1,768          1,721
Real estate owned (income)
  expense - net                                                            21                 (2)              30            (20)
                                                                       -----------------------------------------------------------
Income before income taxes                                                926                805              945          1,181
Provision for income taxes                                                315                302              358            471
                                                                       -----------------------------------------------------------
Net income                                                             $  611            $   503           $  587        $   710
==================================================================================================================================

Earnings per share:
Primary and fully diluted
  income per share:

Net income                                                             $  .18            $   .15           $  .17        $   .22
==================================================================================================================================
Dividends per share                                                                                        $  .06
==================================================================================================================================
                                                                                                1994
                                                                      ------------------------------------------------------------
                                                                       First             Second             Third         Fourth
                                                                      Quarter            Quarter            Quarter       Quarter
                                                                      ------------------------------------------------------------
Interest income                                                        $ 4,437           $ 4,517           $ 4,693       $ 4,897
Interest expense                                                         2,615             2,613             2,728         2,837
                                                                      ------------------------------------------------------------
Net interest income                                                      1,822             1,904             1,965         2,060
Provision for losses on
  Interest-earning assets                                                                    103               185           120
                                                                      ------------------------------------------------------------
Net interest income after
  provision for losses                                                   1,822             1,801             1,780         1,940
Other income                                                               304               264               293           417
Operating expenses                                                       1,520             1,551             1,550         1,705
Real estate owned expenses - net                                            80                38                27           124
                                                                      ------------------------------------------------------------
Income before income taxes and
  extraordinary item                                                       526               476               496           528
Income tax benefit                                                                                                          (608)
                                                                      ------------------------------------------------------------
Income before extraordinary item                                           526               476               496         1,136
Extraordinary expense -
  prepayment penalties                                                      60                                  10             4
                                                                      ------------------------------------------------------------
Net income                                                             $   466           $   476           $   486       $ 1,132
==================================================================================================================================
Earnings per share:
Primary and fully diluted
  income per share:
Income before extraordinary item                                       $   .17           $   .15           $   .17       $   .37
Extraordinary item                                                        (.02)                               (.01)
                                                                       -----------------------------------------------------------
Net income                                                             $   .15           $   .15           $   .16       $   .37
==================================================================================================================================

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   32


                                    [PHOTO]

OFFICERS OF FLORIDA FIRST BANK (Left to Right): James W. Parker, Wanda C. Greggo, Lynda S. Saye, Scott D. Ratliff, Lesley L. Hall, Irene J. Wynn, Cathy
T. Monroe, Jenny L. Shiver, Tracy L. Allen, Douglas G. Harvey, Brenda M. Nolte, Joyce R. Garrett, William C. Harlow.


Building renovations and new corporate logo, as seen at the Lynn Haven Office, reflect Florida FirstBank's repositioning as a progressive, full-service community bank.

                                    [PHOTO]

                                    [PHOTO]

HERNANDO AND CITRUS COUNTY BRANCH OFFICERS (Left to Right): Delores A. Hammond, Vera E. Frederick.


                                    [PHOTO]



BAY COUNTY
BRANCH
OFFICERS

(Left to Right): Sheila T. Parker, Virginia H. Cotton, C. David Powell, Vera D. Lansing, Wyvon C. Sexton, Teresa A. Hoehn.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   33

  BOARD OF DIRECTORS

  William H. Carr                             C. L. Jinks, Jr.                            Andrew W. Stein
  President                                   Owner                                       President and Chief Executive Officer
  Marsh, Carr, Galloway,                      C. L. Jinks Company                         Florida First Bancorp, Inc. and
  Colley, Averett, P. C.                                                                  Florida FirstBank

  G. Bayne Collins                            James E. McIntyre, Chairman Audit Committee Joseph K. Tannehill
  President                                   President, West Florida Gas Company         Owner
  Collins & Associates, Inc.                                                              Tannehill International Industries

  Tommy M. Cooley, Chairman                   John Robert Middlemas, Vice Chairman
  President, Credit Bureau of                 Partner
    Ft. Walton Beach                          Black Insurance Agency of Panama City
  Owner, Cooley Management Co.


DIRECTORS EMERITI OF FLORIDA FIRSTBANK

Girard L. Clemons, Jr.
Owner
The Clemons Company

H. Kent Hall
Owner
Imperial Furniture Company

A. F. Myers
Retired, Former President
Kendrick-Myers Oldsmobile

PRINCIPAL OFFICERS

Andrew W. Stein
President and Chief Executive Officer
Florida First Bancorp, Inc. and
Florida FirstBank

Steven A. Rudloff
Vice President Human Resources
Florida FirstBank

Barbara Larrabee Haag, C.P.A.
Senior Vice President and Treasurer
Florida First Bancorp, Inc. and
Florida FirstBank

S. Derek Tolson
Vice President Commercial Lending
Florida FirstBank

Gary L. Smith
Senior Vice President Retail Banking
and Secretary
Florida First Bancorp, Inc. and
Florida FirstBank

OFFICERS OF FLORIDA FIRSTBANK

Virginia H. Cotton
Assistant Vice President

Vera E. Frederick
Assistant Vice President

Wanda C. Greggo
Assistant Vice President
and Internal Auditor

Lesley L. Hall
Assistant Vice President

William C. Harlow
Assistant Vice President

Douglas G. Harvey
Assistant Vice President

Vera D. Lansing
Assistant Vice President

Brenda M. Nolte
Assistant Vice President

James W. Parker
Assistant Vice President

Irene J. Wynn
Assistant Vice President

Delores A. Hammond
Branch Officer

Teresa A. Hoehn
Branch Officer

Sheila T. Parker
Branch Officer

C. David Powell
Branch Officer

Wyvon C. Sexton
Branch Officer

Joyce R. Garrett
Assistant Secretary

Cathy T. Monroe
Assistant Secretary

Jenny L. Shiver
Assistant Secretary

Tracy L. Allen
Assistant Treasurer

Scott D. Ratliff
Assistant Treasurer

Lynda S. Saye
Assistant Treasurer

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   34


CORPORATE INFORMATION



Transfer Agent and Registrar     Auditors                  Corporate Counsel                  Special Counsel
The Bank of New York             Deloitte & Touche LLP     Bryant & Higby, Chartered          Elias, Matz, Tiernan & Herrick L.L.P.
Receive and Deliver Dept-1 1W    Suite 1200                833 Harrison Avenue                734 15th Street NW
P.O. Box 11002                   201 E. Kennedy Blvd.      Panama City, Fl 32401              Washington, DC 20005
Church Street Station            Tampa, Florida 33602
New York, New York 10286
Inquiries: 1-800-524-4458



ANNUAL MEETING

The annual stockholders' meeting will be held April 25, 1996, at 4:30 p.m., Central Time, at Florida FirstBank's Main Office located at 144 Harrison Avenue, Panama City, Florida.

FORM 10-KSB

A copy of the Company's Form 10-KSB, as filed with the Securities and Exchange Commission, is available to all stockholders of record by writing: Barbara Larrabee Haag, Senior Vice President and Treasurer, Florida First Bancorp, Inc., P.O. Box 670, Panama City, FL 32402-0670.

SIGNIFICANT STOCK DATA

The Company's common stock is traded on the over-the-counter market and is quoted on the Nasdaq National Market System under the symbol "FFPC". See "Market Prices and Related Stockholder Matters" in Appendix A, Management's Discussion and Analysis of Financial Condition and Results of Operations included in Florida First Bancorp, Inc.'s Annual Report for the year ended December 31, 1995 for further information. The high and low trades for such stock during 1995 were: Low, $5.00 High, $8.00

BRANCH LOCATIONS OF FLORIDA FIRSTBANK

Main Office
132/144 Harrison Avenue
Panama City, Florida 32401
904/872-7000

Callaway/Parker Office
103 South Tyndall Parkway
Panama City, Florida 32404
904/872-7060

Drive-In
918 Harrison Avenue
Panama City, Florida 32401
904/872-7017

Eastside Office
2621 East Business Highway 98
Panama City, Florida 32401
904/872-7020

Lynn Haven Office
630 Ohio Avenue
Lynn Haven, Florida 32444
904/265-3603

23rd Street Office
2118 West 23rd Street
Panama City, Florida 32405
904/872-7030

Thomas Drive Office
2209 Thomas Drive
Panama City Beach, Florida 32407
904/234-1044

Beverly Hills Office
3527 North Lecanto Highway
Beverly Hills, Florida 34465
352/746-3323

Spring Hill Office
13080 Cortez Boulevard
Brooksville, Florida 34613
352/596-9401

Seven Hills Office
11198 Spring Hill Drive
Spring Hill, Florida 34609
352/688-2015

                          FLORIDA FIRST BANCORP, INC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                  APPENDIX A

                              DECEMBER 31, 1995

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

On May 1, 1995, Florida FirstBank (the "Bank") completed its reorganization into the holding company form of organization pursuant to which Florida First Bancorp, Inc, ("FFB" or the "Company") became the holding company for the Bank. As a result, the Bank became the wholly owned subsidiary of the Company and the stockholders of the Bank became, on a one-for-one basis, stockholders of FFB. As the Company presently does not own any operating subsidiaries other than the Bank, the discussion below with respect to the results of operations and financial condition relate primarily to the Bank, and the financial data for the period prior to the reorganization reflects financial data of the Bank. For purposes of the discussion, references to the Company will include the Bank.

FFB or the Company recorded consolidated net income for the years ended December 31, 1995, 1994 and 1993 of $2.4 million, $2.6 million and $2.5 million, respectively. The decrease in net income in 1995 resulted primarily from the increase in the provision for income taxes combined with reduced loan correspondent fees and higher operating expenses. In 1994, the Company's results were significantly affected by the adoption of Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes" which resulted in the recognition of a $608,000 tax benefit. The Company's net income before taxes in 1995 was $3.8 million as compared to $2.0 million in 1994. The Company's operations were favorably affected by increased net interest income, a reduction in the loan loss provision, increased service charge income as well as gains on sales of real estate owned ("REO") and loans originated for sale. The Company's net interest margin improved due to both the Company's increased net interest income not withstanding the decline in market rates of interest during much of 1995, as well as an increase in net interest-earning assets. Although interest rates declined during 1995, net interest income improved due to the effectiveness of the Company's asset/liability management.

The increase in net income in 1994 when compared to 1993 reflects the beneficial effect of the reduction in the amount of the loan loss provision and REO expenses (including writedowns) as well as an improvement in the Company's net interest income. The Company's interest rate spread improved primarily due to the general decline of market rates of interest during 1993 which resulted in the Company's cost of funds declining more rapidly than its yield on interest-earning assets. This positive effect continued through 1994 even though market rates of interest actually increased during this period. The adverse effects of rising rates will generally be reflected more quickly since liabilities reprice more often and for shorter terms than assets. The Company's deposit pricing strategies during 1994 prevented this occurrence. These positive results were partially offset by decreased non-interest income during fiscal 1994 which resulted primarily from decreased loan correspondent fees, losses incurred on sales of loans originated for sale and the non-recurrence of gains on sales of mortgage-backed securities and recovery income experienced during the 1993 periods. In addition, FFB recorded a tax benefit of $608,000 for 1994 to reflect the recognition of a net deferred tax asset in accordance with the provisions of SFAS No. 109.

CHANGES IN FINANCIAL CONDITION

Total assets at December 31, 1995 and 1994 were $303.3 million and $278.0 million, respectively. During 1995, cash and cash equivalents increased by $1.7 million, net loans receivable (including loans held for sale) increased by $4.6 million and mortgage-backed and other securities (including securities available for sale) increased by $21.4 million. The increase in total assets was partially offset by a $2.9 million decrease in REO as a result of the sale of such properties and the reclassification of one in-substance foreclosure as a performing loan. Cash increased due to increased deposits, a portion of which was used to purchase securities for yield enhancement pursuant to the Company's asset/liability management policy. During the year ended December 31, 1995, the Company purchased $49.9 million in mortgage-backed and other securities and sold $10.4 million in mortgage-backed and other securities available for sale. Loan demand during 1995 did not require the use of all available funds, therefore, the Company purchased mortgage-related securities to increase its interest income. Net loans receivable increased due to commercial and consumer loan originations which the Company emphasized during the period. Net deposits increased by $24.4 million partially due to deposits attributable to a new branch office which opened in January 1995 (which had $10.3 million in deposits at year end) as well as to the receipt of $3.0 million in public deposits from the State of Florida. Net deposits also increased as a result of promotions to increase core deposits.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   2

Stockholders' equity at December 31, 1995 was $20.6 million or $6.13 per share ($6.05 on a fully diluted basis) compared to $17.6 million or $5.33 per share ($5.21 on a fully diluted basis) at December 31, 1994. The increase in stockholders' equity reflected net income and to a lesser extent, the issuance of common stock pursuant to options exercised during the year ended December 31, 1995. At December 31, 1995, stockholders' equity also included unrealized gains, net of income taxes, on securities available for sale totalling $112,000 compared to unrealized losses of $547,000 at December 31, 1994. Generally decreasing market rates of interest have resulted in an increase in the value of FFB's securities available for sale. During the third quarter of 1995, FFB established a regular dividend policy and paid a quarterly dividend which reduced stockholders' equity by $199,000. On December 19, 1995, FFB declared a quarterly dividend of $.06 per share payable on January 16, 1996 to stockholders' of record as of January 2, 1996.

During 1994, 466,408 shares of common stock were issued pursuant to the exercise of warrants as well as options granted under the Bank's key employee stock compensation program. Of the original 476,511 warrants issued in 1992, 461,223 were exercised prior to their expiration on September 30, 1994 resulting in additional equity of $1.5 million. See Note 15 of Notes to Consolidated Financial Statements in the Annual Report.

    NON-PERFORMING ASSETS

The composition of non-performing assets (including non-accrual loans, REO, and troubled debt restructurings ("TDRs") at the dates presented was as follows:

                                     Non-Performing Assets
                                        at December 31,
                                 -----------------------------
                                 1995       1994          1993
                                 -----------------------------
                                    (Dollars in Thousands)
  Nature of Collateral:
    Residential real estate       $   190    $    572     $   490
    Commercial real estate          1,371       3,401       3,458
    Land                              264       1,523       2,839
    Consumer and other                137          66          67
                                  -------------------------------
                                    1,962       5,562       6,854
    Specific valuation
      allowances                     (596)       (200)       (200)
                                  -------------------------------
                                    1,366       5,362       6,654

  Loans considered TDRs             1,371         566         495
  Loans on properties
    under contract to sell             41          44         418
                                  -------------------------------

    Total - net                   $ 2,778     $ 5,972     $ 7,567
                                  ===============================
  Percentage of
    total assets                      0.9%        2.2%        2.8%
                                  ===============================

As a general policy, all loans delinquent 90 days or more are placed on non-accrual status. In addition, management reviews other loans which exhibit indications of potential difficulty to determine which, if any, are impaired as to collectibility and, therefore, should be placed on non-accrual status prior to becoming 90 days delinquent. The Company did not have any loans at December 31, 1995 which had been placed on nonaccrual status prior to becoming 90 days delinquent. During the years ended December 31, 1995, 1994 and 1993, the difference between interest income which would have been recorded on all non-performing loans had such assets been performing throughout the periods and interest income actually recorded was approximately $172,000, $160,000 and $254,000, respectively. See "Business - Non-performing Assets" in FFB's Annual Report on Form 10-KSB ("Form 10-KSB") for the year ended December 31, 1995 for additional information with respect to non-performing assets.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   3

Loans considered TDRs and loans on properties under contract to sell are actually earning assets but are included in the calculation of non-performing assets because such loans bear terms which may not comply with the Company's standard underwriting criteria and relate to loans or properties that were troubled or nonperforming (see Note 6 of Notes to Consolidated Financial Statements included in the Annual Report). With respect to REO properties, the Company recorded sales for the year ended December 31, 1995 of $2.8 million resulting in net gains of $183,000. The Company also recognized $82,000 in deferred gains on the sales of two REO properties since the loans have been performing and have appropriate loan-to-value ratios. REO expenses (net of related income) associated with managing and maintaining REO properties resulted in net expenses of $29,000, $76,000 and $91,000 for the years ended 1995, 1994 and 1993, respectively. The reduction in REO expenses in 1995 compared to 1994 and 1993 was attributable to the decrease in the number of REO properties owned.

The Company has decreased the amount of its net nonperforming assets by $4.8 million or 63.3% since December 31, 1993. The decrease in the level of nonperforming assets reflects the sale of $5.4 million of REO properties during 1994 and 1995. The increase in TDRs from December 31, 1993 to December 31, 1995 primarily reflects the reclassification of one loan totalling $771,000 from a loan deemed to be in-substance foreclosure to a TDR, which change also contributed to the reduction in the amount of non-performing commercial real estate loans. The increase in the specific valuation allowance primarily represents a transfer of $350,000 from general reserves to cover potential losses to a marina from Hurricane Opal. See Notes 6 and 7 to Consolidated Financial Statements included in FFB's Annual Report for further details of loans on non-accrual and REO.

RESULTS OF OPERATIONS

As stated previously, FFB's consolidated results of operations are primarily those of the Bank. The largest components of the Company's total income and total expense are interest items. As a result, the Company's earnings are largely dependent upon its net interest income, which is determined principally by the Company's interest rate spread (i.e., the difference between the yields earned on its interest-earning assets, primarily loans and investments, and the rates paid on its interest-bearing liabilities, primarily deposits and borrowings) and the relative amounts of interest-earning assets and interest-bearing liabilities. The interest rate spread is affected by economic factors that generally affect interest rates, the level of loan demand, other investment opportunities and deposit flows. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. However, to the extent interest-bearing liabilities exceed interest-earning assets, the interest rate spread must be increased in order to offset the excess of interest-bearing liabilities in order to produce net interest income. The measurement of net interest income divided by average interest-earning assets, called the net interest margin, indicates the relationship between interest-earning assets and interest-bearing liabilities. If interest-earning assets exceed interest-bearing liabilities, the net interest margin will be greater than the interest rate spread. If the opposite situation exists, the net interest margin will be less than the interest rate spread.

The Company's net income also is affected by the level of its other types of income and expense which include loan correspondent and servicing fees, service charges, gains and losses on the sale of loans originated for sale as well as provisions for estimated losses on interest-earning assets, writedowns on REO and operating expenses. The Company's operating expenses principally consist of employee compensation, occupancy expense, federal deposit insurance premiums and other general and administrative expenses. The Company's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

NOT INTEREST INCOME. The Company earned net interest income before provision for loan losses of $8.7 million, $7.8 million and $7.2 million in fiscal 1995, 1994 and 1993, respectively, an increase of 20.7% between 1993 and 1995. Declining general market rates of interest during 1993 had a positive effect on the Company's net interest income since its interest-bearing liabilities repriced more often than its interest-earning assets. General market rates of interest increased during 1994 and the first quarter of 1995, but such increase did not adversely affect net interest income for either year because the Company was able to favorably restructure a portion of its borrowings and to delay increasing interest rates on deposit products. In addition, a majority of the Company's mortgage-backed and other securities have variable rates that adjust monthly. Throughout the remainder of 1995, general market interest rates declined which, as in 1993, had a positive effect on the net interest margin. The rise in interest rates during 1994 did result, however, in a modest decline in the interest spread when comparing 1994 to 1993. The

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                    4


Company's interest-rate spread decreased from 3.01 % during 1993 to 2.97% during 1994 and also decreased to 2.83% during 1995.

The Company's net interest income is determined by both the interest rate spread and the relative amounts of interest-earning assets and interest-bearing liabilities. Average interest-earning assets increased by $26.4 million when comparing 1995 to 1994, while average interest-bearing liabilities increased by only $15.3 million during the same period. The Company's net interest margin improved from 2.92% to 3.01% to 3.06% during the years ended December 31, 1993, 1994 and 1995, respectively, due to both increased net interest income as well as increases in interest-earning assets which exceeded the increases in interest-bearing liabilities.


The following table sets forth for the periods indicated, information regarding
(1) the average balances of interest-earning assets and interest-bearing liabilities, (2) the total dollar amount of interest income and interest expense, and (3) the resultant average yields and costs. Average balances are determined on a monthly basis unless otherwise noted. The yields and costs at December 31, 1995 are also included.

                                  AT                                          Year Ended December 31,
                                            ----------------------------------------------------------------------
                             DECEMBER 31,
                               1995                          1995                                1994
                               ------------  ---------------------------------------------------------------------
                                                                        Average                            Average
                                  Yield/       Average                   Yield/    Average                   Yield
                                   Rate        Balance     Interest     Rate       Balance      Interest    Rate
                                -----------  ---------------------------------------------------------------------

                             (Dollars in Thousands)
Interest-earning assets:
Loans                               8.61%(1)   $174,489   $ 14,872        8.52%   $168,458   $ 13,897        8.25%
Mortgage-backed
  securities(2,3)                   6.77         34,852      2,150        6.17      26,452      1,541        5.83
Securities(2,3,4)                   6.66         57,454      3,475        6.05      42,451      2,145        5.05
Other interest-
  earning assets(2,5)               5.81         17,257      1,092        6.33      20,203        961        4.76
                                               --------------------               --------------------

Total interest-
  earning assets(4)                 7.83(1)     284,052     21,589        7.60     257,564     18,544        7.20
                                    ----       -------------------------------    -------------------------------
Interest-bearing liabilities:
  Deposits                          4.60        240,192     11,076        4.61     215,571      8,217        3.81
  FHLB advances(2,6)                6.06         30,230      1,822        6.03      39,552      2,576        6.51
                                               -------------------                -------------------

  Total interest-bearing
    liabilities(6)                  4.76        270,422     12,898        4.77     255,123     10,793        4.23
                                    ----       -------------------------------    -------------------------------


Net earning (costing)
  balance and interest
  rate spread                       3.07%      $ 13,630                   2.83%   $  2,441                   2.97%
                                    ====       ========                   ================                   ====

Average interest-earning
  assets, net interest income
  and net interest margin on
  average interest-earning
  assets(7)                                    $284,052   $  8,691        3.06%   $257,564   $  7,751        3.01%
                                    =============================================================================


                                        Year Ended December 31,
                                -------------------------------------
                                              1993
                                -------------------------------------
                                                         Average
                                  Average                 Yield/
                                  Balance     Interest     Rate
                                -------------------------------------
Interest-earning assets:
Loans                           $169,083   $ 14,760        8.73%
Mortgage-backed
  securities(2,3)                 25,789      1,468        5.70
Securities(2,3,4)                 33,985      1,524        4.48
Other interest-
  earning assets(2,5)             17,686        635        3.59
                                -------------------

Total interest-
  earning assets (4)             246,543     18,387        7.46
                                -------------------------------

Interest-bearing liabilities:
  Deposits                       210,175      8,198        3.90
  FHLB advances(2,6)              40,993      2,988        7.29
                                -------------------

  Total interest-bearing
    liabilities                  251,168     11,186        4.45
                                -------------------------------

Net earning (costing)
  balance and interest
  rate spread                   $ (4.625)                  3.01%
                                ========                   ====
Average interest-earning
  assets, net interest income
  and net interest margin on
  average interest-earning
  assets(7)                     $246,543   $  7,201        2.92%
                                ===============================


(1)Yield calculations at December 31, 1995 are based on note rates and do not consider the non-accrual of interest for loans that are non-performing. Management's estimate of the effect of loans on non-accrual would indicate no material change in the yields stated.

(2)Average balances were calculated on a daily basis.

(3)Mortgage-backed and other securities for the year ended December 31, 1995, include those available for sale.

(4)Includes cost of hedging activities. Without hedging activities, the average yield on other securities would have been 6.08% and the average yield on interest-earning assets would have been 7.61% for the year ended December 31, 1995. No hedging of securities was in effect during 1994 and 1993.

(5)Includes interest-bearing deposits and stock in the Federal Home Loan Bank ("FHLB") of Atlanta.

(6)Includes the cost of hedging activities. Without hedging activities, the average cost of borrowings would have been 5.91% and 7.23% and the average cost of total interest-bearing liabilities would have been 4.76% and 4.44% for the years ended December 31, 1995 and 1993, respectively. There were no such hedging costs during 1994.

(7)Net interest income divided by average interest-earning assets (net interest margin).

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   5

The following table presents certain information regarding changes in interest income and interest expense of the Company for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided with respect to changes attributable to (1) changes in volume (change in volume multiplied by old rate) and (2) changes in rate (change in rate multiplied BY old volume). The net change attributable to the combined impact of volume and rate has been allocated proportionated to the change due to volume and the change due to rate.


                                             FISCAL 1995 COMPARED                  Fiscal 1994 Compared
                                              TO FISCAL 1994                          to Fiscal 1993
                                         ----------------------------------------------------------------------

                                              Increase (decrease) due to          Increase (decrease) due to
                                         ----------------------------------------------------------------------

                                          Volume      Rate       Total      Volume     Rate       Total
                                         ----------------------------------------------------------------------
                                                                        (In Thousands)

 Interest-earning assets:
  Loans                                  $   509        466    $   975    $   (54)   $  (809)   $  (863)
  Mortgage-backed securities                 515         94        609         38         35         73
  Other securities                           852        478      1,330        411        210        621
  Other interest-earning assets             (104)       235        131         99        227        326
                                         --------------------------------------------------------------

    Total interest-earning assets          1,772      1,273      3,045        494       (337)       157
                                         --------------------------------------------------------------


Interest-bearing liabilities:
  Deposits                                 1,007      1,852      2,859        188        169)        19
  FHLB advances                             (574)      (180)      (754)      (102)      (310)      (412)
                                         --------------------------------------------------------------

    Total interest-bearing liabilities       433      1,672      2,105         86       (479)      (393)
                                         --------------------------------------------------------------

Net change in interest income            $ 1,339       (399)   $   940    $   408    $   142    $   550
                                         ==============================================================



INTEREST ON LOANS. Interest on loans increased $975,000 or 7.0% from 1994 to 1995 primarily due to an increase in the average portfolio balance from $168.5 million for the year ended December 31, 1994, to $174.5 million for the same period in 1995. The increase in the average balance of loans outstanding when comparing 1995 to 1994 was primarily due to an increase in the origination of commercial business and consumer loans resulting in an increase in these portfolios of approximately $6.0 million. Also contributing to the increase in loan interest income was an increase in the average portfolio yield from 8.25% to 8.52% for the years ended December 31, 1994 and 1995, respectively, which increase reflected primarily the effects of generally rising market rates of interest during 1994 and early 1995 as well as, to a lesser extent, the origination of commercial business and consumer loans which generally carry a higher rate of interest than residential loans.

From 1993 to 1994, interest on loans decreased by $863,000 or 5.8% primarily due to a decrease in the average portfolio yield from 8.73% to 8.25%, which decrease was caused by generally decreasing market rates of interest during 1993. However, interest adjustments generally do not occur more frequently than annually on most of the Company's adjustable-rate mortgages ("ARMs"). Thus, changes in the weighted average yield on the loan portfolio lags substantially behind general market interest rate trends thereby mitigating the effects of declining market rates on the yield of the Company's loan portfolio. Also contributing to the decline in interest income on loans was a slight decrease in the average balance of loans outstanding to $168.5 million for 1994 from $169.1 million for 1993. This decrease reflected the effects of loans sold both in the secondary market as well as under various correspondent lending arrangements. As a consequence, normal amortization of loans held for portfolio reduced the average balance of loans outstanding. As interest rates began to rise during the first half of 1994, the level of refinancings declined substantially, also contributing to the decline in the average balance outstanding.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   6

INTEREST ON MORTGAGE-BACKED SECURITIES. Interest on mortgage-backed securities, including those available for sale, increased from 1994 to 1995 by $609,000 or 39.5% due to higher average portfolio balances of $34.9 million for the year ended December 31, 1995 compared to $26.5 million for the year ended December 31, 1994. The average portfolio yield on mortgage-backed securities also increased to 6.17% from 5.83% when comparing the year ended December 31, 1995 to the same period in 1994. The increases in both the average portfolio balances and portfolio yields were primarily due to the purchase of fixed-rate mortgage-backed securities with higher yields. See Note 5 of Notes to Consolidated Financial Statements included in FFB's Annual Report for changes in the available for sale portfolio.

From 1993 to 1994, interest on mortgage-backed securities increased by $72,000 or 4.9% due to increases in both the average portfolio balance outstanding and the yield earned thereon. For 1994, the average portfolio balance increased by $663,000 to $26.5 million and earned an average of 5.83% compared to 5.70% in 1993. The increase in both the average portfolio balance and portfolio yield was primarily due to the purchase of $11.7 million of mortgage-backed securities with a weighted average yield of approximately 6.70%. Also contributing to the increase in yield was the upward repricing of variable-rate securities many of which adjust monthly and therefore more closely reflect market interest rates which were rising during much of 1994.

INTEREST AND DIVIDENDS ON OTHER SECURITIES. Interest and dividends on other securities increased by $1.3 million or 62.1 % from 1994 to 1995 primarily due to an increase in the average portfolio balance from $42.5 million for the year ended December 31, 1994 to $57.5 million for the same period in 1995, which increase resulted from purchases of securities. Increased deposits were used to purchase securities (collateralzed by mortgage loans) with increased interest-rate sensitivity. Also contributing to the increase in interest and dividends on other securities was an increase in the average portfolio yield from 5.05% for the year ended December 31, 1994 to 6.05% for the same period in 1995. By the end of the first quarter of 1994, rates had begun to rise and continued to rise throughout a portion of 1995. A substantial portion of the Company's portfolio of other securities consist of adjustable-rate securities whose yields have adjusted upward as general market interest rates increased. See Note 5 of Notes to Consolidated Financial Statements included in FFB's Annual Report for changes in the available for sale portfolio.

In January 1995, the Company purchased a five-year $5.0 million notional amount interest rate cap Providing protection if the three-year Constant Maturity Treasury Index ("CMT") exceeds 9.00%. The Company purchased the cap to hedge a specific security because it is an adjustable-rate security with a lifetime cap of 9.00%. The amortization of the cap premium reduced interest earned on securities by $20,000 for the year ended December 31, 1995. See Note 11 of Notes to Consolidated Financial Statements included in FFB's Annual Report for further details.

From 1993 to 1994, interest and dividends on other securities increased by $621,000 or 40.7% primarily due to an increase in the average balance from $34.0 million during 1993 to $42.5 million during 1994. Proceeds from loan sales, repayments of loans and increased deposits were used to purchase U.S. government and agency securities as well as adjustable-rate securities collateralized by mortgage loans. Also contributing to the increase in interest and dividends on other securities was an increase in the average portfolio yield from 4.48% to 5.05%. By the end of the first quarter of 1994, market rates had begun to rise and continued to rise throughout the year. Because of the high volume of adjustable-rate securities held by the Company, yields adjusted upward as general market interest rates increased.

OTHER INTEREST INCOME. Other interest income, consisting of interest on insured certificates of deposit and FHLB of Atlanta overnight deposits as well as dividends on FHLB stock, increased from 1994 to 1995 by $131,000 or 13.6% from $961,000 for the year ended December 31, 1994 to $1.1 million for the same period in 1995. The increase was primarily attributable to an increase in the average yield earned from 4.76% for the year ended December 31, 1994 to 6.33% for the same period in 1995. The majority of the assets held during these periods were deposits at the FHLB of Atlanta. Partially offsetting the increase in other interest income when comparing the respective periods was a decrease in the average balance outstanding from $20.2 million for the year ended December 31, 1994 to $17.3 million for the same period in 1995. Such decrease in interest-bearing deposits reflected the investment of available funds in mortgage-backed and other securities rather than overnight funds.

From 1993 to 1994, other interest income increased by $326,000 or 51.3% from $635,000 to $961,000. The increase was primarily attributable to an increase in the average yield earned from 3.59% during 1993 to 4.76% during 1994 partially due to investments in insured certificates of deposit. In addition, the majority of the

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   7

assets held during the periods were deposits at the FHLB of Atlanta which earn interest at a rate that fluctuates daily. This causes the yield to closely reflect general market interest rates which increased during 1994. Also contributing to the increase when comparing 1993 to 1994 was an increase in the average balance outstanding from $17.7 million to $20.2 million due to increases in interest-bearing deposits resulting from the receipt of proceeds from loan sales, increased deposits and principal repayments on securities and loans.

INTEREST EXPENSE ON DEPOSITS. Deposit interest expense increased from 1994 to 1995 by $2.9 million or 34.8% as a result of an increase in the average balance of deposits from $215.6 million for the year ended December 31, 1994 to $240.2 million during 1995. Also contributing to the increase in interest expense on deposits was an increase in the average cost of deposits from 3.81% for the year ended December 31, 1994 to 4.61% during 1995. This increase was reflective of the increase in general market interest rates which occurred during 1994 and part of 1995. The average balance of deposits increased as a result of marketing promotions conducted by the Company to encourage investment in core deposits such as NOW and Money Market accounts and in certificates of deposit with a term of two years or less. In conjunction with its emphasis on commercial business loans, the Company also received an additional $3.4 million in non-interest bearing commercial checking accounts. In addition, during January 1995, the Company's ninth full-service branch was opened, and as of December 31, 1995, the new branch had received over $10.3 million in deposits. The Company also received $3.0 million in a certificate of deposit from the State of Florida during the first quarter of 1995. The Company currently participates in the State of Florida's public deposits program which allows the Company to accept deposits from municipalities, schools and other state agencies in amounts that would not be covered by federal deposit insurance. State law requires that the Company pledge securities to cover the uninsured portion of the deposits of the state. Also contributing to the increase in the average balance of deposits was the retention by the Company of the majority of the interest recredits totalling $11.2 million.

From 1993 to 1994, interest expense on deposits increased slightly by $19,000 primarily due to an increase in the average balance of deposits from $210.2 million to $215.6 million. The average balance of deposits increased as a result of marketing promotions conducted by the Company to encourage investment in core deposits such as NOW accounts and in certificates of deposit with a term of less than one year. The increase in deposit interest expense caused by the increase in the average balance was offset partially by the decrease in the average cost of deposits from 3.90% to 3.81%. Interest rate increases experienced during 1994 had only a marginal effect on the average cost of deposits during the period.

INTEREST EXPENSE ON BORROWINGS. Interest expense on borrowings decreased from 1994 to 1995 by $754,000 or 29.3% due to the decline in both the weighted average cost and the average balance outstanding. The weighted average interest rate on borrowings decreased from 6.51% for the year ended December 31, 1994 to 6.03% for the year ended December 31, 1995. Also contributing to the decrease in interest expense was the decrease in average borrowings from $39.6 million for the year ended December 31, 1994, to $30.2 million for the same period in 1995. The average balance outstanding decreased primarily due to repayments as the Company continued to use deposits instead of higher cost borrowings to fund its obligations. During 1994, the Company prepaid certain advances which allowed it to borrow new funds at significantly lower interest rates for longer terms, thus significantly reducing the average cost of borrowings when comparing fiscal 1995 to the same period in 1994.

From 1993 to 1994, interest on borrowings declined by 13.8% or $412,000 due primarily to reductions in the average rate paid and to a lesser extent, the average balance outstanding. FHLB advance repayments during the year resulted in a reduction in the average balance from $41.0 million during 1993 to $39.6 million during 1994. In addition, the Company prepaid FHLB advances totalling $9.0 million which required the payment of prepayment penalties amounting to $70,000. This allowed the Company to borrow new funds at significantly lower interest rates for longer terms as well as to utilize lower cost deposit balances to fund its asset growth. Consequently, the average rate paid on borrowings decreased from 7.29% during 1993 to 6.51% during 1994.

In December 1994, the Company purchased a five-year $5.0 million notional amount interest rate cap providing protection if the three-month London Interbank Offering Rate ("LIBOR") exceeds 8.0%. This cap was purchased to lengthen the Company's liabilities and hedge its current interest margin. The amortization of the cap premium added approximately $37,000 to the Company's cost of funds during the year. No such expense was incurred during 1994. See Note 11 of Notes to Consolidated Financial Statements included in FFB's Annual Report for further details.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                    8

In prior years, the Company also engaged in interest rate swaps as well as Interest rate caps as hedges of short-term deposit liabilities that increased borrowing costs during the year ended December 31, 1993 by $25,000. During the first quarter of 1993, the remaining balance of prepaid cap fees totalling $85,000 was expensed since the outstanding interest rate cap contracts were considered ineffective. These hedging activities were originally intended to hedge against rising interest rates. Since general market rates decreased throughout 1993, the swaps and caps became ineffective and increased interest expense as the Company was (i) required to pay interest at a higher rate than it was receiving from the other parties to the swap agreements; and (ii) had to continue to amortize the prepaid cap fees.

PROVISION FOR LOSSES ON INTEREST-EARNING ASSETS. During 1995, $10,000 was provided for losses on one residential loan involving flood damage. During 1993 and 1994, $846,000 and $408,000, respectively, was provided for losses on interest-earning assets reflecting the Company's reduced exposure to losses on its interest-earning assets. The Company's evaluation of the adequacy of its allowance for losses included, among other things, consideration of the decrease in the level of non-performing assets. At December 31, 1995, the Company's total allowance for losses amounted to $3.7 million with $3.1 million and $596,000 allocated for general and specific reserves, respectively. See "Financial Condition - Non-performing Assets" included herein.

The following table summarizes activity related to allowances for losses on loans for the years ended December 31, 1994 and 1995:

                                    General        Specific     Total
                                   Reserves         Reserves  Reserves
                                   -----------------------------------
                                           (In Thousands)
Balance, January 1, 1994            $3,343    $     211    $   3,554
                                    --------------------------------
Charge-offs:
  Nature of collateral:
     Residential real estate            11                        11
     Commercial real estate                         189          189
     Land                               12                        12
                                    --------------------------------
     Total charge-offs                  23          189          212

   Recoveries                          (58)         (52)        (110)
                                    --------------------------------
     Net charge-offs                   (35)         137          102
   Fiscal 1994 provisions              373           35          408
   Transfers                          (102)         102
                                    --------------------------------

Balance, December 31, 1994           3,649          211        3,860
                                    --------------------------------
Charge-offs:
  Nature of collateral:

   Residential real estate                           49           49
   Commercial real estate               78                        78
   Consumer                              4                         4
                                    --------------------------------
     Total charge-offs                  82           49          131
Fiscal 1995 provisions                               10           10
Transfers                             (424)         424

                                    --------------------------------

BALANCE, DECEMBER 31, 1995          $3,143    $     596    $   3,739
                                    ================================

 Loan loss reserves to gross
    non-performing assets                                     110.82%
                                                              ======
  Loan loss reserves to
    loans receivable                                            2.14%
                                                              ======

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   9

The Company's policy as it relates to general reserves uses the guidelines prescribed in the "Interagency Policy Statement on the Allowance for Loan and Lease Losses" dated December 21, 1993 issued by the Federal Financial Institutions Examination Council ("FFIEC"). These guidelines suggest certain ratios for the establishment of general reserves depending on the classification of the asset involved as well as specific factors to be considered to subjectively determine if the assigned ratios are appropriate. Such factors include the effectiveness of management's risk identification system, asset concentrations, level and trend of delinquencies, TDRs, REO and losses thereon. Management of the Company has reviewed all of the factors and the suggested ratios to create a formula that serves as the basis for subjectively determining the necessary level for general reserves.

The general reserve is management's estimate of potential loss since there is no way to measure with certainty all of the risks inherent in the Company's balance sheet. In addition to the factors mentioned above, the subjective analysis includes such factors as past loss experience, identification of adverse situations related to borrowers, current economic conditions and collateral values. Using this methodology and all available information, management believes that its allowance for losses was adequate as of December 31, 1995. However, changing economic and market factors could result in the need to provide additions to the Company's allowance. Such additional provisions would adversely affect net income, See "Non-performing Assets" included herein and
Note 6 of Notes to Consolidated Financial Statements included in the Annual Report as well as "Business Non-performing Assets" in FFB's Form 10-KSB for additional information with respect to non-performing assets.

OTHER INCOME. From 1994 to 1995, other income increased by $957,000 or 74.9% from $1.3 million to $2.2 million. The increase in other income resulted from increases in service charges; increases in gains on sales of: loans, mortgage-backed securities available for sale, trading securities, pair-off transactions and REO; and increases in other operating income. Partially offsetting these increases were declines in loan correspondent and servicing fees as well as losses on sales of other securities available for sale.

Loan correspondent and servicing fees decreased by $39,000 from 1994 to 1995 which decline resulted from decreased activity in loans closed for correspondents. Such loans totalled $21.7 million compared to $15.1 million during 1994 and 1995, respectively. During 1995, such activity declined as the Company sold a greater portion of its residential loan originations to the Federal Home Loan Mortgage Corporation ("FHLMC") due to better pricing.

Service charges amounted to $660,000 and $771,000 for the years ended December 31, 1994 and 1995, respectively. The increase of $111,000 resulted from increased activity related to various deposit account service charges such as overdraft charges and returned check fees.

Gain on sales of loans amounted to $263,000 for the year ended December 31, 1995, compared to a loss of $133,000 for 1994. The gain during the 1995 period resulted from the increased value of the loans originated for sale in the secondary market caused by higher interest rates on newly originated fixed-rate loans. The Company sold loans to FHLMC totalling $14.1 million in exchange for cash as well as $765,000 to the Student Loan Marketing Association ("SLMA") during the year ended December 31, 1995. In addition, loans totalling $2.0 million were sold to FHLMC in exchange for two securities. The Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights", during 1995 and recorded related gains on sales of loans totalling $184,000. See Note 1 of Notes to Consolidated Financial Statements included in FFB's Annual Report for further details and a discussion of SFAS No. 122.

Gain on sales of mortgage-backed securities available for sale totalled $34,000 while losses on securities available for sale totalled $85,000 for the fiscal year ended December 31, 1995. The Company sold $1.1 million of mortgage-backed securities and $9.3 million of U.S. Treasury securities from its available for sale portfolio. These securities were sold to obtain funds for reinvestment in assets with higher yields. In addition, during the first quarter of 1995, Service First sold its ownership in equity securities at a gain of $7,000 which partially offset the losses recorded on securities available for sale. No such sales occurred during 1994.

Gains on pair-off transactions, equity securities and mutual funds amounted to $10,000 for the year ended December 31, 1995 compared to losses of $99,000 for the year ended December 31, 1994. Pair-off transactions are a type of investment in which the buyer (in this case the Company) does not take title to any security but instead enters a contract to buy and a contract to sell specific securities. The intent is to pair-off the transactions against each other before delivery to take advantage of market value movements or interest rate spreads. Gains of $6,000 experienced during 1995 resulted from the sale of equity securities held by FFB and gains of $4,000 were recorded on pair-off transac-

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                  10

tions compared to losses of $2,000 during 1994 on similar transactions. The remaining $97,000 of losses recorded during 1994 related to a decrease in the value of a mutual fund held by the Company.

Gains on sales of real estate increased by $178,000 from $87,000 to $265,000 for the years ended December 31, 1994 and 1995, respectively, due to the sale of one REO property consisting of vacant gulf-front land. The Company also recognized deferred gains on the sales of two REO properties since the loans have been performing and have appropriate loan-to-value ratios.

Other operating income increased by $246,000 from 1994 to 1995 primarily due to a $58,000 increase in rental income, a $71,000 increase in income from the Company's credit card program and a $97,000 increase in recoveries on assets. During 1995, the Company began receiving additional rent from two of its tenants upon the completion of the improvement of additional space. The increase in recoveries on assets reflects the receipt of $42,000 in full settlement of a claim against an investment brokerage firm relating to a mutual fund in which the Company had prior ownership.

Other income decreased from 1993 to 1994 by $1.6 million or 55.3% from $2.9 million to $1.3 million. The decrease in other income resulted from losses on sales of loans originated for sale, losses on mutual funds, a reduction in loan correspondent and servicing fees, as well as a decrease in other operating income. Also contributing to the decline in 1994 was the non-reocurrence of the recognition of gains on sales of mortgage-backed securities and a gain on the sale of a subsidiary which occurred in 1993. These declines were partially offset by increases in service charge income and gains on real estate sales.

Loan correspondent and servicing fees decreased by $226,000 from 1993 to 1994 due to a reduction in loans closed for correspondents (on a servicing released basis) from $30.1 million during 1993 to $21.7 million during 1994. Loan originations were negatively impacted by rising interest rates during 1994 which also affected loan correspondent activity.

Service charges (deposit account fees and certain loan fees) increased by $151,000 from $509,000 to $660,000 for the years ended December 31, 1993 and 1994, respectively, due to a higher fee structure implemented during the latter part of 1993.

Losses on sales of loans amounted to $133,000 for the year ended December 31, 1994, compared to gains of $776,000 for the same period in 1993. The gains during the 1993 period resulted from the increased value of fixed-rate loans held for sale in the secondary market. This situation was not repeated during 1994 as rates increased reducing the market value of fixed-rate loans originated at lower rates. During the year ended December 31, 1994, $18.2 million in loans were sold to the FHLMC on a servicing retained basis for a net loss (net of applicable hedging gains) of $132,000. Losses on loan sales for 1994 also included a negative fair value adjustment of $5,000 on loans held for sale partially offset by gains on student loan sales totalling $4,000. During the year ended December 31, 1993, the Company realized gains of $772,000 on sales of $38.2 million of mortgage loans sold to FHLMC while sales of $559,000 of student loans sold to SLMA resulted in gains of $4,000.

The decrease in gains on sales of mortgage-backed securities resulted from gains recorded during the second quarter of 1993 which did not recur in 1994. Though the Company holds certain mortgage-backed securities in its available for sale portfolio, none were sold during 1994 since all liquidity needs were satisfied.

For the years ended December 31, 1993 and 1994, net losses of $22,000 and $2,000 were recorded on pair-off transactions. Losses on mutual funds amounted to $97,000 during the year ended December 31, 1994. Since interest rates increased during 1994, the Company experienced a loss in the value of one mutual fund which it owned. The Company subsequently received a settlement amount of $42,000 related to allegations of fund mismanagement. (See other operating income discussion above.) No such losses were recorded during 1993.

Gains on sales of real estate (primarily REO) increased by $41,000 from $46,000 to $87,000 for the years ended December 31, 1993 and 1994, respectively, primarily due to an improved market for such sales.

On December 31, 1993, the Company sold one of its subsidiaries, Sunbird Management, for $600,000, receiving $150,000 in cash and a mortgage note for $450,000, resulting in a gain of $109,000. At one time, the Company owned a significant number of units in a condominium project located in Panama City Beach and had established this subsidiary to provide rental management services for owners of units in the complex. As a result of selling the last of these units during 1993, the activities of this subsidiary became nonincluclable for regulatory capital purposes which would have required the Company to deduct the investment in this subsidiary

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   11

from its regulatory capital when calculating compliance with tangible and core capital regulations. Based upon an analysis of the operations of the subsidiary compared to the effect on the Company's regulatory capital, management decided to sell Sunbird Management.

Other operating income decreased by $247,000 from 1993 to 1994. During 1993, other operating income included the receipt of $135,000 in full settlement of an outstanding judgment against a former borrower. Also contributing to the decline in other operating income was the decrease in income from real estate operations. During December 1993, Sunbird Management was sold and the Company ceased engaging in rental property management activities.

OPERATING EXPENSES. From 1994 to 1995, total operating expenses increased by $704,000 or 11.1% from $6.3 million to $7.0 million primarily due to increased personnel costs, occupancy and equipment expense and other operating expense. Also contributing to the increase were non-recurring expenses related to the plan of reorganization and the Company's name change. These increases were partially offset by decreases in federal deposit and other insurance premiums as well as professional fees.

Compensation and benefits increased by $309,000 from 1994 to 1995 reflecting costs relating to increased staff and other general increases in salaries for merit and promotion.

From 1994 to 1995, occupancy and equipment expense increased by $176,000 due to increased costs associated with computer services and equipment maintenance as well as certain branch renovation costs.

The expenses related to the plan of reorganization and the name change totalling $167,000 were related to legal fees, promotional costs and costs associated with the write-off of the remaining book value of the Company's existing signs and stationery.

From 1994 to 1995, deposit insurance premiums decreased by $29,000 as a result of lower premium rates of .26% of deposits during 1995 compared to .30% of deposits during 1994. This decrease was partially offset by increased average deposit balances. The savings of $33,000 in professional fees was due to decreased legal needs as non-performing assets have declined.

In addition to the insurance premiums on deposits, all institutions are charged an assessment by the OTS calculated by using an asset-based formula. The rate is dependent on whether or not an institution is considered an institution requiring more than normal supervision and is, as a result, termed troubled. In the past, the Bank was an institution which required more than normal supervision and thus was required to pay an assessment rate 50% higher than the general rate. The assessment rate is largely dependent upon the results of an institution's annual examination for safety and soundness performed by the OTS. The Bank's assessment was reviewed during its 1994 examination and was subsequently reduced. The OTS assessment expense for the years ended December 31, 1995, 1994 and 1993 was $75,000, $92,000 and $109,000, respectively.

Other operating expenses increased $125,000 from $721,000 during 1994 to $846,000 during 1995. This increase primarily reflected certain core costs associated with the Company's credit card program as well as various other consumer loan products. At December 31, 1995, the Company had issued over 1,600 credit cards carrying a total balance of $983,000.

Total operating expenses increased slightly from 1993 to 1994 by $25,000 or 0.4% primarily due to increased occupancy and equipment expense, insurance premiums and other operating expenses. Partially offsetting these increases were decreases in personnel costs and advertising expense.

Compensation and benefits decreased by $134,000 from 1993 to 1994 as a result of a reduction in total commissions paid to loan originators. As interest rates rose during 1994, the level of loan originations decreased to $58.3 million compared to $99.7 million during 1993.

From 1993 to 1994, occupancy and equipment expense increased by $73,000 due to expected increases related to computer services as well as certain branch office renovations.

Advertising costs declined by $24,000 from $322,000 for the year ended December 31, 1993 to $298,000 for the prior year due to lower training costs.

Federal deposit and other insurance premiums increased by $29,000 primarily due to increased average deposit balances, which increase was partially offset by a decrease in the deposit insurance assessment rate. Insurance premium rates decreased from .31% during 1993 to .30% during 1994.

Other operating expenses increased $87,000 from $634,000 during 1993 to $721,000 during 1994 which primarily reflected costs associated with the Company's new credit card program. The remaining increase was due to normal increases in the cost of doing business, however, none of the amounts related to these individual expenses was considered material.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   12

REAL ESTATE OWNED EXPENSES. During 1995, 1994 and 1993, the Company recorded net REO operating expense totalling $29,000, $76,000 and $91,000, respectively, the improvement being attributable to reduced expenses due to fewer REO properties owned.

During 1993 and 1994, writedowns of $1.0 million and $193,000, respectively, were recorded as a result of new appraisals and fair value analyses of certain REO properties. No such writedowns were necessary during 1995. See Note 7 of Notes to Consolidated Financial Statements included in FFB's Annual Report.

The detail of REO writedowns for the periods indicated were as follows:

                                     For the Year Ended
                                        December 31,
                                    -------------------
                                    1995    1994   1993
                                    -------------------
                                     (In Thousands)
Nature of Collateral:
Commercial real estate                     $ 131  $ 142
Undeveloped land                              62    882
                                    -------------------

Total REO writedowns                $0     $ 193 $1,024
                                    ===================

Although management of the Company believes that as of December 31, 1995, no further writedowns are necessary, changing economic factors that affect real estate market values and which are not in the Company's control could result in further writedowns of its REO. In addition, there can be no assurances that the Company will not be required to make future adjustments to its reserve and charge-off policies in response to changing economic conditions or regulatory guidelines. Such writedowns and charge-offs would adversely effect the Company's net income.

INCOME TAXES. On January 1, 1993, FFB adopted SFAS No. 109, "Accounting for Income Taxes", which requires recognition of the tax consequences of an event under the asset and liability method at the same time such event is recognized in the financial statements. Pursuant to the adoption of SFAS No. 109, no deferred taxes have been provided on the income tax reserves that arose prior to 1988 of $2.0 million as the bad debt reserves for income tax purposes are included in taxable income of later years only if the bad debt reserves are used subsequently for purposes other than to absorb bad debt losses. SFAS No. 109 requires the recognition of deferred tax consequences of differences between financial statement and income tax treatment of allowances for loan losses arising after December 31, 1987. There was no cumulative effect of adopting SFAS No. 109 on January 1, 1993 and prior years' financial statements were not restated.

For the year ended December 31, 1993, FFB recorded a tax benefit of $801,000 and adjusted the valuation allowance to $1.1 million, which, when netted against deferred tax assets of $2.2 million, resulted in net deferred tax assets of $1.1 million. For the year ended December 31, 1994, the tax benefit amounted to $608,000 while the valuation allowance was adjusted to $45,000 resulting in net deferred tax assets of $2.2 million. For the year ended December 31, 1995, income tax expense of $1.4 million was recorded on income of $3.8 million and the valuation allowance was reduced to zero. See Note 13 of Notes to Consolidated Financial Statements included in FFB's Annual Report.

In January 1993, the OTS issued Thrift Bulletin 56 adopting SFAS No. 109 for regulatory reporting purposes subject to a limitation on the amount of net deferred tax assets that can be included in regulatory capital. Net deferred tax assets represent deferred tax assets, reduced by any valuation allowances, in excess of deferred tax liabilities. Application of the limit depends on the possible sources of taxable income available to an institution to realize deferred tax assets. Deferred tax assets that can be realized from taxes paid in prior carryback years and future reversals of existing taxable temporary differences generally are not limited. To the extent that the realization of deferred tax assets depends on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards), or its tax-planning strategies, such deferred tax assets are limited for regulatory capital purposes to the lesser of the amount that can be realized within one year of the quarter-end report date, or ten percent (10%) of core capital. The Company recognized a net deferred tax asset due to future reversals of existing taxable temporary differences and estimates of future taxable income. The $1.9 million in deferred tax assets at December 31, 1995 is includable for regulatory capital purposes.

EXTRAORDINARY ITEMS. For the year ended December 31, 1993 and 1994, prepayment penalties of $80,000 and $70,000 were recorded due to the early repayment of FHLB advances. During the fourth quarter of 1994, four certificates of deposit were withdrawn prior to maturity at a total penalty cost of $4,000. The funds from the certificates of deposit were then reinvested at higher rates. No such extraordinary item occurred during fiscal 1995.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   13

INTEREST RATE SENSITIVITY

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated, based upon certain assumptions, to mature or reprice within that same time period. A gap is considered positive when the amount of interest rate sensitive assets maturing within a specific time frame exceeds the amount of interest rate sensitive liabilities maturing within that same time frame. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net income. In a rising interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a greater increase in the yield of its assets relative to the costs of its liabilities and thus an increase in the institution's net interest income, whereas an institution with a negative gap would be expected to experience the opposite results.

At December 31, 1995, total interest-bearing liabilities maturing or repricing within one year exceeded total interest-earning assets maturing or repricing within the same time period by $4.9 million representing a negative cumulative one-year gap of 1.8% of total assets compared to $2.4 million or 0.85% of total assets at December 31, 1994. The change resulted from the purchase of securities with average repricing periods or maturities of more than one year as well as the restructuring of debt and the purchase of an interest rate cap for hedging purposes. See "Interest Expense on Borrowings" included herein.

On December 31, 1995, the Company had one outstanding short position to sell a $1.0 million FHLMC 30-year 7.00% security. This trade was entered to protect the Company's mortgage loan commitments against rising interest rates. This position was settled in January 1996 at a loss of $16,500 which was recorded in December 1995. See Note 1 of Notes to Consolidated Financial Statements included in the Annual Report.

The following table summarizes the contractual maturities or repricing characteristics of the Company's interest-earning assets and interest-bearing liabilities at December 31, 1995. The table also includes management's estimate of prepayments at such date. The weighted average interest rate of each category of assets and liabilities is set forth below the respective dollar amounts. The principal balance of a fixed-rate asset is shown in the period the asset is fully satisfied or contractually due. For example, a $10.0 million fixed-rate loan balance outstanding with 120 remaining contractual payments would be shown as $10.0 million in the "More Than Five Through Ten Years" column. The full balance of adjustable- and variable-rate assets are included in the period in which such assets are first scheduled to reprice rather than in the period in which they mature.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   14


                                                   One        More Than       More Than       More Than
                                                  Year        1 through 3    3 through 5     5 through 10     More than 10
                                                 or less         Years          Years            Years           Years     Totals
                                             ---------------------------------------------------------------------------------------
                                                                            (Dollars in Thousands)
Interest-earning assets:
    Adjustable- and variable-rate
      mortgage loans, net(1) ...............   $   101,018   $     6,633   $     7,297                                 $   114,948
                                                      8.41%         7.38%         7.64%                                       8.30%
    Fixed-rate mortgage loans, net(1).......   $     1,325   $     1,981   $     1,635     $     7,391   $    34,990   $    47,322
                                                     10.42%         9.08%         9.48%           8.51%         9.01%         8.99%
    Other loans, net(1).....................   $    12,728   $        17   $       394     $        49                 $    13,188
                                                      9.89%        12.25%          9.45%          9.15%                       9.88%
    Mortgage-backed securities, net ........   $    10,549   $     9,109   $     2,979     $     4,672   $     8,620   $    35,929
                                                      7.25%         6.10%         6.73%           7.18%         6.70%         6.77%
    Other securities, net ..................   $    37,410   $     2,050                   $     5,114   $    20,888   $    65,462
                                                      6.58%         6.89%                         6.55%         6.82%         6.66%
    Other interest-earning assets ..........   $    11,418   $        99
                                                      5.81%         5.30%                                              $    11,517
    Mortgage loan prepayments(2) ...........   $     9,838   $    11,441   $     5,720     $     2,860   $   (29,859)         5.81%
                                               -----------------------------------------------------------------------------------
    Total interest-earning assets ..........   $   184,286   $    31,330   $    18,025     $    20,086   $    34,639   $   288,366
                                                      7.90%         6.91%         7.72%           7.57%         7.99%         7.83%
                                               -----------------------------------------------------------------------------------
    Interest-bearing liabilities:
    NOW/Super NOW accounts(3,4) ............   $    42,740                                               $     8.998   $    51,738
                                                      3.56%                                                     0.00%         2.94%
    Money market deposit accountS(3) .......   $    22,477                                                                  22,477
                                                      4.09%                                                                   4.09%
    Passbook/statement accounts(3,5) .......   $    11,594   $     2,319   $     3,478     $     5,798                 $    23,189
                                                      2.72%         2.72%         2.72%           2.72%                       2.72%
    Certificate accounts ...................   $   107,769   $    32,193   $     9,148     $     3,391                 $   152,501
                                                      5.32%         5.96%         6.19%           6.35%                       5.53%
    FHLB advances ..........................   $     9,600   $    13,900   $     2,121     $     5,100                 $    30,721
                                                      6.11%         5.90%         5.37%           5.95%                       5.94%
                                               -----------------------------------------------------------------------------------
    Total interest-bearing liabilities .....   $   194,180   $    48,412   $    14,747     $    14,289   $     8,998   $   280,626
                                                      4.67%         5.79%         5.25%           4.73%         0.00%         4.75%
                                               -----------------------------------------------------------------------------------
Difference between interest-earning
    assets and interest-bearing liabilities    $    (9,894)  $   (17,082)  $     3,278     $     5,797   $    25,641   $     7,740
Effect of hedging ..........................         5,000                      (5,000)
                                               -----------------------------------------------------------------------------------
Cumulative difference between
    interest-earning assets and
    interest-bearing liabilities ...........   $    (4,894)  $   (21,976)  $   (23,698)    $   (17,901)  $     7,740   $     7,740
                                               ===================================================================================
Cumulative difference as a
    percentage of total assets(6) ..........        -1.76%        -7.90%        -8.52%          -6.44%          2.78%         2.78%
                                               =====================================================================================



       Difference between interest-earning


(1)Loan amounts include $41 million in various contra assets used to reduce the amount shown on the balance sheet. Loans-in-process of $3.8 million have been netted from this schedule. See Note 6 of Notes to Consolidated Financial Statements included in the Annual Report.

(2)Represents management's estimate of prepayments on loans and securities. These amounts were not included in the calculation of the weighted average interest rates.

(3)Deposit amounts do not include accrued interest of $136,000 which is included in deposits on the balance sheet. See Note 10 of Notes to Consolidated Financial Statements included in the Annual Report.

(4)Non-interest-bearing NOW accounts are shown in the "More Than 10 Years" category since they are not interest-sensitive.

(5)Based on management's decay rate assumptions which were determined using historical passbook deposit trends. Though use of a decay rate is the acceptable method of determining repricing periods, the interest rate paid on these accounts is subject to change at any time. If the total passbook amount was included in the "One Year or Less" category, the Company's negative one-year gap ratio would be 9.2% at December 31, 1995.

(6)Total consolidated assets at December 31, 1995 amounted to $303.3 million.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   15

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY. Liquidity refers to the Company's ability to generate sufficient cash to meet the funding needs of current loan demand, savings deposit withdrawals, and to pay operating expenses. The Company is required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of United States Treasury securities, federal agency securities and other permissible investments having maturities of five years or less. Regulations currently in effect require the Company to maintain liquid assets of not less than 5% of its net withdrawable accounts plus short-term borrowings, of which short-term liquid assets must consist of not less than 1%. These levels can be changed from time to time by the OTS to reflect economic conditions. The Company's regulatory liquidity ratios at December 31, 1995 and 1994 were 10.7% and 15.7%, respectively, while the average ratios for the years ended December 31, 1995 and 1994 were approximately 15.1% and 19.0%, respectively. These ratios were significantly higher than required due to the desire to maintain shorter asset maturities in a rising rate environment.

The Company's primary sources of funds have historically consisted of deposits, amortization and prepayments of outstanding loans, borrowings from the FHLB of Atlanta and other sources, including reverse repurchase agreements, and sales of loans originated for sale. As part of its interest rate risk strategy, the Company, since 1992, has sold the majority of its fixed-rate mortgage loans originated in the secondary market.

During fiscal 1994 and 1995, the Company used its resources primarily to meet its ongoing commitments to fund maturing savings certificates and deposit withdrawals, fund existing and continuing loan commitments, and maintain its liquidity. At December 31, 1995, the total of approved loan commitments amounted to $7.1 million and the Company had $3.8 million of undisbursed loan funds. Scheduled repayments of FHLB advances in 1996 totalled $9.6 million at December 31, 1995. The amount of savings certificates which mature in fiscal 1996 totalled $107.8 million at December 31, 1995, a substantial portion of which management believes, on the basis of prior experience, will remain in the Company. See Notes 10, 12 and 14 of Notes to Consolidated Financial Statements included in the Annual Report.

CAPITAL RESOURCES. Consolidated assets of FFB totalled $278.0 million at December 31, 1994 and $303.3 million at December 31, 1995. Stockholders' equity increased from $17.6 million at December 31, 1994 to $20.6 million at December 31, 1995. The increase in stockholders' equity reflects net income of $2.4 million for the year and to a lesser extent, the issuance of common stock pursuant to the exercise of options. Also contributing to the increase in stockholders' equity was the inclusion of unrealized gains, net of income taxes, on securities available for sale of $112,000 at December 31, 1995.

At December 31, 1995, the Bank exceeded each of the OTS regulatory capital requirements as follows (dollar amounts are shown in thousands):

-----------------------------------------------------------------------------------
                                Actual                                     Actual
                               Capital   Required  Excess       Capital    Required
                                Amount    Amount    Amount      Ratio      Ratio
                               ----------------------------------------------------
Adjusted tangible capital to
  adjusted total assets        $20,018   $ 4,550   $15,468       6.6%       1.5%

Adjusted core capital to
  adjusted total assets         20,018     9,100    10,918       6.6        3.0

Total risk-based capital to
  risk-weighted assets          21,858    11,946     9,912      14.6        8.0
-----------------------------------------------------------------------------------



During 1993, the Bank operated two subsidiaries, one of which was sold as of December 31, 1993 at a gain of $109,000 (see "Results of Operations - Other Income" included herein). The remaining subsidiary, Service First, was formerly involved in real estate development which is a non-permissible activity for national banks. As a result, the Bank is required under OTS regulatory capital requirements to deduct its investment in this subsidiary from capital when calculating the Bank's regulatory capital requirements.

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   16

IMPACT OF INFLATION AND CHANGING PRICES

The Consolidated Financial Statements and related Notes included in the Annual Report have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

Unlike many industrial companies, substantially all of the assets and virtually all of the liabilities of FFB are monetary in nature. As a result, interest rates have a more significant impact on FFB's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

The accounting principles for depository institutions are currently undergoing review to determine whether the historical cost model or market-based measures of valuation is the appropriate measure for reporting the assets of such institutions in their financial statements. Any proposal recommending the latter measure is controversial because any change in applicable accounting principles which requires depository institutions to carry mortgage loans at fair market value could result in substantial losses to such institutions and increased volatility in their results of operations.

IMPACT OF REGULATORY DEVELOPMENTS AND NEW ACCOUNTING STANDARDS

The deposits of the Company are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") which, due to the large number of failed savings institutions in recent years, has been unable to attain a statutorily-required reserve ratio of 1.25% of insured deposits. The Balanced Budget Act of 1995 provided that all SAIF member institutions would pay a special one-time assessment on their deposits as of March 31, 1995 in an amount which in the aggregate would be sufficient to bring the reserve ratio in the SAIF Fund to the required level. Based on the level of reserves maintained by the SAIF Fund, it was anticipated that the amount of the special assessment required to recapitalize the SAIF was to be approximately 80 to 85 basis points of SAIF-assessable deposits. Although the Balanced Budget Act of 1995 was vetoed by the President of the United States in December 1995 for reasons which were unrelated to the recapitalization of SAIF, it is possible that some kind of legislative action will be undertaken to recapitalize the SAIF that will impact the Company's insured deposits. A one-time special assessment of 85 basis points would result in the Company incurring a pre-tax charge of approximately $2.0 million, which management believes would not affect the Company's status as a "well-capitalized" institution under applicable laws and regulations. Management of the Company currently is unable to predict whether there will be legislation to recapitalize the SAIF and, if so, whether and to what extent the Company may be assessed in order to recapitalize the SAIF.

Unless and until the SAIF is recapitalized and the insurance premiums of SAIF-insured institutions are reduced to levels which are comparable to those currently being assessed members of the Bank Insurance Fund ("BIF") administered by the FDIC, which insures the deposits of commercial banks and has attained the reserve ratio required by law, SAIF-insured institutions will have a significant, competitive disadvantage to BIF-insured institutions with respect to the pricing of loans and deposits and the ability to achieve lower operating costs. In order to reduce this competitive advantage, a number of SAIF-insured institutions recently have filed applications to establish affiliated BIF-insured institutions, which could attract deposits formerly maintained at the related SAIF-insured institution, thus reducing the institutions' overall effective rate for deposit insurance. The transfer of insured deposits from SAIF-insured institutions to BIF-insured institutions could materially reduce the deposits at SAIF-insured institutions, which could reduce the insurance assessments obtained by the SAIF and, thus, adversely affect the ability of the SAIF to resolve troubled savings institutions and to meet its other obligations. Such reduction in the assessable deposit base of SAIF could result in an increase in the amount of any one-time assessment of SAIF-insured institutions which may be imposed in order to recapitalize the SAIF.

The Balanced Budget Act of 1995 also provided for the merger of the BIF and SAIF on January 1, 1998, with such merger being conditioned upon the prior elimination of the thrift charter. The Banking Committees of the House of Representatives and the Senate in adopting the Balanced Budget Act of 1995 agreed that Congress should consider and act upon separate legislation as early as possible in 1996 to eliminate the thrift charter. If adopted, such legislation would require the Bank, as a federally chartered savings bank, to convert to a bank charter, which likely would be regulated by the Office of the Comptroller of the Currency and not the OTS, which would go out of existence, and likely would require the

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   17

Company to register as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA") and be subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Although the Company currently is unable to predict whether the existence of the thrift charter and the OTS may be the subject of future legislation and, if so, what the final contents of such legislation will be and their effects, if any, on the Company and the Bank, such legislation could result in, among other things, the Company becoming subject to the same regulatory capital requirements, activities limitations and other requirements which are applicable to bank holding companies under the BHCA. Unlike savings and loan holding companies, bank holding companies are subject to regulatory capital requirements, which generally are comparable to the regulatory capital requirements which are applicable to the Bank, and unlike unitary savings and loan holding companies such as the Company, which generally are not subject to activities limitations, bank holding companies generally are prohibited from engaging in activities or acquiring or controlling, directly or indirectly, the voting securities or assets of any company engaged in any activity other than banking, managing or controlling banks and bank subsidiaries or another activity that the Federal Reserve Board has determined, by regulation or otherwise, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

In anticipation of the possible elimination of the thrift charter through future legislation, the Balanced Budget Act of 1995 provided for the repeal of a provision of the Code which provided thrift institutions, such as the Company, which meet certain definitional tests primarily relating to their assets and the nature of their business, to establish a tax reserve for bad debts and to make annual additions thereto, which additions may, within specified limitations, be deducted in arriving at taxable income. In addition, the Balanced Budget Act of 1995 provided that a savings institution must recapture for federal income tax purposes (i.e. take into income) certain of its bad debt reserves which were previously established through deductions established under the percentage of taxable income method. It is not anticipated that these provisions, if enacted into law, would have a material adverse effect on the Company's financial condition or operations. Management of the Company currently is unable to predict whether elimination of the thrift charter and/or elimination of related tax benefits will be the subject of future legislation and, if so, what the contents of such legislation will be and its effects, if any, on the Company and the Bank.

In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." The statement generally would require all creditors to account for impaired loans, except those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate. In October 1994, the FASB issued SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures." This statement amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan. SFAS No. 118 does not change the provisions in SFAS No. 114 that require a creditor to measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the market price of the loan, or the fair value of the collateral if the loan is collateral dependent. SFAS No. 114 and SFAS No. 118 were effective for fiscal years beginning after December 15, 1994, and earlier application is encouraged. FFB adopted SFAS No. 114 as amended on January 1, 1995 which did not have a material effect on FFB's financial statements.

In October 1994, the FASB issued SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." This statement requires disclosure about derivative financial instruments - futures, forwards, swap and option contracts, and other financial instruments with similar characteristics. SFAS No. 119 requires disclosures about amounts, nature, and terms of derivative financial instruments that are not subject to SFAS No. 105 as they do not result in off-balance-sheet risk of accounting loss. It requires that a distinction be made between financial instruments held or issued for trading purposes (including dealing and other trading activities measured at fair value with gains and losses recognized in earnings) and financial instruments held or issued for purposes other than trading. It also amends SFAS Nos. 105 and 107 to require that this distinction be made in certain disclosures required by those statements. SFAS No. 119 is effective for financial statements issued for fiscal years ending after December 15, 1994. FFB adopted SFAS No. 119 as of December 31, 1995. There was no material effect on FFB'S consolidated financial statements.

On May 12, 1995, the FASB issued SFAS No. 122, "Accounting for Mortgage Servicing Rights." SFAS No. 122 amends SFAS No. 65, "Accounting for Certain Mortgage Banking Activities" to eliminate the accounting distinction between rights to service mortgage loans that are acquired through loan origination activities and those acquired through purchase transactions. When

FLORIDA FIRST BANCORP. INC. AND SUBSIDIARY                                   18

an enterprise purchases or originates mortgage loans, the cost of acquiring those loans includes the cost of the related mortgage servicing rights. If the enterprise sells or securitizes the loans and retains the servicing rights, the enterprise should allocate the total cost of the loans to the servicing rights and the loans (without the servicing rights) based on their relative fair values, if practicable. If it is not practicable to estimate fair values, the entire cost of acquiring the loans should be allocated to the mortgage loans. Any cost allocated to servicing rights should be recognized as a separate asset. SFAS No. 122 applies prospectively in fiscal years beginning after December 15, 1995; however, earlier application was encouraged. The Company adopted SFAS No. 122 during the second quarter of 1995.

MARKET PRICES AND RELATED STOCKHOLDER MATTERS

The common stock of the Company is traded on the Nasdaq National Market System under the symbol "FFPC." As of December 31, 1995, the Company had approximately 624 stockholders of record and an unknown number of broker registered shareholders and 3,358,245 shares of common stock issued and outstanding. During the third quarter of 1995, the Company established a regular dividend policy and paid a quarterly dividend which reduced stockholders' equity by $199,000. On December 19, 1995, the Company declared a quarterly dividend of $.06 per share (or $202,000) payable on January 16, 1996 to stockholders of record on January 2, 1996. No dividends were declared or paid on the Company's common stock during 1993 or 1994.

The following table sets forth the market price information as reported by Nasdaq for the common stock during the periods presented:


-----------------------------------------------------------------------
                                    Closing Sales Price Range
                            -------------------------------------------
                                    1995                  1994
                            -------------------------------------------
                            High           Low       High         Low
                            -------------------------------------------
First quarter               $5-3/4        $5          5-1/2      $4-3/4
Second quarter               6             5-3/8      6           4-3/4
Third quarter                8             7-1/4      6-1/4       5-3/8
Fourth quarter               7-3/4         7          5-7/8       4-1/2
------
-----------------------------------------------------------------------

At December 31, 1995, the stock closed at $7-3/8 with a bid price of $7 and an asked price of $7-3/4.

FLORIDA FIRST BANCORP, INC.